As filed with the Securities and Exchange Commission on May 11, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QIAGEN N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	2836	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Spoorstraat 50

5911 KJ Venlo

The Netherlands

011-31-77-320-8400

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Roland Sackers

Chief Financial Officer and Managing Director

19300 Germantown Rd.

Germantown, MD 20874

(240) 686-7700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jonathan L. Kravetz, Esquire

Daniel H. Follansbee, Esquire

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    As promptly as possible after this registration statement becomes effective and the conditions to the merger described herein have been satisfied or waived.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, EUR 0.01 par value per share	1,000,000	$17.42	$17,420,000	$534.80

(1)	Based on the ordinary shares of QIAGEN N.V. to be issued with regard to the outstanding shares of common stock of eGene, Inc. at a ratio of 0.0416 ordinary shares per share of eGene common stock.
(2)	Pursuant to Rule 457(c) and Rule 457(f)(1) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price is based upon $17.42, the average of the high and low sales trading prices of QIAGEN stock on the NASDAQ Global Select Market on May 7, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained herein is subject to completion or amendment. No securities may be sold until a registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary proxy statement/ prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful.

SUBJECT TO COMPLETION, DATED MAY 11, 2007

To the Shareholders of eGene, Inc.:

You are cordially invited to attend a special meeting of the shareholders of eGene, Inc. (“eGene”), relating to the proposed merger of eGene and QIAGEN North American Holdings, Inc. (“QNAH”), a wholly owned subsidiary of QIAGEN N.V. (“QIAGEN”), which will be held at [        ] a.m., local time, on [        ], [                    ], 2007, at eGene’s offices located at 17841 Fitch, Irvine, California. The merger agreement provides for the merger of a newly formed Nevada corporation, Electra Merger Sub, Inc. (“Merger Sub”) with and into eGene. Following consummation of the merger, eGene will continue as the surviving company and a wholly owned subsidiary of QNAH, and the separate corporate existence of Merger Sub will cease.

At this important meeting, you will be asked to consider and vote upon the following proposals, described in further detail in “The Merger” and “The Merger Agreement” sections of this proxy statement/prospectus:

1. to approve and adopt the Agreement and Plan of Merger, dated as of April 12, 2007 (which we refer to as the merger agreement), by and among QIAGEN North American Holdings, Inc., Electra Merger Sub, Inc. and eGene, Inc., as amended, and the transactions contemplated by the merger agreement; and

2. to transact any other business as may properly come before the special meeting or any adjournment of the special meeting.

The affirmative vote of a majority of the outstanding shares of eGene common stock is required to approve the merger proposal. Only eGene shareholders of record at the close of business on [                    ], 2007, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

If the merger agreement is approved by eGene’s shareholders, and the other conditions to the merger are satisfied or waived, each share of eGene common stock will be converted into the right to receive (i) $0.65 per share and (ii) 0.0416 fully paid and non-assessable ordinary shares of QIAGEN N.V., the sole stockholder of QIAGEN North American Holdings, Inc. QIAGEN N.V. ordinary shares are traded on the NASDAQ Global Select Market under the symbol QGEN and on the Frankfurt Stock Exchange, Prime Standard segment, under the symbol QIA and with the security code number 901626. The closing price QIAGEN N.V. ordinary shares on the NASDAQ Global Select Market on May 10, 2007 was $17.11.

Members of management and other stockholders of eGene owning approximately 30.99% of the currently outstanding voting securities of eGene have executed and delivered Voting Agreements pursuant to which they have contractually agreed to vote in favor of the merger, among other terms and conditions of the Voting Agreements. See the discussion of the Voting Agreements in this proxy statement/prospectus for further details. In addition, QIAGEN has purchased 580,000 shares of eGene common stock upon the exercise of purchased warrants, and will vote such shares in favor of the merger.

The eGene board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement and unanimously recommends that you vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, which are described in detail in this proxy statement/prospectus.

eGene’s directors and officers are currently not aware of any additional matters to be voted upon at the special meeting.

A list of shareholders eligible to vote at the eGene special meeting will be available for inspection at the special meeting and at the offices of eGene during regular business hours for a period of no less than ten days prior to the special meeting.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please vote as soon as possible. To vote your shares, complete, sign, date and mail your proxy card. Voting by written proxy will assure that your vote is counted at the meeting if you do not attend in person. The proxy card should be received by [                    ], 2007 in the enclosed envelope to ensure that your vote is counted at the special meeting.

Sincerely,

/s/ MING S. LIU
Ming S. Liu Chairman of the Board, Chief Executive Officer and Executive Vice President

Your vote is important. Because approval of the merger proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of eGene common stock, a failure to vote will have the same effect as a vote against these two proposals. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. Giving your proxy now will not affect your right to vote in person if you wish to attend the special meeting and vote personally.

None of the Securities and Exchange Commission, any securities commission or similar authority in The Netherlands, or any state or foreign securities commission or similar authority has approved or disapproved of the securities to be issued in connection with the merger described in this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

See “ Risk Factors” beginning on page 14 for a discussion of various factors that you should consider in connection with the merger.

This proxy statement/prospectus is dated [                    ], 2007 and is first being mailed to eGene shareholders on or about [                    ], 2007.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have questions about the merger, you may write or call the following persons. This proxy statement/prospectus incorporates important business and financial information about eGene that is not included in or delivered with this document. Upon request, we will provide this information or additional copies of this proxy statement/prospectus at no cost to you.

eGene, Inc.

17841 Fitch

Irvine, California 92614

(949) 250-8686

Attention: Investor Relations

To ensure timely delivery prior to the eGene special meeting, any request for documents should be received by [                    ], 2007.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [        ], [                    ], 2007

TO THE SHAREHOLDERS OF EGENE, INC.:

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of eGene, Inc. a Nevada corporation, will be held at [        ] a.m., local time, on [        ], [                    ], 2007, at eGene’s offices located at 17841 Fitch, Irvine, California, to consider and vote upon the following proposals:

1. to approve and adopt the Agreement and Plan of Merger, dated as of April 12, 2007 (which we refer to as the merger agreement), by and among QIAGEN North American Holdings, Inc., Electra Merger Sub, Inc. and eGene, Inc., as amended, and the transactions contemplated by the merger agreement; and

2. to transact any other business as may properly come before the special meeting or any adjournment of the special meeting.

Only holders of eGene common stock at the close of business on [                    ], 2007, the record date, or their proxies can vote at the special meeting or any adjournments or postponements that may take place. Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of eGene common stock.

eGene will not transact any other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by eGene’s board of directors. eGene’s directors and officers are currently not aware of any additional matters to be voted upon at the special meeting.

Dissenters’ rights are available under Chapter 92A.300 - 92A.500 of the Nevada Revised Statutes (which we refer to as the NRS) for the shareholders of eGene in connection with the merger. In order to exercise dissenters’ rights, eGene shareholders must deliver a written demand to eGene no later than the date of the special meeting and must not vote “FOR” approval of the merger proposal. A copy of the applicable Nevada statutory provisions are included as Annex D of the attached proxy statement/prospectus and a summary of these provisions can be found under “Dissenters’ Rights” in the attached proxy statement/prospectus.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a shareholder of record of eGene common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct it on how to vote your shares. If you do not vote, it will have the same effect as voting against the approval of the merger proposal. If you do not instruct your broker or bank how to vote or if you mark “abstain” on your proxy card, it will have the same effect as voting against the approval of the merger proposal.

Members of management and other stockholders of eGene owning approximately 30.99% of the currently outstanding voting securities of eGene have executed and delivered Voting Agreements pursuant to which they have contractually agreed to vote in favor of the merger, among other terms and conditions of the Voting Agreements. See the discussion of the Voting Agreements in this proxy statement/prospectus for further details. In addition, QIAGEN has purchased 580,000 shares of eGene common stock upon the exercise of purchased warrants, and will vote such shares in favor of the merger.

The board of directors of eGene unanimously recommends that you vote “FOR” the approval of the merger proposal.

By Order of the Board of Directors,

/s/ MING S. LIU
Ming S. Liu Chairman of the Board, Chief Executive Officer and Executive Vice President

Irvine, California

[                    ], 2007

You should rely only on the information contained in this document or on the information to which we have referred you. We have not authorized anyone to provide you with information that is different.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which it is not lawful to make an offer or solicitation or to any person to whom it is not lawful to make an offer or solicitation.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. Why is eGene proposing the merger?	A.	eGene has developed a sample separation system for nucleic acid processing that leverages and seamlessly combines with QIAGEN’s sample and assay technologies and creates novel and highly attractive molecular diagnostics solutions for QIAGEN’s customers in clinical research, applied testing and molecular diagnostics.

eGene’s Board of Directors has approved the merger agreement and has determined that the merger agreement and the merger are in the best interests of eGene and its shareholders. The Board of Directors considered, among other factors, the following reasons for the merger, and recommends the adoption of the merger and related merger transaction documents to eGene’s shareholders:

• the long-term interests of eGene and its shareholders;

• information concerning the business prospects and financial condition of eGene and QIAGEN both individually and on a combined basis;

• the strength of the prospective management members that QIAGEN could bring to eGene along with its business model;

• the terms of the merger agreement;

• the projected cash and equity value of the merger to the eGene’s shareholders;

• eGene’s need of cash resources to develop and promote its products;

• the interests, if any, of the directors and executive officers of eGene or QIAGEN in the merger;

• the likelihood that the merger would be consummated; and

• eGene’s desire to find an attractive candidate for a reorganization or merger that would be beneficial to it and its shareholders and the manufacture and sale of eGene’s products.

Q. What is being voted on?	A.	At the special meeting, eGene shareholders are voting upon the merger proposal. The merger agreement provides for the merger of the Merger Sub, a newly formed Nevada corporation, with and into eGene. Following consummation of the merger, eGene will continue as the surviving company and a wholly owned subsidiary of QNAH, and the separate corporate existence of Merger Sub will cease.

Q. What vote is required in order to approve the merger proposal?	A.	The approval of the merger proposal will require the affirmative vote of a majority of the outstanding shares of eGene’s common stock. No vote of the eGene option holders or warrant holders is necessary to approve the merger proposal, and eGene is not asking eGene option holders or warrant holders to vote on the merger proposal. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have the same effect as a vote against the merger.

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Q. What will I receive in the merger?	A.	You will receive $0.65 in cash and 0.0416 common shares of QIAGEN stock for each share of eGene common stock you own.

Q. Will the QIAGEN common shares be publicly traded?	A.	It is a condition to the merger that QIAGEN common shares issuable to eGene shareholders in the merger be approved for quotation on the NASDAQ Global Select Market. QIAGEN common shares are currently traded on the NASDAQ Global Select Market under the symbol QGEN and on the Frankfurt Stock Exchange, Prime Standard segment under the symbol QIA and with the security code number 901626.

Q. How much of QIAGEN will existing eGene shareholders own after the merger?	A.	After the merger, eGene shareholders immediately prior to the merger will own approximately 0.67% of the outstanding QIAGEN common shares, based on the number of shares of eGene common stock and QIAGEN common shares outstanding on May 1, 2007.

Q. When do you expect the merger to be completed?	A.	It is currently anticipated that the merger will be completed in the third quarter of 2007.

Q. If I am not going to attend the eGene special meeting in person, should I return my proxy card instead?	A.	Yes. After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Then return your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the eGene special meeting.

Q. What will happen if I abstain from voting or fail to vote?	A.	An abstention or failure to vote will have the same effect as a vote against the approval of the merger proposal.

Q. What do I do if I want to change my vote?	A.	Send a later-dated, signed proxy card to eGene’s’ secretary prior to the date of the special meeting or attend the special meeting in person and vote.

Q. If my shares are held in “street name” by my broker, will my broker vote my shares for me?	A.	No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Your failure to instruct your broker to vote in favor of the merger proposal will be the equivalent of voting against that proposal.

Q. Who can help answer my questions?	A.	If you have questions about the merger, you may write or call:

eGene, Inc.

17841 Fitch

Irvine, California 92614

(949) 250-8686

Attention: Investor Relations

or

QIAGEN, N.V.

Spoorstraat 50

5911 KJ Venlo, The Netherlands

(+31)-77-320-8400

Attention: Investor Relations

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SUMMARY

This summary discusses the material terms of the merger, which are described in greater detail elsewhere in this proxy statement/prospectus. You should carefully read this entire document and the other documents to which this document refers you. See “Where You Can Find More Information” (page 78).

The Companies

QIAGEN

QIAGEN began operations as a German company in 1986. On April 29, 1996, QIAGEN was incorporated as QIAGEN N.V., a public limited liability company (naamloze vennnootschap) under Dutch law as a holding company for its wholly owned subsidiaries. QIAGEN’s legal seat is in Venlo, The Netherlands. As a holding company, QIAGEN conducts its business through its subsidiaries located throughout Europe, Japan, Australia, North America and East Asia. QIAGEN’s principal executive office is located at Spoorstraat 50, 5911 KJ Venlo, The Netherlands, and its telephone number is +31-77-320-8400. QIAGEN’s website is www.qiagen.com.

Since 1986, QIAGEN has developed and marketed a broad range of proprietary products for the academic and industrial research markets, as well as for the applied testing market, which includes forensics, veterinary diagnostics, genetically modified organisms, or GMO, and other food testing, and molecular diagnostics markets. QIAGEN has experienced significant growth in the past, with a five year compound annual growth through December 31, 2006 of approximately 12% in net sales and 16% in net income, as reported under U.S. GAAP. In the last five years QIAGEN has made a number of strategic acquisitions.

eGene (page 53)

eGene is an emerging biotechnology company that has utilized the core technologies of capillary electrophoresis, microfluidics, advanced reagents liquid handling and automation to create a novel DNA/RNA analysis system for biological materials and life sciences testing. eGene’s current operations resulted from a merger of BioCal Technology, Inc., a privately held California biotechnology operating company, with and into eGene’s wholly-owned subsidiary in July of 2004. eGene’s objective and strategy is to provide new, effective and superior biological testing tools for improved decision making and deliver applications to the biotechnology, life sciences and other industries that eGene believes will have immediate commercial relevance. eGene’s principal executive office is located at 17841 Fitch, Irvine, California 92614, and its telephone number is (949) 250-8686.

The Merger (page 31)

The merger agreement provides for the merger of a newly formed Nevada corporation, Electra Merger Sub, Inc., which we refer to as Merger Sub, with and into eGene. Following consummation of the merger, eGene will continue as the surviving company and a wholly owned subsidiary of QIAGEN North American Holdings, Inc., a California corporation and wholly owned subsidiary of QIAGEN N.V., and the separate corporate existence of Merger Sub will cease. In the merger, each share of common stock of eGene will be converted into the right to receive $0.65 in cash and 0.0416 common shares of QIAGEN.

No certificates representing fractional shares of QIAGEN will be issued upon the conversion of shares of eGene common stock. Each holder of shares of eGene common stock exchanged pursuant to the merger who would otherwise be entitled to receive a fraction of a common share of QIAGEN (after taking into account all eGene certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a common share of QIAGEN multiplied by the average last reported sale price per common share of QIAGEN (rounded up to the nearest cent) on the NASDAQ Global Select Market (“NGSM”) as reported in the Wall Street Journal for the ten (10) consecutive trading days ending on the second trading day immediately prior to the closing of the merger.

eGene and QIAGEN plan to complete the merger as promptly as possible after the eGene special meeting, provided that:

•	eGene’s shareholders have approved the merger agreement; and

•	the other conditions specified in the merger agreement have been satisfied or waived.

If any other conditions have not been satisfied or waived at the time shareholder approval is obtained, the merger will be completed promptly after the remaining conditions are satisfied or waived. The merger will become effective when the agreement of merger is filed with the Secretary of State of the State of Nevada or at such later time as is specified in the agreement of merger.

The merger agreement is included as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement. It is the legal document that governs the merger. See “The Merger Agreement.”

Special Meeting of eGene Shareholders (page 28)

Date, time and place. The special meeting of the shareholders of eGene will be held at [        ] a.m., local time, on [                    ], [                    ], 2007, at eGene’s offices located at 17841 Fitch, Irvine, California, to vote on the merger proposal.

Voting Power; Record Date (page 28)

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of eGene common stock at the close of business on [                    ], 2007, which is the record date for the special meeting. You will have one vote for each share of eGene common stock you owned at the close of business on the record date. eGene options and warrants do not have voting rights and will not be entitled to vote at the special meeting.

Vote of Shareholders Required to Approve the Merger Proposal (page 30)

The approval of the merger proposal will require the affirmative vote of the holders of a majority of the outstanding shares of eGene common stock on the record date. No approval of QIAGEN shareholders is required.

At the close of business on May 4, 2007, there were 18,788,377 shares of eGene common stock outstanding, held by approximately 1,363 record holders.

Dissenters’ Rights (page 35)

Dissenters’ rights are available under Sections 92A.300 through 92A.500 of the Nevada Revised Statutes for the shareholders of eGene in connection with the merger. In general, to preserve their dissenters’ rights, eGene shareholders who wish to exercise these rights must:

•	deliver a written demand to eGene of their intent to demand payment for their shares, which must be received by eGene before the vote on the merger is taken;

•	not vote their shares of eGene common stock “FOR” approval of the merger proposal; and

•	comply with the other provisions of Sections 92A.300 through 92A.500 of the Nevada Revised Statutes.

If, after the effective time of the merger, a shareholder withdraws, fails to properly perfect or otherwise loses the right to demand payment for his, her or its shares of eGene common stock, those shares shall be treated as if they had been converted as of the effective time of the merger into the right to receive cash and QIAGEN common shares in accordance with the merger agreement.

The text of the Nevada statute governing dissenters’ rights is attached to this proxy statement/prospectus as Annex D. Your failure to comply with the procedures described in Annex D will result in the loss of your dissenters’ rights.

Proxies (page 29)

Proxies may be solicited by mail, telephone or in person.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting.

Stock Ownership (page 30)

At the close of business on May 4, 2007, directors and executive officers of eGene and their affiliates beneficially owned and were entitled to vote 3,498,133 shares of eGene’s common stock. The total of these shares represented approximately 18.6% of eGene’s outstanding common stock as of May 4, 2007.

eGene’s Board of Directors’ Recommendation (page 32)

After careful consideration, eGene’s board of directors has determined unanimously that the merger is fair to, and in the best interests of, eGene and its shareholders. eGene’s board has unanimously approved and declared advisable the merger agreement and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of the merger proposal.

Members of management and other stockholders of eGene owning approximately 30.99% of the currently outstanding voting securities of eGene have executed and delivered Voting Agreements pursuant to which they have contractually agreed to vote in favor of the merger, among other terms and conditions of the Voting Agreements. See the discussion of the Voting Agreements in this proxy statement/prospectus for further details. In addition, QIAGEN has purchased 580,000 shares of eGene common stock upon the exercise of purchased warrants, and will vote such shares in favor of the merger.

Interests of eGene Directors and Officers in the Merger (page 32)

When you consider the recommendation of eGene’s board of directors that you vote in favor of approval of the merger agreement, you should keep in mind that a number of eGene’s directors and executive officers have interests in the merger that are different from, or in addition to, your interest as a shareholder. These interests include, among other things:

•	employment agreements;

•	option termination agreement;

•	cash bonuses; and

•	director indemnification and insurance.

Conditions to the Completion of the Merger (page 46)

Conditions to eGene’s and QNAH’s obligation

Each of eGene’s and QNAH’s obligation to effect the merger is subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

•	eGene shareholders must have approved the merger agreement and the merger;

•	this registration statement must have become effective;

•	QIAGEN’s common shares issuable to eGene shareholders must have been approved for quotation on the NASDAQ Global Select Market, subject to official notice of issuance; and

•	the absence of any injunction or restraint preventing consummation of the merger.

Conditions to QNAH’s obligation

The obligation of QNAH to effect the merger is further subject to the following conditions:

•

eGene’s representations and warranties must be true and correct in all material respects on and as of the closing, except for (i) those representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects and (ii) representation and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct on and as of such particular date;

•	eGene must have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it under the merger agreement;

•

QNAH must have received evidence, in form and substance reasonably satisfactory to it, that those approvals of governmental authorities and other third parties described or required to be described in the merger agreement have been obtained;

•

there shall not have occurred since the date of the merger agreement any event or occurrence and no circumstance shall exist which, alone or together with any one or more other events, occurrences or circumstances has had, is having or could reasonably be expected to result in a material adverse effect on eGene;

•

the absence of any action, suit or proceeding pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by the merger agreement, (ii) cause any of the transactions contemplated by the merger agreement to be rescinded following consummation, or (iii) affect adversely the right of QNAH to own the shares of capital stock of eGene and to control eGene and its subsidiaries, or (iv) affect adversely the right of each of eGene or its subsidiaries to own its material assets and to operate its business in materially the same manner as such business is operated as of the date of the merger agreement (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

•	appraisal rights shall not have been exercised by more than five percent (5%) of the outstanding voting shares of eGene;

•

neither the principal executive officer nor the principal financial officer of eGene shall have failed to provide the necessary certifications in the form required under Section 302 and Section 906 of the Sarbanes-Oxley Act on any eGene SEC Reports filed with the SEC since the date of the merger agreement;

•

each of the employment agreements and non-competition, confidentiality and intellectual property agreements executed by certain officers of eGene shall be in full force and effect and none of Ming-Sun Liu, Varoujan Amirkhanian or Peter Sheu shall have repudiated, breached or anticipatorily breached any of these agreements; and

•

each of the certifications made in the founder certificates shall have been true and correct in all material respects as of the date of the merger agreement and each such certification shall be true and correct in all material respects on and as of the closing, with the same force and effect as if made on and as of the closing.

Conditions to eGene’s obligation

The obligation of eGene to effect the merger is further subject to the following conditions:

•

QNAH’s representations and warranties must be true and correct in all material respects on and as of the closing, except for (i) those representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects and (ii) representation and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct on and as of such particular date;

•	QNAH and Electra Merger Sub shall have performed or complied with all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the closing.

No Solicitation (page 45)

The merger agreement contains detailed provisions prohibiting eGene from seeking an alternative transaction. The no solicitation covenant generally prohibits eGene, as well as its officers, directors, employees, auditors, accountants, attorneys, investment bankers, financial advisors and other advisors, from continuing any discussions, negotiations or communications with respect to any takeover proposal and from taking any action to solicit a takeover proposal as described under “The Merger Agreement—No Solicitation by eGene” on page 45.

Termination, Amendment and Waiver (page 47)

The merger agreement may be terminated at any time prior to the consummation of the merger, whether before or after receipt of the eGene shareholder approval of the merger agreement, by mutual written consent of eGene, QNAH and Electra Merger Sub.

Termination by either eGene or QNAH

Either eGene or QNAH may terminate the merger agreement if:

•

the merger is not consummated on or before October 12, 2007, unless the failure to consummate the merger has been caused primarily by a breach of material obligation under the merger agreement by the party seeking to terminate the merger agreement;

•	a governmental authority issues an order or takes any other action permanently prohibiting the merger and that order or other action has become final and non-appealable; or

•	at the special meeting, the eGene shareholder approval of the merger agreement is not obtained.

Termination by QNAH

QNAH may terminate the merger agreement if:

•

Neither QNAH nor Electra Merger Sub is in material breach of its obligations under the merger agreement, and (i) at any time any of eGene’s representations and warranties contained in the merger agreement are or become untrue or inaccurate or (ii) there has been a breach by eGene of any of its covenants or agreements contained in the merger agreement, and in both case (i) and case (ii), such breach (if curable) has not been cured within fifteen (15) days after notice thereof to eGene, provided such cure period shall not extend beyond October 12, 2007; or

•	eGene’s board of directors:

•	withdraws or adversely modifies its approval or recommendation of the merger agreement or the merger;

•	has failed to reaffirm its recommendation within seven (7) days after QNAH has requested in writing that it do so; or

•	shall have (i) recommended to eGene shareholders that they approve or accept a takeover proposal or (ii) determined to accept a proposal or offer for a superior takeover proposal; or

•	eGene shall have materially breached any of its obligations described in “The Merger—No Solicitation by eGene” or related to the meeting of eGene shareholders; or

•

any third party shall have commenced a tender or exchange offer or other transaction constituting or potentially constituting a takeover proposal and eGene shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that eGene recommends rejection of such tender or exchange offer.

Termination by eGene

eGene may terminate the merger agreement if:

•

eGene is not in material breach of its obligations under the merger agreement, and (i) at any time any of QNAH’s or Electra Merger Sub’s representations and warranties contained in the merger agreement are or become untrue or inaccurate or (ii) there has been a breach by QNAH or Electra Merger Sub of any of their covenants or agreements contained in the merger agreement, and in both case (i) and case (ii), such breach (if curable) has not been cured within fifteen (15) days after notice thereof to QNAH, provided such cure period shall not extend beyond October 12, 2007; or

•	eGene is entering into an acquisition agreement for a superior takeover proposal, upon compliance with certain procedures set forth in the merger agreement.

If permitted under applicable law, either QNAH or eGene may waive conditions for the benefit of itself and its shareholders and complete the merger even though one or more of these conditions have not been met. We cannot assure you that all of the conditions will be satisfied or waived or that the merger will occur.

Termination Fee (page 47)

eGene has agreed to pay QNAH a termination fee of $250,000 if the merger agreement is terminated in the circumstances described under “The Merger Agreement—Fees and Expenses” on page 47.

Voting Agreements (page 49)

In connection with the merger and the merger agreement, certain members of management and holders of eGene common stock have entered into voting agreements, as described further under “Voting Agreements” on page 49.

NASDAQ Quotation

It is a condition to the merger that QIAGEN common shares issuable to eGene shareholders in the merger be approved for quotation on the NASDAQ Global Select Market. QIAGEN common shares are currently traded on the NASDAQ Global Select Market under the symbol QGEN and on the Frankfurt Stock Exchange, Prime Standard segment, under the symbol QIA and with the security code number 901626.

Comparison of Shareholders’ Rights (page 66)

The rights of the eGene shareholders are governed by Nevada law as well as eGene’s articles of incorporation and by-laws. After the merger, eGene shareholders will own QIAGEN common shares, and their rights will be governed by Dutch law and QIAGEN’s articles of association.

Material United States Federal Income Tax Consequences of the Merger (page 36)

Tax Consequences to eGene Shareholders

The receipt of cash and QIAGEN shares for shares of our stock in the merger will be a taxable transaction for U.S. federal income tax purposes. A shareholder generally will recognize capital gain or loss equal to the difference, if any, between the amount of cash and fair market value of QIAGEN shares received and that shareholder’s aggregate adjusted tax basis in the shares of eGene stock surrendered in exchange therefor. The gain or loss will be long-term capital gain or loss if, at the time of the completion of the merger, the holding period for such shares is more than one year. Gain or loss must be calculated separately on separate blocks of eGene stock. Long-term capital gain recognized by a shareholder who is an individual generally will be taxed at a maximum rate of 15%. Certain limitations apply to the deductibility of capital losses by U.S. persons.

We explain in more detail the United States federal income tax consequences to eGene shareholders under “The Merger—Material United States Federal Income Tax Consequences” on page 36.

Certain Regulatory Matters (page 38)

No material federal or state regulatory approvals are required in connection with the merger other than regulatory approvals that QIAGEN and eGene expect to be able to obtain in the ordinary course.

Accounting Treatment (page 38)

QIAGEN will account for the merger under the purchase method of accounting under United States generally accepted accounting principles.

Exchange of Share Certificates (page 40)

After the closing of the merger, the exchange agent appointed in connection with the merger will send a letter of transmittal and exchange instructions to eGene common shareholders for use in exchanging eGene common stock certificates for QIAGEN common shares. You should not send in your eGene stock certificates before receiving this letter of transmittal.

SELECTED HISTORICAL FINANCIAL DATA

QIAGEN

The information below should be read in conjunction with the consolidated financial statements (and notes thereto) and “Operating and Financial Review and Prospects” sections of QIAGEN’s Annual Report on Form 20-F for the year ended December 31, 2006 incorporated herein by reference.

	Years ended December 31,
	2006	2005	2004	2003	2002
	(amounts in thousands, except per share data)
Consolidated Statement of Income Data:
Net sales	$465,778	$398,395	$380,629	$351,404	$298,607
Cost of sales	139,122	122,755	125,658	118,786	96,508
Cost of sales—acquisition and restructuring related	2,046	439	1,454	3,618	—

Gross profit	324,610	275,201	253,517	229,000	202,099

Operating Expenses:
Research and development	41,560	35,780	34,351	31,068	27,438
Sales and marketing	115,942	94,312	87,506	83,005	75,086
General and administrative	48,574	40,123	41,715	41,894	41,716
Purchased in-process research and development	2,200	3,239	—	—	—
Acquisition, integration and related costs	6,061	3,213	572	—	2,848
Acquisition related intangible amortization	8,220	3,697	1,416	1,096	1,053
Relocation and restructuring costs	1,452	—	3,817	3,048	10,773

Total operating expenses	224,009	180,364	169,377	160,111	158,914

Income from operations	100,601	94,837	84,140	68,889	43,185

Other income (expense), net	5,467	2,427	(11,453)	(1,634)	(4,325)

Income before provision for income taxes and minority interest	106,068	97,264	72,687	67,255	38,860
Provision for income taxes	35,529	35,039	23,982	24,405	15,723
Minority (income) expense	—	—	—	—	(5)

Net income	$70,539	$62,225	$48,705	$42,850	$23,142

Basic net income per common share(1)	$0.47	$0.42	$0.33	$0.29	$0.16

Diluted net income per common share(1)	$0.46	$0.41	$0.33	$0.29	$0.16

Weighted average number of common shares used to compute basic net income per common share	149,504	147,837	146,658	145,832	144,795
Weighted average number of common shares used to compute diluted net income per common share	153,517	150,172	148,519	147,173	145,787

(1)	Computed on the basis described for net income per common share in Note 3 of the “Notes to Consolidated Financial Statements.”

	As of December 31,
	2006	2005	2004	2003	2002
	(amounts in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$430,357	$191,700	$196,375	$98,993	$44,893
Working capital	$566,660	$278,586	$299,029	$163,583	$111,554
Total assets	$1,212,012	$765,298	$714,599	$551,930	$454,511
Total long-term liabilities, including current portion	$536,738	$230,086	$234,138	$131,095	$112,331
Total shareholders’ equity	$566,165	$450,457	$400,376	$334,786	$263,031
Common shares, .01 EUR par value	$1,535	$1,513	$1,495	$1,485	$1,478
Shares outstanding	150,168	148,456	147,020	146,218	145,534

eGene

The information below should be read in conjunction with the consolidated financial statements (and notes thereto) beginning on page F-1 and “Operating and Financial Review and Prospects” beginning on page 59.

Consolidated Statements of Operations

for the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Revenues
Sales	$2,749,305	$1,288,419	$855,835
Services	—	5,420	2,275

Total Revenues	2,749,305	1,293,839	858,110
Cost of Goods Sold	1,025,586	586,251	455,906

Gross Profit	1,723,719	707,588	402,204

Operating Expenses
Accounting & Audit	32,503	34,254	16,656
Amortization & Depreciation	92,288	14,993	23,810
Bad Debt	11,366	—	—
Dues and Subscriptions	2,381	1,696	6,365
General Office Expenses	20,905	12,316	20,737
Insurance	49,520	68,746	65,101
Legal Expenses	67,506	52,446	83,998
Marketing Sales Expenses	423,836	94,943	85,573
Office Supplies & Equipment	14,406	16,023	21,026
Postage and Delivery	2,564	5,297	8,865
Professional Fees	131,394	245,146	129,942
Rent—Building	87,864	88,280	51,932
R & D, Manufacturing and Production	94,984	79,658	395,568
Salaries, Wages & Taxes	1,423,068	827,766	642,310
Telephone & Utilities	16,750	20,110	18,712
Warranty Expense	37,760	4,588	43,645

Total Operating Expenses	2,509,095	1,566,262	1,614,240

Net Loss from Operations	(785,376)	(858,674)	(1,212,036)
Interest and Net Other Income	2,904	1,622	5,746

Loss Before Income Taxes	(782,472)	(857,052)	(1,206,290)
Current Year Provision for Income Taxes	—	—	—

Net Loss	$(782,472)	$(857,052)	$(1,206,290)

Basic and Diluted Loss Per Share	$(0.04)	$(0.05)	$(0.10)

Weighted Average Shares Outstanding	18,343,950	15,795,736	11,748,468

Consolidated Balance Sheet

	As of December 31
	2006	2005	2004
ASSETS
Current Assets
Cash and Cash Equivalents	$209,607	$126,495	$396,780
Accounts Receivable, net of allowance	980,817	585,563	201,764
Prepaid Expense	24,507	—	17,284
Inventory	310,893	310,524	291,609

Total Current Assets	1,525,824	1,022,582	907,437
Fixed Assets
Computer Equipment	59,592	43,494	39,239
Equipment and Machinery	53,912	42,858	42,858
Furniture and Fixtures	22,537	18,413	18,413
Injection Molds	287,347	262,847	227,983
Less Accumulated Depreciation	(167,910)	(81,731)	(72,177)

Total Fixed Assets	255,478	285,881	256,316
Other Assets
Deferred Patent Costs, Net of Amortization	365,617	307,678	270,920
Other Deferred Costs, Net of Amortization	—	760	1,718

Deposits	31,744	30,682	24,848

Total Other Assets	397,361	339,120	297,486

TOTAL ASSETS	$2,178,663	$1,647,583	$1,461,239

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accounts Payable	$278,910	$124,531	$239,300
Warranty Accrual	82,448	48,233	43,645
Accrued Payroll and Related Payroll Taxes	176,121	188,128	104,296
Accrued Vacation Payable	45,546	27,085	25,689
Sales Taxes Payable	11,949	4,378	—
Current Portion of Settlement Payable	119,096	99,246	—
Short Term Loan Payable	330,000	—	—
Accrued Commission	56,295	—	—
Accrued Interest Payable	1,817	—	—

Total Current Liabilities	1,102,182	491,601	412,930
Settlement Payable—Long Term	54,622	183,642	—

Total Liabilities	1,156,804	675,243	412,930
Stockholders’ Equity
Preferred Stock—10,000,000 shares authorized; having a par value of $.001; -0- shares issued and outstanding	—	—	—
Common Stock—50,000,000 shares authorized; having a par value of $.001; 18,583,335, 18,117,517 and 14,698,233 shares issued and outstanding respectively	18,583	18,117	14,698
Paid in Capital	6,310,988	5,546,963	4,701,799
Accumulated Deficit	(5,307,712)	(4,525,240)	(3,668,188)
Prepaid Services via warrant issuance	—	(67,500)	—

Total Stockholders’ Equity	1,021,859	972,340	1,048,309

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,178,663	$1,647,583	$1,461,239

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

QIAGEN’s common shares are traded on the NASDAQ Global Select Market under the symbol QGEN and on the Frankfurt Stock Exchange, Prime Standard segment under the symbol QIA and with the security code number 901626. eGene’s common stock is traded on the OTC Bulletin Board under the symbol EGEI.

QIAGEN

The closing price for each ordinary share of QIAGEN on the NASDAQ Global Select Market on April 12, 2007, the date of the execution of the merger agreement, was $17.98. The closing price for each ordinary share of QIAGEN on May 10, 2007, the last full trading day for which high and low sales prices were available as of the date of this proxy statement/prospectus was $17.11. In conjunction with the table set forth below, you should carefully review the information presented in the section entitled “Exchange Rate Information” on page 27.

Effective July 3, 2006, QIAGEN’s common shares began trading on the NASDAQ Global Select Market under the symbol QGEN. Previously, since February 15, 2005, QIAGEN’s common shares had been quoted on the NASDAQ National Market under the symbol QGEN. Prior to that, since June 27, 1996, QIAGEN’s common shares had been quoted on the NASDAQ National Market under the symbol QGENF. The following table sets forth the annual high and low closing sale prices for the last five years, the quarterly high and low closing sale prices for the last two fiscal years, and the monthly high and low closing sale prices for the last eight months of QIAGEN’s common shares on the NASDAQ National Market and Global Select Market, as applicable.

	High ($)	Low ($)
Annual:
2002	20.81	4.51
2003	12.85	5.20
2004	15.61	8.74
2005	13.77	10.56
2006	16.15	11.72

Quarterly 2005:
First Quarter	12.70	10.56
Second Quarter	13.36	11.41
Third Quarter	13.77	11.43
Fourth Quarter	13.60	10.76

Quarterly 2006:
First Quarter	15.42	11.72
Second Quarter	15.35	12.83
Third Quarter	15.85	13.42
Fourth Quarter	16.15	14.24

Quarterly 2007:
First Quarter	17.91	15.32
Second Quarter (through May 1, 2007)	18.09	17.11

Monthly:
September 2006	15.85	14.06
October 2006	16.15	15.19
November 2006	16.00	14.24
December 2006	15.38	14.32
January 2007	17.27	15.32
February 2007	17.91	16.39
March 2007	17.60	15.52
April 2007	18.09	17.11

Since September 25, 1997, QIAGEN’s common shares were traded officially on the Frankfurt Stock Exchange, Neuer Markt under the symbol QIA and with the security code number 901626. As of January 1, 2003, the trading of QIAGEN’s common shares was transferred from the Neuer Markt segment of the Frankfurt Stock Exchange to the Prime Standard Segment of the Frankfurt Stock Exchange. The Neuer Markt segment was discontinued in 2004. The following table sets forth the annual high and low closing sale prices for the last five years, the quarterly high and low closing sale prices for the last two fiscal years, and the monthly high and low closing sale prices for the last eight months of QIAGEN’s common shares on the Neuer Markt or the Prime Standard, as applicable.

	High (EUR)	Low (EUR)
Annual:
2002	23.45	4.46
2003	12.23	4.93
2004	12.40	7.15
2005	11.43	8.20
2006	13.09	9.55

Quarterly 2005:
First Quarter	9.62	8.20
Second Quarter	10.35	9.35
Third Quarter	11.21	9.56
Fourth Quarter	11.43	9.19

Quarterly 2006:
First Quarter	13.09	9.55
Second Quarter	12.13	10.28
Third Quarter	12.35	10.58
Fourth Quarter	12.80	10.81

Quarterly 2007:
First Quarter	13.95	11.67
Second Quarter (through May 1, 2007)	13.38	12.84

Monthly:
September 2006	12.35	11.06
October 2006	12.80	12.01
November 2006	12.55	10.90
December 2006	11.69	10.81
January 2007	11.67	13.37
February 2007	13.95	12.32
March 2007	13.21	11.84
April 2007	13.38	12.84

eGene

The closing price for each share of common stock of eGene on April 12, 2007, the date of the execution of the merger agreement, was $0.94. The closing price for each share of common stock of eGene on May 10, 2007, the last full trading day for which high and low sales prices were available as of the date of this proxy statement/prospectus was $1.26. eGene’s shares of common stock have been traded on the OTC Bulletin Board (the “OTCBB”) since quarter ended December 31, 2004, under the symbol “EGEI”.

The table below sets forth the high and low sale prices of shares of eGene common stock for each of the three most recent full fiscal years since the trading commenced as reported on the OTC Bulletin Board.

Market Prices and Bid Information for Common Stock.

Bid
Quarter Ended	High	Low
January 1, 2005 through March 31, 2005	$1.15	$.51

April 1, 2005 through June 30, 2005	$1.15	$.25

July 1, 2005 through September 30, 2005	$.30	$.13

October 1, 2005 through December 31, 2005	$.41	$.17

January 1, 2006 through March 31, 2006	$2.20	$.17

April 1, 2006 through June 30, 2006	$1.50	$.56

July 1, 2006 through September 30, 2006	$.91	$.60

October 1, 2006 through December 31, 2006	$.79	$.54

January 1, 2007 through March 31, 2007	$1.20	$.65

April 1, 2007 through April 30, 2007	$1.37	$.76

This information was obtained from the National Association of Securities Dealers, Inc. or other qualified interdealer quotation medium. The foregoing quotations represent prices between dealers and do not include retail markup, markdown or commission. They do not represent actual transactions and have not been adjusted for stock dividends or splits.

The following table sets forth the reported high, low and closing sale prices of eGene common stock on the OTC Bulletin Board and QIAGEN common shares on the NASDAQ Global Select Market on April 12, 2007, the date of the execution of the merger agreement, and May 10, 2007, the last trading day before the date of this proxy statement/prospectus:

	QIAGEN Ordinary Shares			eGene Common Stock
	High	Low	Close	High	Low	Close
04/12/2007	$18.00	$17.78	$17.98	$0.98	$0.87	$0.94
05/10/2007	$17.41	$17.04	$17.11	$1.28	$1.26	$1.26

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the merger agreement.

Note regarding Forward-Looking Statements and Risk Factors

QIAGEN’s and the combined company’s future operating results may be affected by various risk factors, many of which are beyond its control. Certain of the statements included in this proxy statement/prospectus and the documents incorporated herein by reference may be forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, including statements regarding potential future net sales, gross profit, net income and liquidity. These statements can be identified by the use of forward-looking terminology such as “believe,” “hope,” “plan,” “intend,” “seek,” “may,” “will,” “could,” “should,” “would,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. Reference is made in particular to the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking statements. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. We caution investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Factors which could cause such results to differ materially from those described in the forward-looking statements include those set forth in the risk factors below. As a result, our future development efforts involve a high degree of risk. When considering forward-looking statements, you should keep in mind that the risk factors could cause our actual results to differ significantly from those contained in any forward-looking statement.

Risks Related to the Merger

If we are not successful in integrating our organizations, we will not be able to operate efficiently after the merger.

Achieving the benefits of the merger will depend in part on the successful integration of QIAGEN’s and eGene’s operations and personnel in a timely and efficient manner. This integration requires coordination of different research and development teams, marketing personnel and service organizations in multiple countries. This process will be difficult and unpredictable because of possible conflicts and different opinions on how best to run these operations. If we cannot successfully integrate our operations and personnel, we may not realize the expected benefits of the merger and we may experience increased expenses, distraction of our management personnel and customer uncertainty.

Integrating our companies may divert management’s attention away from our operations.

Successful integration of QIAGEN’s and eGene’s operations, products and personnel will place an additional burden on our management and our internal resources. Neither QIAGEN nor eGene have significant management resources upon which to draw to coordinate the integration of the two companies. As a result, the additional burden could lead to a significant diversion of management attention, which could lead to a decrease in the combined company’s operating results and thereby negatively impact the combined company’s share price.

We may incur costs to integrate eGene into QIAGEN.

Although QIAGEN has not incurred any external costs to date, upon consummation of the merger, integrating eGene’s operations, products and personnel could result in costs including the following:

•	employee redeployment, relocation or severance;

•	conversion of information systems;

•	combining teams and processes in various functional areas; and/or

•	reorganization or closures of facilities.

Failure to retain key employees could diminish the benefits of the merger.

The successful combination of QIAGEN and eGene will depend in part on the retention of key personnel of eGene, including senior research and development personnel. There can be no assurance that QIAGEN will be able to retain eGene’s key management, technical, sales and customer support personnel. Upon completion of the merger, certain members of eGene’s management will be subject to employment agreements with eGene. See the section entitled “The Merger—Interests of eGene’s Directors and Officers in the Merger.”

The merger agreement contains provisions which limit eGene’s ability to pursue alternatives to the merger and may discourage potential competing acquirers.

The merger agreement contains “no shop” provisions that, subject to limited exceptions, limit eGene’s ability to solicit, initiate, encourage, discuss, facilitate or commit to completing third-party proposals to acquire all or a significant part of eGene. In addition, the merger agreement provides that eGene must pay a break-up fee of $250,000 if the merger agreement is terminated under certain circumstances. These provisions may discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of eGene from considering or proposing such an acquisition even if it were prepared to pay consideration with a higher per share price than that proposed in the merger, or might result in a potential competing acquirer proposing to pay a lower per share price to acquire eGene than it might otherwise have proposed to pay.

You should be aware that eGene’s officers and directors have interests in the merger that are different from yours.

A number of officers and directors of eGene who recommend that you vote in favor of the merger agreement have agreements or arrangements that provide them with interests in the merger that may be different from yours and have entered into voting agreements pursuant to which they will vote their shares in favor of the merger at the special meeting. Members of eGene’s management have entered into employment agreements with eGene containing severance provisions and will receive cash bonuses upon completion of the merger. In addition, QIAGEN has agreed to maintain director and officer liability insurance for acts and omissions occurring prior to the completion of the merger. The receipt of compensation or other benefits in connection with the merger, or the continuation of indemnification arrangements for current directors and officers following completion of the merger, may influence these persons in making their recommendation that you vote in favor of adoption of the merger agreement. See the section entitled “The Merger—Interests of eGene’s Directors and Officers in the Merger.”

Risks Related to QIAGEN and the Combined Company

An inability to manage our growth, manage the expansion of our operations, or successfully integrate acquired businesses could adversely affect our business.

Our business has grown rapidly, with total net revenues increasing from $216.8 million in 2000 to $465.8 million in 2006. In 2002, we opened a research and manufacturing facility in Germantown, Maryland and manufacturing and administration facilities in Germany. Additionally, we have made several acquisitions and are likely to make more. The successful integration of acquired businesses requires a significant effort and expense across all operational areas, including sales and marketing, research and development, manufacturing, finance and administration and information technologies.

In 2003 and 2004 as part of a restructuring of our U.S operations, we relocated certain administrative, sales and marketing functions to our Maryland facility. Our earlier expansion of facilities in Maryland and Germany added production capacity and increased fixed costs. These higher fixed costs will continue to be a cost of production in the future, and until we more fully utilize the additional capacity of the facilities, our gross profit will be negatively impacted. We have also upgraded our operating and financial systems and expanded the geographic area of our operations, resulting in the hiring of new employees, as well as increased responsibility for both existing and new management personnel. The rapid expansion of our business and addition of new personnel may place a strain on our management and operational systems.

Our future operating results will depend on the ability of our management to continue to implement and improve our research, product development, manufacturing, sales and marketing and customer support programs, enhance our operational and financial control systems, expand, train and manage our employee base, integrate acquired businesses, and effectively address new issues related to our growth as they arise. There can be no assurance that we will be able to manage our recent or any future expansion or acquisition successfully, and any inability to do so could have a material adverse effect on our results of operations.

We may not achieve the anticipated benefits of acquisitions of technologies and businesses.

During the past several years we have acquired a number of companies, through which we have gained access to technologies and products that complement our internally developed product lines. In the future, we may acquire additional technologies, products or businesses to expand our existing and planned business. Acquisitions would expose us to the addition of new operating and other risks including the risks associated with the:

•	assimilation of new technologies, operations, sites and personnel;

•	application for and achievement of regulatory approvals or other clearances;

•	diversion of resources from our existing business and technologies;

•	inability to generate revenues to offset associated acquisition costs;

•	inability to maintain uniform standards, controls, and procedures;

•	inability to maintain relationships with employees and customers as a result of any integration of new management personnel;

•	issuance of dilutive equity securities;

•	incurrence or assumption of debt;

•	additional expenses associated with future amortization or impairment of acquired intangible assets or potential businesses; or

•	assumption of liabilities or exposure to claims against acquired entities.

Our failure to address the above risks successfully in the future may prevent us from achieving the anticipated benefits from any acquisition in a reasonable time frame, or at all.

Our continued growth is dependent on the development and success of new products.

The market for certain of our products and services is only about fifteen years old. Rapid technological change and frequent new product introductions are typical in this market. Our future success will depend in part on continuous, timely development and introduction of new products that address evolving market requirements. We believe successful new product introductions provide a significant competitive advantage because customers make an investment of time in selecting and learning to use a new product, and are reluctant to switch thereafter. To the extent that we fail to introduce new and innovative products, we may lose market share to our competitors, which will be difficult or impossible to regain. An inability, for technological or other reasons, to successfully develop and introduce new products could reduce our growth rate or otherwise damage our business. In the past, we have experienced, and are likely to experience in the future, delays in the development and introduction of products. We cannot assure you that we will keep pace with the rapid rate of change in life sciences research, or that our new products will adequately meet the requirements of the marketplace or achieve market acceptance. Some of the factors affecting market acceptance of new products include:

•	availability, quality and price relative to competitive products;

•	the timing of introduction of the product relative to competitive products;

•	scientists’ opinions of the products’ utility;

•	citation of the product in published research;

•	regulatory trends; and

•	general trends in life sciences research, applied markets and molecular diagnostics.

The expenses or losses associated with unsuccessful product development activities or lack of market acceptance of our new products could materially adversely affect our business, financial condition and results of operations.

eGene’s genotyping products may not achieve wide market acceptance.

eGene’s genotyping products, which it developed, have only begun to be used commercially since 2004. If these systems do not gain wide market acceptance, its revenue may grow more slowly than expected or decline. The commercial success of eGene’s genotyping products will depend upon capital spending by potential customers, and market acceptance of the merits of its genotyping capillary electrophoresis systems by biotechnology companies, academic research centers, government agencies and other companies that rely upon genotyping analyses. Market acceptance will depend on many factors, including:

•	ability to demonstrate the advantages and potential economic value of its genotyping systems over alternative established technologies;

•	capital spending by its customers and potential customers, which has been sluggish as a result of economic conditions and other industry-specific factors; and

•	ability to market its genotyping systems.

The genotyping productivity equipment market is competitive and is characterized by technological change and frequent new product introductions. The commercial success of eGene’s genotyping systems depends upon continued and expanding market acceptance of its systems and products by biotechnology companies and genomics research organizations, government agencies, and upon availability to address quickly any performance problems that its customers encounter. eGene intends to continue developing new, lower cost versions of its genotyping systems with enhanced features that address existing or emerging customer needs.

Our operating results may vary significantly from period to period.

Our operating results may vary significantly from quarter to quarter and from year to year, depending on factors such as the level and timing of our customers’ research and commercialization efforts, timing of our customers’ funding, the timing of our research and development and sales and marketing expenses, the introduction of new products by us or our competitors, competitive conditions, exchange rate fluctuations and general economic conditions. Our expense levels are based in part on our expectations as to future revenues. Consequently, revenues or profits may vary significantly from quarter to quarter or from year to year, and revenues and profits in any interim period will not necessarily be indicative of results in subsequent periods.

We depend on patents and proprietary rights that may fail to protect our business.

Our success will depend to a large extent on our ability to develop proprietary products and technologies and to establish and protect our patent and trademark rights in these products and technologies. As of December 31, 2006, we owned 89 issued patents in the United States, 56 issued patents in Germany and 327 issued patents in other major industrialized countries. In addition, at December 31, 2006, we had 452 pending patent applications and we intend to file applications for additional patents as our products and technologies are developed. However, the patent positions of technology-based companies, including QIAGEN, involve complex legal and factual questions and may be uncertain, and the laws governing the scope of patent coverage and the periods of enforceability of patent protection are subject to change. In addition, patent applications in the United States are maintained in secrecy until patents issue, and publication of discoveries in the scientific or patent literature tend to lag behind actual discoveries by several months. Therefore, no assurance can be given that patents will issue from any patent applications that we own or license or, if patents do issue, that the claims allowed will be sufficiently broad to protect our technology. In addition, no assurance can be given that any issued patents that we own or license will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide us competitive advantages.

Certain of our products incorporate patents and technologies that are licensed from third parties. These licenses impose various commercialization, sublicensing and other obligations on us. Our failure to comply with these requirements could result in the conversion of the applicable license from being exclusive to non-exclusive in nature or, in some cases, termination of the license.

We also rely on trade secrets and proprietary know-how, which we seek to protect through confidentiality agreements with our employees and consultants. There can be no assurance that any confidentiality agreements that we have with our employees, consultants, outside scientific collaborators and sponsored researchers and other advisors will provide meaningful protection for our trade secrets or adequate remedies in the event of unauthorized use or disclosure of such information. There also can be no assurance that our trade secrets will not otherwise become known or be independently developed by competitors.

We currently engage in, and may continue to engage in, collaborations with academic researchers and institutions. There can be no assurance that under the terms of such collaborations, third parties will not acquire rights in certain inventions developed during the course of the performance of such collaborations.

We are subject to risks associated with patent litigation.

The biotechnology industry has been characterized by extensive litigation regarding patents and other intellectual property rights. We are aware that patents have been applied for and/or issued to third parties claiming technologies for the separation and purification of nucleic acids that are closely related to those we use. From time to time we receive inquiries requesting confirmation that we do not infringe patents of third parties. We endeavor to follow developments in this field, and we do not believe that our technologies or products infringe any proprietary rights of third parties. However, there can be no assurance that third parties will not challenge our activities and, if so challenged, that we will prevail. In addition, the patent and proprietary rights of others could require that we alter our products or processes, pay licensing fees or cease certain activities, and there can be no assurance that we will be able to license any technologies that we may require on acceptable terms. In addition, litigation, including proceedings that may be declared by the U.S. Patent and Trademark Office or the International Trade Commission, may be necessary to respond to any assertions of infringement, enforce our patent rights and/or determine the scope and validity of our proprietary rights or those of third parties. Litigation could involve substantial cost, and there can be no assurance that we would prevail in any such proceedings.

Exchange rate fluctuations may adversely affect our business.

Since we currently market our products in over 40 countries throughout the world, a significant portion of our business is conducted in currencies other than the U.S. dollar, our reporting currency. As a result, fluctuations in value relative to the U.S. dollar of the currencies in which we conduct our business have caused and will continue to cause foreign currency transaction gains and losses. Foreign currency transaction gains and losses arising from normal business operations are charged against earnings in the period when incurred. We hedge a portion of the anticipated cash flow that we expect to exchange into other currencies, subject to our short-term financing needs. Due to the number of currencies involved, the variability of currency exposures and the potential volatility of currency exchange rates, we cannot predict the effects of exchange rate fluctuations upon future operating results. While we engage in foreign exchange hedging transactions to manage our foreign currency exposure, there can be no assurance that our hedging strategy will adequately protect our operating results from the effects of future exchange rate fluctuations.

Our ability to accurately forecast our results during each quarter may be negatively impacted by the fact that a substantial percentage of our sales may be recorded in the final weeks or days of the quarter.

The markets we serve are characterized by a high percentage of purchase orders being received in the final few weeks or even days of each quarter. Although this varies from quarter to quarter, many customers make a large portion of their purchase decisions late in each fiscal quarter, as both their budgets and requirements for the coming quarter become clearer. As a result, even late in each fiscal quarter, we cannot predict with certainty whether our revenue forecasts for the quarter will be achieved. Historically, we have been able to rely on the overall pattern of customer purchase orders during prior periods to project with reasonable accuracy our anticipated sales for the current or coming quarters. However, if our customers’ purchases during a quarter vary from historical patterns, our final quarterly results could deviate significantly from our projections. Consequently, our revenue forecasts for any given quarter may prove not to have been accurate. We may not have enough information as a result of such patterns to confirm or revise our sales projections during a quarter. If we fail to achieve our forecasted revenues for a particular quarter, our stock price could be adversely affected.

Competition in the Life Sciences market could reduce sales.

Our primary competition stems from traditional separation, purification and handling methods (“traditional” or “home-brew” methods) that utilize widely available reagents and other chemicals. The success of our business depends in part on the continued conversion of current users of such traditional methods to our nucleic acid separation and purification technologies and products. There can be no assurance, however, as to how quickly such conversion will occur.

We also have experienced, and expect to continue to experience, increasing competition in various segments of our business from companies providing pre-analytical products and other products we offer. The markets for certain of our products are very competitive and price sensitive. Other life science research product suppliers have significant financial, operational, sales and marketing resources, and experience in research and development. These and other companies may have developed or could in the future develop new technologies that compete with our products or even render our products obsolete. If a competitor develops superior technology or cost-effective alternatives to our kits and other products, our business, operating results and financial condition could be materially adversely affected.

We believe that customers in the market for preanalytical solutions and assay technologies display a significant amount of loyalty to their initial supplier of a particular product. Therefore, it may be difficult to generate sales to customers who have purchased products from competitors. To the extent we are unable to be the first to develop and supply new products, our competitive position will suffer.

Reduction in research and development budgets and government funding may result in reduced sales.

Our customers include researchers at pharmaceutical and biotechnology companies, academic institutions and government and private laboratories. Fluctuations in the research and development budgets of these researchers and their organizations for applications in which our products are used could have a significant effect on the demand for our products. Research and development budgets fluctuate due to changes in available resources, mergers of pharmaceutical and biotechnology companies, spending priorities and institutional budgetary policies. Our business could be seriously damaged by any significant decrease in life sciences research and development expenditures by pharmaceutical and biotechnology companies, academic institutions or government and private laboratories. In addition, short term changes in administrative, regulatory or purchasing-related procedures can create uncertainties or other impediments which can contribute to lower sales.

In recent years, the pharmaceutical biotech industries have undergone substantial restructuring and consolidation. Additional mergers or corporate consolidations in the pharmaceutical industry could cause us to lose existing customers and potential future customers, which could have a material adverse effect on our business, financial condition and results of operations.

A significant portion of our sales have been to researchers, universities, government laboratories and private foundations whose funding is dependent upon grants from government agencies such as the U.S. National Institutes of Health (NIH) and similar domestic and international agencies. Although the level of research funding has increased during the past several years, we cannot assure you that this trend will continue. Government funding of research and development is subject to the political process, which is inherently fluid and unpredictable. The predictability of our revenues may be adversely affected if our customers delay purchases as a result of uncertainties surrounding the approval of government or industrial budget proposals. Also, government proposals to reduce or eliminate budgetary deficits have sometimes included reduced allocations to the NIH and other government agencies that fund research and development activities. A reduction in government funding for the NIH or other government research agencies could seriously and negatively impact our business.

We heavily rely on air cargo carriers and other overnight logistics services.

Our customers within the scientific research markets typically do not keep a significant inventory of QIAGEN products and consequently require overnight delivery of purchases. As such, we heavily rely on air cargo carriers such as DHL, FedEx and Panalpina. If overnight services are suspended or delayed and other delivery carriers cannot provide satisfactory services, customers may suspend a significant amount of work requiring nucleic acid purification. If there are no adequate delivery alternatives available, sales levels could be negatively affected.

We depend on suppliers and if shipments from these suppliers are delayed or interrupted, we will be unable to manufacture our products.

We buy materials for our products from many suppliers, and are not dependent on any one supplier or group of suppliers for our business as a whole. However, key components of certain products, including certain instrumentation components and chemicals, are available only from a single source. If supplies from these vendors were delayed or interrupted for any reason, we may not be able to obtain these materials timely or in sufficient quantities or qualities in order to produce certain products and our sales levels could be negatively affected.

We rely on collaborative commercial relationships to develop some of our products.

Our long-term business strategy has included entering into strategic alliances and marketing and distribution arrangements with academic, corporate and other partners relating to the development, commercialization, marketing and distribution of certain of our existing and potential products. There can be no assurance that we will continue to be able to negotiate such collaborative arrangements on acceptable terms, or that any such relationships will be scientifically or commercially successful. In addition, there can be no assurance that we will be able to maintain such relationships or that our collaborative partners will not pursue or develop competing products or technologies, either on their own or in collaboration with others.

Doing business internationally creates certain risks for our business.

Our business involves operations in several countries outside of the United States. Our consumable manufacturing facilities are located in Germany, China, Canada and the United States, and our instrumentation facility is located in Switzerland. We also have established sales subsidiaries in the United States, Germany,

Japan, the United Kingdom, France, Switzerland, Australia, Canada, Austria, The Netherlands, Sweden, and Italy. In addition, our products are sold through independent distributors serving more than 40 other countries. We operate U.S. facilities in West Chester, Pennsylvania (sales and research and development), Valencia, California (customer service and technical service), Germantown, Maryland and San Francisco, California (manufacturing and research and development). Conducting and launching operations on an international scale requires close coordination of activities across multiple jurisdictions and time zones and consumes significant management resources. We have invested heavily in computerized information systems in order to manage more efficiently the widely dispersed components of our operations. We use SAP as our business information system to integrate most of our North American, European, and Japanese subsidiaries.

Our operations are also subject to other risks inherent in international business activities, such as general economic conditions in the countries in which we operate, overlap of different tax structures, unexpected changes in regulatory requirements, compliance with a variety of foreign laws and regulations, and longer accounts receivable payment cycles in certain countries. Other risks associated with international operations include import and export licensing requirements, trade restrictions, exchange controls and changes in tariff and freight rates. As a result of these conditions, an inability to successfully manage our international operations could have a material adverse impact on our operations.

We have made investments in and are expanding our business into emerging markets and regions, which exposes us to new risks.

During 2006 and 2005 we began expanding our business in emerging markets in Asia and we expect to continue to focus on growing our business in these regions. In addition to the currency and international operation risks described above, our international operations are subject to a variety of risks including risks arising out of the economy, the political outlook and the language and cultural barriers in countries where we have operations or do business. In many of these emerging markets, we may be faced with several risks that are more significant than in the other countries in which we have a history of doing business. These risks include economies that may be dependent on only a few products and are therefore subject to significant fluctuations, weak legal systems which may affect our ability to enforce contractual rights, possible exchange controls, unstable governments, privatization actions or other government actions affecting the flow of goods and currency. In conducting our business we move products from one country to another and may provide services in one country from a subsidiary located in another country. Accordingly, we are vulnerable to abrupt changes in customs and tax regimes that may have significant negative impacts on our financial condition and operating results.

Our business in countries with a history of corruption and transactions with foreign governments increases the risks associated with our international activities.

As we operate and sell internationally, we are subject to the U.S. Foreign Corrupt Practices Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. We have operations, agreements with third parties and make sales in countries known to experience corruption. Further international expansion may involve more exposure to such practices. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees, consultants, sales agents or distributors that could be in violation of various laws including the FCPA, even though these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and our employees, consultants, sales agents or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.

Our success depends on the continued employment of our key personnel, any of whom we may lose at any time.

Our senior management consists of an Executive Committee comprised of our most senior executives responsible for core functions, the Chairman of which is Mr. Peer Schatz, our Chief Executive Officer. The loss of Mr. Schatz or any of our Managing Directors could have a material adverse effect on us. Further, although we have not experienced any difficulties attracting or retaining key management and scientific staff, our ability to recruit and retain qualified skilled personnel will also be critical to our success. Due to the intense competition for experienced scientists from numerous pharmaceutical and biotechnology companies and academic and other research institutions, there can be no assurance that we will be able to attract and retain such personnel on acceptable terms. Our planned activities will also require additional personnel, including management, with expertise in areas such as manufacturing and marketing, and the development of such expertise by existing management personnel. The inability to recruit such personnel or develop such expertise could have a material adverse impact on our operations.

Our business may require substantial additional capital, which we may not be able to obtain on terms acceptable to us, if at all.

Our future capital requirements and level of expenses will depend upon numerous factors, including the costs associated with:

•	our marketing, sales and customer support efforts;

•	our research and development activities;

•	the expansion of our facilities;

•	the consummation of possible future acquisitions of technologies, products or businesses;

•	the demand for our products and services; and

•	the refinancing of debt.

We currently anticipate that our short-term capital requirements will be satisfied by the results of operations. However, we have outstanding loan facilities at December 31, 2006 of approximately $496 million, of which $6.6 million is due in June 2008, $39.6 million is due in annual installments from June 2006 through June 2011, $150.0 million which will become due in August 2011, and $300.0 million which will become due in May 2013. To the extent that our existing resources are insufficient to fund our activities, we may need to raise funds through public or private debt or equity financings. No assurance can be given that such additional funds will be available or, if available, can be obtained on terms acceptable to us. If adequate funds are not available, we may have to reduce expenditures for research and development, production or marketing, which could have a material adverse effect on our business. To the extent that additional capital is raised through the sale of equity or convertible securities, the issuance of such securities could result in dilution to our shareholders.

Our strategic equity investments may result in losses.

We have made and may continue to make strategic investments in complementary businesses as the opportunities arise. We periodically review the carrying value of these investments for impairment, considering factors such as the most recent stock transactions, book values from the most recent financial statements, and forecasts and expectations of the investee. The results of these valuations may fluctuate due to market conditions and other conditions over which we have no control. Estimating the fair value of non-marketable equity investments in life science companies is inherently subjective. If actual events differ from our assumptions and other than temporary unfavorable fluctuations in the valuations of the investments are indicated, it could require a write-down of the investment. This could result in future charges on our earnings that could materially impact our results of operations. It is uncertain whether or not we will realize any long term benefits from these strategic investments.

We have a significant amount of long-term debt which may adversely affect our financial condition.

We have a significant amount of debt which carries with it significant debt service obligations. A high level of indebtedness increases the risk that we may default on our debt obligations. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our debt or that future working capital, borrowings or equity financing will be available to repay or refinance such debt. If we are unable to generate sufficient cash flow to pay the interest on our debt, we may have to delay or curtail our research and development programs. The level of our indebtedness among other things could:

•	make it difficult for us to make required payments on our debt;

•	make it difficult for us to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

•	make us more vulnerable in the event of a downturn in our business.

Changing government regulations may adversely impact our business.

We and our customers operate in a highly regulated environment characterized by continuous changes in the governing regulatory framework. Genetic research activities as well as products commonly referred to as “genetically engineered,” such as certain food and therapeutic products, are subject to governmental regulation in most developed countries, especially in the major markets for pharmaceutical and diagnostic products (i.e., the European Union, the United States, and Japan). In the recent past, several highly publicized scientific successes (most notably in the areas of genomic research and “cloning”) have stirred a public debate in which ethical, philosophical and religious arguments have been raised against an unlimited expansion of genetic research and the use of products developed thereby. As a result of this debate, some key countries might increase the existing regulatory barriers; this, in turn, could adversely affect the demand for our products and prevent us from fulfilling our growth expectations. Furthermore, there can be no assurance that any future changes of applicable regulations will not require further expenditures or an alteration, suspension or liquidation of our operations in certain areas, or even in their entirety.

Changes in the existing regulations or adoption of new requirements or policies could adversely affect our ability to sell our approved products or to seek to introduce new products in other countries in the world. Sales volumes of certain of our products in development may be dependent on commercial sales by us or by our customers of diagnostic and pharmaceutical products, which will require pre-clinical studies and clinical trials and other regulatory clearance. Such trials will be subject to extensive regulation by governmental authorities in the United States, including the Food and Drug Administration (FDA), international agencies and agencies in other countries with comparable responsibilities. These trials involve substantial uncertainties and could impact customer demand for our products. In addition, certain of our products, especially products intended for use in in-vitro diagnostics applications, are dependent on regulatory or other clearance. For example, since the European Union Directive 98/79/EC on in vitro diagnostic medical devices, or EU-IvD-D, went into effect on December 7, 2003, all products and kits which are used for in vitro diagnostic applications and which are sold after this date have to be compliant with this European directive. In addition to high risk products such as HIV testing systems (list A of Annex II of the directive) or blood glucose testing systems (list B of Annex II of the directive), nucleic acid purification products which are used in diagnostic workflows are affected by this new regulatory framework. The major goals of this directive are to standardize the diagnostic procedures within the European Union, to increase reliability of diagnostic analysis and to enhance patients’ safety through the highest level of product safety. These goals are expected to be achieved by the enactment of a large number of mandatory regulations for product development, production, quality control and life cycle surveillance. Our failing to obtain any required clearance or approvals may significantly damage our business in such segments. Additionally, we may be required to incur significant costs to comply with laws and regulations in the future, and changes or additions to existing laws or regulations may have a material adverse effect upon our business, financial condition and results of operations.

We are subject to various laws and regulations generally applicable to businesses in the different jurisdictions in which we operate, including laws and regulations applicable to the handling and disposal of hazardous substances. We do not expect compliance with such laws to have a material effect on our capital expenditures, earnings or competitive position. Although we believe that our procedures for handling and disposing of hazardous materials comply with the standards prescribed by applicable regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result, and any such liability could have a material adverse effect on us.

Risk of price controls is a threat to our profitability.

The ability of many of our customers to successfully market their products depends in part on the extent to which reimbursement for the costs of these products is available from governmental health administrations, private health insurers and other organizations. Governmental and other third party payers are increasingly seeking to contain health care costs and to reduce the price of medical products and services. Therefore, the biotechnology, diagnostics and pharmaceutical industries are exposed to the potential risk of price controls by these entities. If there are not adequate reimbursement levels, the commercial success of our customers and, hence, of QIAGEN itself, could be adversely affected.

Our business exposes us to potential liability.

The marketing and sale of our products and services for certain applications entail a potential risk of product liability, and, although we are not currently subject to any material product liability claims, there can be no assurance that product liability claims will not be brought against us. Further, there can be no assurance that our products will not be included in unethical, illegal or inappropriate research or applications, which may in turn put us at risk of litigation. We currently carry product liability insurance coverage, which is limited in scope and amount, but which we believe is currently appropriate for our purposes. There can be no assurance, however, that we will be able to maintain such insurance at reasonable cost and on reasonable terms, or that such insurance will be adequate to protect us against any or all potential claims or losses.

Our holding company structure makes us dependent on the operations of our subsidiaries.

We were incorporated under Dutch law as a public limited liability company (naamloze venootschap) and we are organized as a holding company. Currently, our material assets are the outstanding shares of our subsidiaries. We, therefore, are dependent upon payments, dividends and distributions from our subsidiaries for funds to pay our operating and other expenses and to pay future cash dividends or distributions, if any, to holders of our common shares. The lending arrangements entered into by QIAGEN GmbH limits the amount of distributions that can be made by QIAGEN GmbH to QIAGEN N.V. during the period the borrowings are outstanding. This facility will expire in June 2011. Dividends or distributions by subsidiaries to us in a currency other than the U.S. dollar may result in a loss upon a subsequent conversion or disposition of such foreign currency, including a subsequent conversion into U.S. dollars.

Risks Related to QIAGEN Common Shares

Our common shares may have a volatile public trading price.

The market price of the common shares since our initial public offering in September 1996 has increased significantly and been highly volatile. In the past two fiscal years, the closing price of our common shares has ranged from a high of $16.15 to a low of $10.56 on the NASDAQ National Market System, and a high of EUR 13.09 to a low of EUR 8.20 on the Frankfurt Stock Exchange. In addition to overall stock market fluctuations, factors which may have a significant impact on the market price of the common shares include:

•	announcements of technological innovations or the introduction of new products by us or our competitors;

•	developments in our relationships with collaborative partners;

•	quarterly variations in our operating results or those of companies related to us;

•	changes in government regulations or patent laws;

•	developments in patent or other proprietary rights;

•	developments in government spending for life sciences related research; and

•	general market conditions relating to the diagnostics, applied testing, pharmaceutical and biotechnology industries.

The stock market has from time to time experienced extreme price and trading volume fluctuations that have particularly affected the market for technology-based companies and that have not necessarily been related to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of our common shares.

Holders of our common shares will not receive dividend income.

We have not paid cash dividends since our inception and do not anticipate paying any cash dividends on our common shares for the foreseeable future. Although we do not anticipate paying any cash dividends, any cash dividends paid in a currency other than the U.S. dollar will be subject to the risk of foreign currency transaction losses. Investors should not invest in our common shares if they are seeking dividend income; the only return that may be realized through investing in our common shares is through the appreciation in value of such shares.

Shareholders who are United States residents could be subject to unfavorable tax treatment.

We may be classified as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes if certain tests are met. Our treatment as a PFIC could result in a reduction in the after-tax return to the holders of common shares and would likely cause a reduction in the value of such shares. If we were determined to be a PFIC for U.S. federal income tax purposes, highly complex rules would apply to our U.S. shareholders. We would be considered a PFIC with respect to a U.S. shareholder if for any taxable year in which the U.S. shareholder held the common shares, either (i) 75% or more of our gross income for the taxable year is passive income; or (ii) the average value of our assets (during the taxable year) which produce or are held for the production of passive income is at least 50% of the average value of all assets for such year. Based on our current income, assets and activities, we do not believe that we are currently a PFIC. No assurances can be made, however, that the IRS will not challenge this position or that we will not subsequently become a PFIC.

Future sales of our common shares could adversely affect our stock price.

Future sales of substantial amounts of our common shares in the public market, or the perception that such sales may occur, could adversely affect the market price of the common shares. As of December 31, 2006, we had outstanding 150,167,540 common shares plus 11.7 million additional shares subject to outstanding stock options, of which 11.5 million were then exercisable. A total of approximately 17.7 million common shares are reserved and available for issuances under our stock plan, including those shares subject to outstanding stock options. The resale of common shares issued in connection with the exercise of certain stock options are subject to some restrictions. All of our outstanding common shares are freely saleable except shares held by our affiliates, which are subject to certain limitations on resale. Additionally, holders of notes issued by QIAGEN Finance (Luxembourg) S.A. and QIAGEN Euro Finance (Luxembourg) S.A. are entitled to convert their notes into approximately 26.9 million common shares, subject to adjustments in certain cases.

Provisions of our Articles of Association and Dutch law and an option we have granted may make it difficult to replace or remove management and may inhibit or delay a takeover.

Our Articles of Association, or Articles, provide that our shareholders may only suspend or dismiss our managing and supervisory directors against their wishes with a vote of two-thirds of the votes cast representing more than 50% of the outstanding shares unless the proposal was made by the joint meeting of the Supervisory Board and the Managing Board in which case a simple majority is sufficient. They also provide that if the members of our Supervisory Board and our Managing Board have been nominated by the joint meeting of the Supervisory Board and Managing Board, shareholders may only overrule this nomination with a vote of two-thirds of the votes cast representing more than 50% of the outstanding shares. Certain other provisions of our Articles allow us, under certain circumstances, to prevent a third party from obtaining a majority of the voting control of our shares by issuing preference shares. Pursuant to these provisions and pursuant to the resolution adopted by our general meeting on June 16, 2004, our Supervisory Board is authorized to issue preference shares or grant rights to subscribe for preference shares if (i) a person has (directly or indirectly) acquired or has expressed a desire to acquire, more than 20% of our issued share capital, or (ii) a person holding at least a 10% interest in our share capital has been designated as a hostile person by our Supervisory Board. If the Supervisory Board opposes an intended take-over and authorizes the issuance of preference shares, the bidder may withdraw its bid or enter into negotiations with the Managing Board and /or Supervisory Board and agree on a higher bid price for our shares.

In 2004 we also granted an option to a Foundation (Stichting), subject to the conditions described in the paragraph above, which allows the Foundation to acquire preference shares from us. The option enables the Foundation to acquire such number of preference shares as equals the number of our outstanding common shares at the time of the relevant exercise of the right less one share. When exercising the option and exercising its voting rights on such shares, the Foundation must act in our interest and the interests of our stakeholders. The purpose of the Foundation option is to prevent or delay a change of control that would not be in the best interests of us and our stakeholders.

United States civil liabilities may not be enforceable against us.

We are incorporated under the laws of The Netherlands and substantial portions of our assets are located outside of the United States. In addition, certain members of our Managing and Supervisory Boards, our officers and certain experts named herein reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such other persons, or to enforce outside the U.S. judgments obtained against such persons in U.S. courts, in any action, including actions predicated upon the civil liability provisions of U.S. securities laws. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, rights predicated upon the U.S. securities laws. There is no treaty between the United States and The Netherlands for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would not be directly enforceable in The Netherlands. However, if the party in whose favor such final judgment is rendered brings a new suit in a competent court in The Netherlands, such party may submit to the Dutch court the final judgment which has been rendered in the United States. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds which are internationally acceptable and that proper legal procedures have been observed, the Dutch court will, in principle, give binding effect to the final judgment which has been rendered in the United States unless such judgment contravenes Dutch principles of public policy. Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce against us, members of our Managing or Supervisory Boards, officers or certain experts named herein who are residents of The Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the federal securities laws. In addition, there is doubt as to whether a Dutch court would impose civil liability on us, the members of our Managing or Supervisory Boards, our officers or certain experts named herein in an original action predicated solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in The Netherlands against us or such members, officers or experts, respectively.

EXCHANGE RATE INFORMATION

QIAGEN publishes its financial statements in U.S. dollars. In this proxy statement/prospectus, references to “dollars” or “$” are to U.S. dollars, and references to “EUR” or the “euro” are to the European Monetary Union euro. Except as otherwise stated herein, all monetary amounts in this proxy statement/prospectus have been presented in U.S. dollars.

The exchange rate used for the euro was the noon buying rate of the euro in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Board of New York. This rate at May 1, 2007, was $1.3600 per EUR 1.

THE EGENE SPECIAL MEETING

eGene Special Meeting

We are furnishing this document to you as part of the solicitation of proxies by the eGene board of directors for use at the special meeting in connection with the proposed merger. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

We will hold the special meeting at [        ] a.m., local time, on [        ], [                    ], 2007, at eGene’s offices located at 17841 Fitch, Irvine, California, to vote on the merger proposal.

Purpose of the Special Meeting

At the special meeting, we are asking holders of eGene common stock to approve the merger proposal. The eGene board of directors:

•	has unanimously determined that the merger is fair to and in the best interests of eGene and its shareholders;

•	has unanimously approved and declared advisable the merger agreement; and

•	unanimously recommends that eGene common shareholders vote “FOR” the approval of the merger proposal.

Record Date; Who is Entitled to Vote

The “record date” for the special meeting is [                    ], 2007. Record holders of eGene common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. At the close of business on May 4, 2007, there were 18,788,377 outstanding shares of eGene common stock held by approximately 1,363 shareholders of record.

Each share of eGene common stock is entitled to one vote per share at the special meeting.

eGene’s issued and outstanding options and warrants do not have voting rights. Accordingly, record holders of eGene options and warrants will not be entitled to vote at the special meeting.

Voting Your Shares

General

Each share of eGene common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of eGene common stock of which you are the record holder. There are two ways to vote the shares of eGene common stock of which you are the record holder at the special meeting:

•

You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the eGene board “FOR” the approval of the merger proposal.

•

You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a properly executed “legal proxy” from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

If you do not vote the shares of eGene common stock of which you are the record holder in any of the ways described above, it will have the same effect as a vote against the approval of the merger proposal.

Abstentions

Abstentions have the same effect as a vote against the approval of the merger proposal.

Voting Shares that Are Held in Street Name

If your shares are held in street name, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not give your broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the merger proposal. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Broker non-votes have the same effect as a vote against the approval of the merger proposal.

If your shares are held in street name and you wish to vote those shares in person at the special meeting, you must obtain from your broker holding your eGene common stock a properly executed “legal proxy” identifying you as a eGene shareholder, authorizing you to act on behalf of the broker at the special meeting and identifying the number of shares with respect to which the authorization is granted.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	You may send a letter addressed to the secretary of eGene stating that you would like to revoke your earlier proxy;

•	You may send another proxy card with a later date; or

•	You may attend the special meeting, revoke your proxy, and vote in person.

Notices to the secretary of eGene should be addressed to Secretary, eGene, Inc., 17841 Fitch, Irvine, California 92614.

If you hold your shares through a broker, you must give new instructions to your broker prior to the special meeting or obtain a properly executed “legal proxy” from your broker to revoke your prior instructions and vote in person at the special meeting.

Quorum

A quorum of shares is necessary to hold a valid meeting. A quorum will exist if holders of at least a majority of the aggregate voting power represented by the shares of common stock of eGene outstanding on the record date are present in person or represented by proxy at the special meeting. eGene will treat shares of common stock represented by a properly signed and returned proxy, including abstentions and broker non-votes, as present at the meeting for purposes of determining the existence of a quorum.

Adjournment

If a quorum is not present or represented by a properly signed and returned proxy at the special meeting, eGene’s by-laws permit an adjournment of the meeting by a vote of a majority of the shares present in person or represented by a properly signed and returned proxy, without notice other than announcement at the meeting, until a quorum is present or represented. If sufficient votes to constitute a quorum are not received by the date of the special meeting, we anticipate that the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies in order to obtain a quorum. If sufficient votes to constitute a quorum, but not to approve the merger proposal, are received by the date of the special meeting, the special meeting may be adjourned in order for additional proxies to be solicited (such that the merger proposal can be approved).

Vote Required

The approval of the merger proposal will require the affirmative vote of the holders of a majority of the shares of eGene common stock outstanding on the record date.

If you do not vote, either in person or by proxy or by voting instruction, it will have the same effect as a vote against the approval of the merger proposal. If you abstain from voting by marking “ABSTAIN” on your proxy card or if you hold your shares in street name and fail to instruct your broker how to vote your shares, it will have the same effect as a vote against the approval of the merger proposal.

Solicitation Costs

eGene and QIAGEN shall share equally the cost of printing and mailing this proxy statement/prospectus.

eGene is soliciting proxies on behalf of the eGene board of directors. This solicitation is being made by mail but also may be made by telephone or in person. eGene and its respective directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. These persons will not be paid for doing this.

eGene will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. eGene and QIAGEN will reimburse these banks, brokers and other institutions, nominees and fiduciaries upon request for their reasonable expenses.

Exchange of Share Certificates

You should not send stock certificates with your proxies.

Transmittal documents for the surrender of eGene common stock certificates in exchange for QIAGEN common shares and cash will be mailed to the holders of eGene common stock as soon as practicable after the effective time of the merger.

Stock Ownership

At the close of business on May 4, 2007, directors and officers of eGene and their affiliates beneficially owned 3,498,133 shares of eGene common stock. The total of these beneficially owned shares represented approximately 18.6% of the eGene common stock outstanding on that date.

Members of management and other stockholders of eGene owning approximately 30.99% of the currently outstanding voting securities of eGene have executed and delivered Voting Agreements pursuant to which they have contractually agreed to vote in favor of the merger, among other terms and conditions of the Voting Agreements. See the discussion of the Voting Agreements in this proxy statement/prospectus for further details. In addition, QIAGEN has purchased 580,000 shares of eGene common stock upon the exercise of purchased warrants, and will vote such shares in favor of the merger.

THE MERGER

The discussion in this document of the merger and the principal terms of the Agreement and Plan of Merger, dated as of April 12, 2007, among QIAGEN North American Holdings, Inc., Electra Merger Sub, Inc. and eGene, Inc., as amended, is subject to, and is qualified in its entirety by reference to, the merger agreement. A copy of the merger agreement is attached as Annex A to this document and is incorporated in this document by reference.

General Description of the Merger

On April 12, 2007, an Agreement and Plan of Merger, referred to as the merger agreement, was executed and delivered between eGene, Inc., Electra Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of QIAGEN North American Holdings, Inc., a California corporation, and QIAGEN North American Holdings, Inc., pursuant to which Merger Sub will merge with and into eGene, eGene shall continue as the surviving corporation and a wholly-owned subsidiary of QNAH and the separate corporate existence of Merger Sub shall cease. The merger agreement was amended on May 11, 2007 to revise Section 1.7(a) in order to comply with certain technical aspects of Dutch law. Additional agreements and documents reviewed and adopted by eGene’s Board of Directors and which are discussed below included, but were not limited to: separate Voting Agreements for members of management and others; the Employment Agreements and Non-Competition Agreements with Messrs. Liu and Amirkhanian, directors and executive officers of eGene; the Employment Agreement and Non-Solicitation Agreement with Peter Sheu, eGene’s CFO; the Founders Certificate requiring the signatures of Messrs. Liu and Amirkhanian; the Option Termination Agreement to be signed by holders of all outstanding options to acquire common stock of eGene; eGene’s Disclosure Letter required by Section 2 of the merger agreement; and the proposed press release regarding the merger (collectively, with other applicable agreements or documents referenced in the merger agreement or any of these agreements, referred to as the merger transaction documents). Capitalized terms herein shall have the meanings ascribed to them in the merger transaction documents unless otherwise defined herein.

Members of management and other shareholders owning approximately 30.99% of the currently outstanding voting securities of eGene have executed and delivered Voting Agreements pursuant to which they have contractually agreed to vote in favor of the merger, among other terms and conditions of the Voting Agreements. See the discussion of the Voting Agreements below. In addition, QIAGEN has purchased 580,000 shares of eGene common stock upon the exercise of purchased warrants, and will vote such shares in favor of the merger.

The gross Merger Consideration, consisting of approximately 48% cash and 52% shares of QIAGEN Stock (as defined below), is approximately $34,000,000, less all liabilities of eGene, including the employee bonuses discussed below and anticipated borrowing prior to closing of $250,000, and anticipated expenses of the merger, and assumes the cancellation of all outstanding options on a net issuance basis and the exercise of all outstanding warrants to acquire common stock of eGene in accordance with their terms. The net Merger Consideration is approximately $32,578,999, $15,551,999 in cash and $17,027,000 in QIAGEN stock that will be issued under this registration statement upon its effectiveness.

Background of the Merger

The terms of the merger agreement are the result of arm’s-length negotiations between representatives of eGene and QIAGEN. The following is a brief discussion of the background of these negotiations, the merger and related transactions.

Each of the boards of directors of QIAGEN and eGene continually review their companies’ results of operations and position in the industries in which they operate. In connection with these reviews, both QIAGEN and eGene from time to time have evaluated potential acquisitions or combinations that would further their strategic objectives.

In August 2006, QIAGEN and eGene entered into discussions regarding a possible business combination. After signing a letter of intent on December 26, 2006, representatives of each company conducted mutual due diligence sessions and on April 12, 2007, the parties executed the merger agreement. QIAGEN was the only merger candidate that eGene had material discussions with regarding a potential merger or acquisition.

Recommendation of the eGene Board

After careful consideration, eGene’s board of directors has determined unanimously that the merger is in the best interests of eGene and its shareholders. eGene’s board of directors has approved and declared advisable the merger agreement, and unanimously recommends that you vote or give instructions to vote “FOR” the approval of the merger proposal.

In considering the recommendation of the eGene board with respect to the merger agreement, you should be aware that certain of the directors and officers of eGene have interests in the merger that are different from, or are in addition to, the interests of eGene shareholders. Please see the section entitled “Interests of eGene Directors and Officers in the Merger” below.

Interests of eGene Directors and Officers in the Merger

In considering the recommendation of the board of directors of eGene to vote for the approval of the merger agreement, you should be aware that certain members of the eGene board have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of eGene shareholders generally.

Management Employment Agreements, Non-Compete Agreements and Non-Solicitation Agreements

The following is a brief summary of the material terms and provisions of management Employment Agreements, Non-Competition Agreements or Non-Solicitation Agreements, all of which are contingent on the closing of the merger, and is qualified in its entirety by reference to the respective Employment Agreements, Non-Competition Agreements and Non-Solicitation Agreements that have been filed as exhibits to eGene’s Current Report on Form 8-K on April 18, 2007.

Ming-Sun Liu (“Liu”) Employment Agreement and Non-Competition Agreement

The Employment Agreement is: (i) for an initial term of two years that will be extended yearly or terminate if not extended within 60 days of the two year anniversary date (the “Term”); (ii) for full-time employment as Executive Director, Analytical Systems and General Manager, Orange County Site; (iii) with a base salary of $160,000 annually, subject to potentially receiving a 25% performance bonus, determined in the sole discretion of eGene and based 33.3% on Employee performance and 66.6% on eGene’s financial achievement, and a 25% retention bonus, if the initial term is fulfilled and eGene achieves its milestone goals established by it; (iv) 10,000 share grant of QIAGEN stock, vesting immediately, at the strike price to be determined on the last business day of the month hired; (v) customary health and other fringe benefits; (vi) severance compensation, in for the remaining Term, if terminated without cause or for good reason; (vii) and with customary confidentiality provisions.

The Non-Competition Agreement provides that Liu: (i) shall not, for a period of two years, directly or indirectly, except on behalf of QNAH, become associated with a competitive activity, that includes but is not limited to a number of named competitors of QNAH; (ii) shall keep all confidential information of QNAH strictly confidential, and not to use any confidential information for his use or benefit or the benefit of any other; (iii) all ideas, copyrights and patents of Liu developed during his employment and for two years thereafter that relate to the business activities of QNAH shall be the sole and exclusive property of QNAH; (iv) he will cooperate in all respects with QNAH to obtain any patents, trademarks, copyrights and Inventions resulting therefrom; (v) he has agreed to injunctive relief in the enforcement of the Non-Competition Agreement; and the Non-Competition Agreement is governed by the laws of the State of California.

Varoujan D. Amirkhanian (“Amirkhanian”) Employment Agreement and Non-Competition Agreement

Amirkhanian’s Employment Agreement and Non-Competition Agreement are substantially the same in all material respects as the Liu Employment Agreement and Non-Competition Agreement, with the exception that his base salary under his Employment Agreement is $155,000, and his title is Director, Development and Operations Analytical Systems.

Peter Sheu (“Sheu”) Employment Agreement and Non-Solicitation Agreement

Sheu’s Employment Agreement is substantially the same in all material respects as the Liu Employment Agreement, with the exception that: (i) it has an initial term of 18 months; (ii) his base salary under his Employment Agreement is $130,000; (iii) his title is Controller; (iv) his year end bonus is limited to $15,000; (v) his retention bonus is limited to 20%; and (vi) there is no equity grant in QIAGEN stock.

The Non-Solicitation Agreement of Sheu prohibits him from directly or indirectly soliciting, except on behalf of QNAH, eGene or their respective subsidiaries and affiliates, for a period of two years from the termination of his Term of employment: (i) any person who is an employee of QNAH, eGene or any of their respective affiliates; or (ii) any customers, business partners of affiliates of QNAH, eGene or any of their respective current or future successors, with the intent of encouraging or inducing any to terminate, restrict or otherwise limit its or their business relationship with QNAH, eGene or any of their current or future successors. It also requires Sheu to keep all confidential information of QNAH strictly confidential, and not to use any confidential information for his use or benefit or the benefit of any other; provides that all ideas, copyrights and patents of Sheu developed during his employment and for two years thereafter that relate to the business activities of QNAH shall be the sole and exclusive property of QNAH; that he will cooperate in all respects with QNAH to obtain any patents, trademarks, copyrights and inventions resulting therefrom; (v) that he has agreed to injunctive relief in the enforcement of the Non-Competition Agreement; and the Non-Competition Agreement is governed by the laws of the State of California.

Option Termination Agreements

The following is a brief summary of the material terms and provisions of the Option Termination Agreement, all contingent on the closing of the merger, and is qualified in its entirety by reference to Form of the Option Termination Agreement that has been filed as an exhibit to eGene’s Current Report on Form 8-K on April 18, 2007.

•	Immediately prior to and contingent upon the closing of the merger, each signatory’s options will be cancelled for a cash payment of $1.36, less any exercise price payable by the option holder.

•	Optionee agrees not to exercise any options held until the earlier of July 31, 2007, the termination of the merger agreement or the closing of the merger.

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Customary representations about ownership, non-exercise, agreement to supply tax forms for withholding obligations and knowledge, skill and experience in business, financial and investment matters sufficient to evaluate the transactions contemplated by the merger agreement are also made by the option holder, and the governing law is the law of the State of California.

Cash Bonuses

Subject to the closing of the merger, the Board of Directors has adopted and eGene shall pay the following cash bonuses to members of its management and $260,000 to be shared by 12 employees. These bonuses were part of the negotiations that led to the final computation of the Merger Consideration under the merger agreement, and they are the net cash portion of the Merger Consideration outlined above.

Position	Employee	Bonus
CEO	Ming-Sun Liu	$130,000
Exec. VP & Director	Varoujan D. Amirkhanian	$130,000
CFO	Peter Sheu	$80,000
BOD	SC Lu	$60,000
12 Employees	Employees	$260,000

TOTAL		$660,000

Directors and Officers Indemnification and Insurance

QIAGEN has agreed to maintain director and officer liability insurance for acts and omissions occurring prior to the completion of the merger covering officers and directors of eGene for at least two years following the completion of the merger.

The eGene Board was aware of these agreements and arrangements during its deliberations on the merits of the merger and in determining to recommend to the shareholders of eGene that they vote for the approval of the merger agreement.

eGene’s Reasons for the Merger

eGene’s Board of Directors has approved the merger agreement and has determined that the merger agreement and the merger are in the best interests of eGene and its shareholders. The Board of Directors considered, among other factors, the following reasons for the merger, and recommends the adoption of the merger and related merger transaction documents to eGene’s shareholders:

•	the long-term interests of eGene and its shareholders;

•	information concerning the business prospects and financial condition of eGene and QIAGEN both individually and on a combined basis;

•	the strength of the prospective management members that QIAGEN could bring to eGene along with its business model;

•	the terms of the merger agreement;

•	the projected cash and equity value of the merger to the eGene’s shareholders;

•	eGene’s need of cash resources to develop and promote its products;

•	the interests, if any, of the directors and executive officers of eGene or QIAGEN in the merger;

•	the likelihood that the merger would be consummated; and

•	eGene’s desire to find an attractive candidate for a reorganization or merger that would be beneficial to it and its shareholders and the manufacture and sale of eGene’s products.

The above discussion of the material factors considered by the eGene Board of Directors is not intended to be exhaustive, but does set forth the principal factors considered by the eGene Board of Directors. The eGene Board of Directors collectively reached the unanimous conclusion to approve the merger agreement in light of the various factors described above and other factors that each member of the eGene Board of Directors felt were appropriate. In view of the wide variety of factors considered by the eGene Board of Directors in connection with the evaluation of the merger and the complexity of these matters, the eGene Board of Directors did not consider it practical, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the eGene Board of Directors made its recommendation based on the totality of the information presented to it and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

QIAGEN’s Reasons for the Merger

In concluding that the merger is in the best interests of QIAGEN and its shareholders, and in approving the merger agreement and the transactions contemplated by the merger agreement (including the merger), the QIAGEN Supervisory Board and Managing Board considered and reviewed with senior management, as well as its financial and legal advisors, a number of factors. Principal among these factors is QIAGEN’s belief that by combining eGene and QNAH it can create substantially more shareholder value than could be achieved by QNAH on its own. The QIAGEN Supervisory Board and Managing Board also considered the following:

•	eGene provides an exciting separation technology based on capillar electrophoresis that significantly improves the speed for nucleic acid separation and analysis;

•	eGene’s broad portfolio of technologies is highly synergistic to QIAGEN’s sample and assay technologies, including genetic analyzer instruments and catridge kits/consumables;

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eGene’s technology is expected to increase the value of QIAGEN’s sample and assay technologies for QIAGEN’s customers by improving quality control of QIAGEN sample technologies and read out for QIAGEN assay technologies; and

•	eGene’s technology has broad potential in applications and market segments already addressed by QIAGEN, including molecular diagnostics, biomedical research and pharmaceutical industry.

The QIAGEN Supervisory Board and Managing Board did not consider it practicable to, nor did they attempt to, quantify or otherwise assign relative weights to the specific factors it considered in coming to its conclusion. The foregoing discussion of the factors considered by the QIAGEN Supervisory Board and the Managing Board is not meant to be exhaustive, but includes the material factors considered by the QIAGEN Supervisory Board and Managing Board.

Dissenters’ Rights

eGene shareholders are entitled to dissenters’ rights in the proposed merger under Nevada Revised Statutes (“NRS”) 92A.300 - 92A.500. A copy of the statutes is attached to this information statement as Appendix D. eGene shareholders who are considering exercising dissenters’ rights should review NRS 92A.300 - 92A.500 carefully, particularly the steps required to perfect dissenters rights. Set forth below is a summary of the steps to be taken by a holder of record to exercise dissenters’ rights. This summary should be read in conjunction with the full text of NRS 92A.410 to 92A.480.

Under Nevada Revised Statute 92A.380, stockholders may dissent from some corporate actions and the corporation must pay fair value for their shares if it is determined that the merger consideration is not fair value. Shareholders may dissent if a corporation wants to merge with another corporation. To exercise your right to dissent:

•	before the effective date of the merger, you must deliver written notice to the eGene Secretary stating that you intend to demand payment for your shares if the merger with QNAH is completed; and

•	you must NOT vote your shares in favor of the merger.

If you send written notice of your intent to demand payment if the merger is effected, eGene must send you a written dissenter’s notice within 10 days after the merger is effective telling you:

•	where your demand for payment must be sent and where and when your stock certificates must be deposited;

•	the date by which eGene must receive the demand, which must be between 30 and 60 days after notice of delivery, and providing you;

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a form to demand payment, including the date the merger was first announced to the news media or to the shareholders, by which date you must have acquired beneficial ownership of your shares in order to dissent; and

•	the applicable sections of the Nevada Revised Statutes.

YOUR FAILURE TO DEMAND PAYMENT IN THE PROPER FORM OR DEPOSIT YOUR CERTIFICATES AS DESCRIBED IN THE DISSENTER’S NOTICE WILL TERMINATE YOUR RIGHT TO RECEIVE PAYMENT FOR YOUR SHARES. YOUR RIGHTS AS A SHAREHOLDER WILL CONTINUE UNTIL THOSE RIGHTS ARE CANCELED OR MODIFIED BY THE COMPLETION OF THE MERGER.

Within 30 days of receipt of a properly executed demand for payment, eGene must pay you what it determines to be the fair value of your shares plus accrued interest. Payment must be accompanied by specific financial records of eGene, a statement of eGene’s fair value estimate, an explanation of how interest was calculated, information regarding your right to challenge the fair value estimate, and copies of relevant portions of the Nevada Revised Statutes.

Within 30 days from the date eGene made or offered payment for your shares, you may notify eGene in writing of your own fair value estimate or reject the offer, and demand the difference. Failure to demand the difference or reject the offer and demand payment of fair value plus interest within 30 days of receipt of payment or offer to pay terminates your right to challenge eGene’s calculation of fair value.

If we cannot agree on fair market value within 60 days after eGene receives a stockholder demand, eGene must commence legal action seeking court determination of fair market value. If eGene fails to commence a legal action within the 60 day period, it must pay each dissenter whose demand remains unsettled the amount demanded. Proceedings instituted by eGene will be in the district court in Las Vegas, Nevada. Costs of legal action will be assessed against eGene, unless the court finds that the dissenter acted arbitrarily, in which case costs will be equitably distributed by the court. Attorney fees may be divided in the court’s discretion among the parties.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTIONS 92A.300 THROUGH 92A.500 OF THE NEVADA REVISED STATUTES MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A SHAREHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT). IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF NRS CHAPTER 92A, EGENE SHAREHOLDERS WHO ARE CONSIDERING OBJECTING TO THE MERGER SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

Material United States Federal Income Tax Consequences

The following general discussion summarizes the material U.S. federal income tax consequences under the Internal Revenue Code of 1986, as amended, or the Code, of the merger to holders of eGene shares who are “U.S. persons,” as defined below, for U.S. federal income tax purposes and who hold their shares of eGene stock as a capital asset within the meaning of Section 1221 of the Code.

A holder of eGene stock is a “U.S. person” if the holder is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that is created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•

a trust whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of eGene stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding shares of eGene stock, and partners in a partnership holding shares of eGene stock, should consult their tax advisors.

This section does not discuss all of the U.S. federal income tax considerations that may be relevant to a particular shareholder in light of his or her individual circumstances or to shareholders subject to special treatment under the federal income tax laws, including, without limitation:

•	brokers or dealers in securities or foreign currencies;

•	shareholders who are subject to the alternative minimum tax provisions of the Code;

•	tax-exempt organizations;

•	shareholders who are not U.S. persons;

•	expatriates;

•	shareholders that have a functional currency other than the U.S. dollar;

•	banks, mutual funds, financial institutions or insurance companies;

•	shareholders who acquired eGene stock in connection with stock option or stock purchase plans or in other compensatory transactions;

•	traders in securities that elect to use a mark-to-market method of accounting; or

•	shareholders who hold eGene stock as part of an integrated investment, including a straddle, hedge, or other risk reduction strategy, or as part of a conversion transaction or constructive sale.

No ruling has been or will be sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger, and the following summary is not binding on the Internal Revenue Service or the courts. This discussion is based upon the Code, its legislative history, regulations, judicial authority, rulings and decisions in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. This summary does not address the tax consequences of the merger under state, local or foreign laws or under U.S. federal tax law other than income tax law.

Our shareholders are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger, including any applicable federal, state, local and foreign tax consequences.

Subject to the limitations and qualifications referred to herein, the following U.S. federal income tax consequences should generally result from the merger.

Tax Consequences to eGene Shareholders

Cash and QIAGEN Shares Received with Respect to Shares Held

The receipt of cash and QIAGEN shares for shares of eGene stock in the merger will be a taxable transaction for U.S. federal income tax purposes. A shareholder generally will recognize capital gain or loss equal to the difference, if any, between the amount of cash and fair market value of QIAGEN shares received and that shareholder’s aggregate adjusted tax basis in the shares of eGene stock surrendered in exchange therefor.

The gain or loss will be long-term capital gain or loss if, at the time of the completion of the merger, the holding period for such shares is more than one year. Gain or loss must be calculated separately on separate blocks of eGene stock. Long-term capital gain recognized by a shareholder who is an individual generally will be taxed at a maximum rate of 15%. Certain limitations apply to the deductibility of capital losses by U.S. persons.

Backup Withholding

If you are a non-corporate holder of eGene stock, you may be subject to information reporting and backup withholding at the rate of 28% with respect to a payment of cash in connection with the merger. You will not be subject to backup withholding, however, if you:

•

furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the completion of the merger (or the appropriate Form W-8, as applicable); or

•	are otherwise exempt from backup withholding, provided that you may be required to certify your exempt status.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

The preceding discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the merger. You are urged to consult your own tax advisor as to the specific consequences of the merger to you, including tax return reporting requirements, the applicability and effect of federal, state, local, foreign and other tax laws and the effects of any proposed changes in the tax laws.

Certain Regulatory Matters

No material federal or state regulatory approvals are required in connection with the merger other than regulatory approvals that QIAGEN and eGene expect to be able to obtain in the ordinary course.

Accounting Treatment

The merger will be accounted for under the purchase method of accounting in accordance with United States generally accepted accounting principles.

THE MERGER AGREEMENT

The following summary of the material provisions of the merger agreement is qualified by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this document and is incorporated in this document by reference. eGene shareholders are encouraged to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

Structure of the Merger

At the effective time of the merger, Merger Sub will be merged with and into eGene. eGene will continue as the surviving company and become a wholly owned subsidiary of QNAH.

Appointment of Trust Company

Prior to the closing, QNAH shall designate a bank or trust company reasonably acceptable to eGene to act as exchange agent in the merger (the “Exchange Agent”). When and as needed, QNAH shall make available to the Exchange Agent for exchange (through such procedures as QNAH may reasonably adopt) sufficient cash and shares of QIAGEN stock to be exchanged pursuant to Section 1.7 of the merger agreement.

Closing and Effective Time of the Merger

The closing of the merger shall take place at a time and on a date to be mutually agreed upon by the parties, which date shall be no later than the second business day following the satisfaction or waiver of the conditions described below under “The Merger Agreement—Conditions to the Completion of the Merger”, unless the parties agree in writing to another time and date.

The merger will become effective at the time the articles of merger are filed with the Secretary of State of the State of Nevada, or at a later date and time agreed to by the parties and set forth in the articles of merger.

Merger Consideration

In the merger, each share of eGene’s common stock issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive (i) $0.65 per share and (ii) 0.0416 fully paid and non-assessable ordinary shares of QIAGEN, the sole stockholder of QNAH and a corporation organized under the laws of The Netherlands that is a “reporting issuer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whose reports and registration statements can be accessed in the Edgar archives of the Securities and Exchange Commission (the “SEC”). The shares of QIAGEN stock to be issued in the merger will be issued pursuant to this registration statement upon its effectiveness.

Each option to acquire shares of eGene’s common stock shall be cancelled and extinguished at the Effective Time and shall become the right to receive $1.36, less the option exercise price, as outlined in Section 1.9 of the merger agreement, and each option holder shall be required to execute and deliver the Option Termination Agreement described above under Option Termination Agreements. Outstanding warrants must be exercised in accordance with their terms to receive the Merger Consideration.

Dissenters’ Rights

Dissenters’ rights are available under Sections 92A.300 through 92A.500 of the Nevada Revised Statutes for the shareholders of eGene in connection with the merger. In general, to preserve their dissenters’ rights, eGene shareholders who wish to exercise these rights must:

•	deliver a written demand to eGene of their intent to demand payment for their shares, which must be received by eGene before the vote on the merger is taken;

•	not vote their shares of eGene common stock “FOR” approval of the merger proposal; and

•	comply with the other provisions of Sections 92A.300 through 92A.500 of the Nevada Revised Statutes.

If, after the effective time of the merger, a shareholder withdraws, fails to properly perfect or otherwise loses the right to demand payment for his, her or its shares of eGene common stock, those shares shall be treated as if they had been converted as of the effective time of the merger into the right to receive cash and QIAGEN common shares in accordance with the merger agreement.

The text of the Nevada statute governing dissenters’ rights is attached to this proxy statement/prospectus as Annex D. Your failure to comply with the procedures described in Annex D will result in the loss of your dissenters’ rights.

Exchange of Certificates

Exchange Agent

Prior to the closing, QNAH shall designate a bank or trust company reasonably acceptable to eGene to act as Exchange Agent in the merger. When and as needed, QNAH shall make available to the Exchange Agent for exchange (through such procedures as QNAH may reasonably adopt) sufficient cash and QIAGEN shares to be exchanged pursuant to the merger agreement.

Exchange Procedures

Promptly after the closing, the Surviving Corporation shall cause to be mailed to each holder of record certificate or certificates which immediately prior to the closing represented outstanding shares of eGene common stock whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the eGene certificates shall pass, only upon delivery of eGene certificates to the Exchange Agent and shall be in such form and have such other provisions as QNAH may reasonably specify) and instructions for use in effecting the surrender of the eGene certificates in exchange for cash representing the Merger Consideration. Upon surrender of an eGene certificate for cancellation to the Exchange Agent, together with the completed and executed letter of transmittal and any other requested documents, the holder of such eGene certificate shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole QIAGEN shares that such holder has the right to receive and (B) a check for the cash consideration that such holder is entitled to receive, including any cash consideration, any cash in lieu of fractional QIAGEN shares, and any dividends or other distributions to which such holder is entitled pursuant to the merger agreement, and eGene certificate so surrendered shall be cancelled. Any portion of the QIAGEN shares and cash deposited with the Exchange Agent, which remains undistributed to the holders of the shares of eGene common stock for six (6) months after the closing, shall be delivered to QNAH, upon demand, and any holders of shares of eGene common stock who have not yet surrendered their stock certificates shall thereafter look only to QNAH and only as general creditors thereof for payment of their claim for QIAGEN common shares, cash consideration or any cash in lieu of fractional QIAGEN shares and any dividends or distributions with respect to QIAGEN shares to which such holders may be then entitled. Any portion of the cash deposited with the Exchange Agent remaining unclaimed by holders of eGene common stock as of the date which is immediately prior to the date that such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by law, become the property of QNAH free and clear of any claims or interest of any person previously entitled thereto.

Distributions With Respect to Unexchanged Shares

No dividends or other distributions, declared or made after the closing with respect to QIAGEN shares with a record date after the closing, will be paid to the holder of any unsurrendered shares of eGene common stock with respect to the QIAGEN shares represented thereby and no cash in lieu of fractional QIAGEN shares shall be paid to any such holder until the holder of record of such eGene certificate shall surrender such eGene certificate. Subject to law, following surrender of any such eGene certificate, there shall be paid to the holder of record of such eGene certificate representing the whole number of QIAGEN shares to be issued in exchange therefor, without interest, at the time of such surrender, the applicable cash consideration, any cash in lieu of fractional QIAGEN shares and any dividends or other distributions with a record date after the closing theretofore paid with respect to such whole number of QIAGEN shares.

Transfers of Ownership

If any certificate for QIAGEN shares or check is to be issued in a name other than that in which the eGene certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the eGene certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, accompanied by all documents reasonably requested or required by QNAH to evidence and effect such transfer, and that the stockholder requesting such exchange shall have paid to QNAH, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a check or certificate for QIAGEN shares any name other than that of the registered holder of the certificate surrendered, or established to the reasonable satisfaction of QNAH or any agent designated by it that such tax has been paid or is otherwise not payable.

Withholding of Tax

QNAH, Surviving Corporation or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to the merger agreement to any holder of shares of eGene common stock such amounts as QNAH (or any affiliate of QNAH (as defined in Rule 13e-3(a)(i) of the Exchange Act, an “Affiliate”), including the Surviving Corporation) or the Exchange Agent shall determine in good faith they are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by QNAH, Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of the merger agreement as having been paid to the holder of the shares of eGene common stock with respect to whom such deduction and withholding were made by QNAH.

Fractional Shares

No certificate or scrip representing fractional QIAGEN shares shall be issued upon the surrender of eGene certificates for exchange, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of QNAH. Each holder of shares of eGene common stock exchanged pursuant to the merger who would otherwise be entitled to receive a fraction of a QIAGEN share (after taking into account all eGene certificates delivered by such holder) shall receive from QNAH, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a QIAGEN share multiplied by the Closing Average. For purposes of the merger agreement, the “Closing Average” shall be the average last reported sale price per share of QIAGEN ordinary shares (rounded up to the nearest cent) on the NASDAQ Global Select Market as reported in the Wall Street Journal, or, if not reported therein, any other authoritative source reasonably selected by QNAH) for the ten (10) consecutive trading days ending on the second trading day immediately prior to the closing.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by eGene regarding:

•	organization and qualification;

•	subsidiaries;

•	capital structure;

•

authority, due execution, absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transactions, and required filings;

•	receipt of all required consents and approvals;

•	accuracy and timeliness of SEC filings, and maintenance and evaluation of disclosure controls and procedures;

•	absence of undisclosed liabilities;

•	absence of certain changes or events since December 31, 2006;

•	agreements, contracts and commitments;

•	compliance with applicable laws;

•	receipt of all material permits;

•	litigation and product liability;

•	restrictions on business activities;

•	employee benefit plans;

•	labor and employment matters;

•	accuracy of information supplied for inclusion in this registration statement and proxy statement/prospectus;

•	properties and assets;

•	insurance;

•	taxes;

•	environmental matters;

•	intellectual property;

•	brokers;

•	certain business practices;

•	government contracts;

•	relationships with customers and suppliers;

•	interested party transactions; and

•	full disclosure.

QNAH also makes representations to eGene regarding:

•	organization and qualification;

•

authority, due execution, absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transactions, and required filings;

•	compliance with applicable laws;

•	litigation;

•	accuracy and timeliness of SEC filings and financial statements;

•	accuracy of information supplied for inclusion in this registration statement and proxy statement/prospectus;

•	interim operations of Merger Sub;

•	financing;

•	QIAGEN common shares; and

•	full disclosure.

Materiality and Material Adverse Effect

Many of the representations and warranties made by eGene or QNAH are qualified by materiality or material adverse effect. For the purposes of the merger agreement, a material adverse effect means any change, event or effect that is materially adverse to the business, assets, condition, results of operations or reasonably foreseeable prospects of eGene and its subsidiaries, taken as a whole.

A change, event or effect is excluded from having a material adverse effect if it is solely attributable to:

•	general economic conditions worldwide; or

•	conditions resulting from the announcement of the merger agreement or pendency of the merger and other transactions contemplated by the merger agreement.

Interim Operations of eGene

eGene has agreed that during the period between April 12, 2007 and the closing of the merger of termination of the merger agreement it and its subsidiaries shall: (i) conduct its business only in the ordinary course of business, consistent with past practice and according to the plans and budgets previously made available to QNAH; (ii) not take any action, or fail to take any action, except in the ordinary course of business, consistent with past practice; and (iii) use its best efforts to preserve intact its business organization, properties and assets, keep available the services of its officers, employees and consultants, maintain in effect all material contracts and preserve its relationships, customers, licensees, suppliers and other persons with which it has business relations. eGene has further agreed not to do any of the following, and cause its subsidiaries not to do any of the following, without the prior written consent of QNAH:

•

amend their Articles of Incorporation, Bylaws or other equivalent organizational documents, or otherwise alter their corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

•

issue, sell or transfer any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of eGene or any of its subsidiaries (except for the issuance of shares of eGene common stock pursuant to the exercise of eGene stock warrants);

•	redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of eGene or interest in or securities of any of its subsidiaries;

•

sell, transfer, pledge or dispose of any material properties, facilities, equipment or other assets except for sales of obsolete inventory and equipment in the ordinary course of business in an amount not exceeding $25,000 individually or $50,000 in the aggregate;

•

declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of its capital stock or other equity interests (except that a wholly owned subsidiary of eGene may declare and pay cash dividends to eGene);

•

split, combine or reclassify any shares of its capital stock or other securities or equity interests, or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock or equity interests;

•

sell, transfer, lease, license, sublicense, mortgage, pledge or dispose of any eGene intellectual property rights, or amend or modify in any material respect any existing agreements with respect to any eGene intellectual property rights;

•

acquire (by merger, consolidation, acquisition of stock or assets or otherwise) an interest in any corporation, limited liability company, partnership, joint venture or other business organization or division thereof;

•

incur indebtedness in an aggregate amount in excess of $250,000, or issue any debt securities or assume, guarantee (other than guarantees of bank debt of eGene’s subsidiaries entered into in the ordinary course of business), or endorse or otherwise as an accommodation become responsible for the obligations of any person, or make any loans, advances or enter into any financial commitments, except in the ordinary course of business and as otherwise permitted under any loan or credit agreement to which eGene or any of its subsidiaries is a party as of April 12, 2007;

•	authorize any capital expenditures in excess of $50,000 in the aggregate;

•

take or permit to be taken any action to: (A) increase the compensation payable to its officers or employees, except for increases in salary or wages required by agreements entered into prior to April 12, 2007 or otherwise in the ordinary course of business consistent with past practice; (B) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, its officers; (C) grant any severance or termination pay to, or enter into any employment or severance agreement with, any employee; (D) enter into any collective bargaining agreement; or (E) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees;

•	hire any employees or make any changes to its personnel or business policies;

•

change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by statutory accounting principles or GAAP;

•	create, incur, suffer to exist or assume any lien on any of its material properties, facilities or other assets;

•

(A) enter into any material contract; (B) modify, amend or terminate, or transfer or assign in any material respect, any material contract or waive, release or assign any material rights or claims under such contract; (C) enter into or extend any lease with respect to real property or (D) initiate or participate in any new research, clinical trials or development programs;

•

enter into any agreement, or amend the terms of any existing agreement, which grants to any person exclusive supply, manufacturing, production, marketing or distribution rights with respect to any of its products or technologies;

•	make any tax election or settle or compromise any material federal, state, local or foreign tax liability, or agree to an extension of a statute of limitations with respect thereto;

•

pay, discharge, satisfy or settle any material litigation or waive, assign or release any rights or claims with respect thereto, other than settlements in the ordinary course of business involving only the payment of non-material amounts of cash and no admission being made with respect to (A) any criminal wrongdoing or (B) the invalidity or unenforceability of, or any infringement with respect to, any eGene intellectual property rights;

•	accelerate or otherwise amend the terms of any outstanding options under the eGene Stock Plan;

•

fail to maintain in full force and effect all insurance policies currently in effect, or permit any of the coverage thereunder to lapse, in each case without simultaneously securing replacement insurance policies which will be in full force and effect and provide coverage substantially similar to or greater than under the prior insurance policies;

•

fail to make any expenditures that are necessary and sufficient to maintain or, to the extent budgeted or consistent with the past practice of eGene and its subsidiaries, improve the conditions of the properties, facilities and equipment of eGene and its subsidiaries, including budgeted expenditures relating to maintenance, repair and replacement;

•

take any action or fail to take any reasonable action permitted by the merger agreement if such action or failure to take action could reasonably be expected to result in either (A) any of the representations and warranties of eGene becoming untrue in any material respect or (B) any of the conditions to the closing not being satisfied as of the closing date;

•

enter any agreement with respect to eGene intellectual property rights or with respect to eGene intellectual property rights or with respect to the intellectual property of any third party, or enter into any collaboration, co-marketing or co-promotion agreement regarding any of eGene’s technologies or otherwise extend, modify or amend any rights with respect to the foregoing; or

•	authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

In addition, during the interim period, eGene shall, and shall cause each of its subsidiaries to: (i) solicit and accept customer orders in the ordinary course of business; and (ii) cooperate with QNAH in communicating with suppliers, collaborators, customers and licensors to accomplish the orderly transfer of the business and operations of eGene and its subsidiaries to the control of the QNAH on the closing date.

No Solicitation by eGene

eGene also agreed to, and to cause its officers, directors, employees, auditors, accountants, attorneys, investment bankers, financial advisors and other advisors (each, a “Representative”) and Affiliates and any other agents to, (i) immediately cease and cause to be terminated any discussions, negotiations or communications with any party or parties with respect to any takeover proposal, and (ii) promptly after the date hereof request the prompt return or destruction of all confidential information previously furnished to any party or parties within the last 12 months for the purpose of evaluating a possible takeover proposal. Notwithstanding, if, prior to obtaining the requisite stockholder approval, (i) eGene has complied with Section 4.2 of the merger agreement, and (ii) eGene’s Board of Directors reasonably determines in good faith (after consultation with its outside counsel and its financial advisor) that a takeover proposal that did not result from a breach of such Section 4.2 constitutes or would reasonably be expected to lead to a Superior Takeover Proposal, then, to the extent required by the fiduciary obligations of eGene’s Board of Directors, as determined in good faith by a majority thereof after consultation with eGene’s outside counsel, eGene may, subject to eGene’s providing prompt (but in any event within 24 hours) prior written notice to QNAH of its decision to take such action and compliance by eGene with Section 4.2(d), (A) furnish information with respect to eGene to, and (B) participate in discussions and negotiations directly or through its representatives with, such third party, subject to a confidentiality agreement not materially less favorable to eGene than the Confidentiality Agreement; provided, however, that all such information that has not already been provided to QNAH shall be provided to eGene prior to or as soon as reasonably practicable (but in any event within 24 hours) after it is provided to such third party. For purposes of the merger agreement, “Superior Takeover Proposal” shall mean a bona fide, unsolicited written proposal or offer made by a person to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, sale of assets, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, all or substantially all of the voting power of the capital stock of eGene then outstanding or all or substantially all of the consolidated total assets of eGene and its subsidiaries (i) which, if any cash consideration is involved, is not subject to any financing contingencies (and if financing is required, such financing is then fully committed to the person making such proposal or offer) and (ii) on terms eGene’s Board of Directors determines in good faith (after consulting eGene’s outside legal counsel and financial advisor), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the offer and the person making the offer, are more favorable from a financial point of view to eGene or the holders of eGene common stock than the merger and the other transactions contemplated by the merger agreement, after consultation with, and based upon the advice of, its outside legal counsel, that (i) such action is necessary for the eGene’s Board of Directors to comply with its fiduciary duties to eGene and the holders of eGene common stock under law or writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any governmental authority (each, an “Order”), and (ii) such takeover proposal is reasonably capable of being consummated.

Additional Agreements

The parties shall cooperate with each other regarding the preparation, filing and responding to comments of the SEC regarding the registration statement/prospectus of QIAGEN; eGene will promptly call a special meeting of its shareholders in accordance with its bylaws to consider and act upon the merger as outlined in the registration statement/prospectus; the parties will maintain all information that is confidential information about the other strictly confidential and return, or destroy, if requested, such confidential information, in the event of termination; the parties shall use their best efforts to complete the merger and transaction contemplated thereby; QNAH will give each employee of eGene full credit for prior service with eGene for the vesting under any applicable QNAH employee plan or eligibility and vesting under any QNAH employee plan or policy relating to vacation or severance; all eGene stock options not exercised under Section 1.9 of the merger agreement will be canceled; there are mutual notification requirements of the discovery of any matter that would result in any representation or warranty becoming untrue or inaccurate; covenants about joint press releases; provisions requiring the obtaining of director and officer insurance; provisions governing stockholder litigation regarding the merger; and if requested by QNAH prior to the closing, eGene will terminate all existing eGene Benefit Plans.

Conditions to the Completion of the Merger

Conditions to the closing of the merger include:

•	approval of persons owning a majority of the outstanding voting securities of eGene;

•

the QIAGEN registration statement/prospectus shall have been declared effective by the SEC, and there shall have been no stop order suspending its effectiveness or proceeding initiated or threatened in that respect by the SEC;

•	the QIAGEN stock issuable as part of the Merger Consideration shall have been listed on the NASDAQ Global Select Market;

•	no injunctions or other proceedings shall have been entered that would prevent the consummation of the merger;

•	the representations and warranties of eGene shall be true and correct as of closing;

•	the agreements and covenants of eGene shall have been duly performed as required and certified by the CEO and the CFO of eGene;

•	all third party consents required by eGene shall have been obtained;

•	there shall have been no occurrence that would have a material adverse effect on eGene;

•

no legal actions shall have been instituted that would prevent the merger from being consummated, cause any of the transactions contemplated to be rescinded following consummation, affect adversely the right of QNAH to own the capital stock of eGene or affect the right of eGene or its subsidiaries to own their material assets and operate their businesses; and

•	persons owning more than 5% of the eGene’s outstanding voting securities do not demand payment of the fair value of their shares in accordance with Sections 92A.300 to 93.A500 of the NRS.

Termination

The merger agreement can be terminated (i) by mutual consent; (ii) by either QNAH of the eGene if the merger is not consummated within six months from the date of the merger agreement; (iii) by either QNAH or eGene if a governmental authority shall have issued an order or taken action which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the merger; (iv) by either QNAH of eGene if the requisite stockholder vote is not received in favor of the merger, provided that this right shall not be available to eGene if it has breached any of its obligations under Section 4.2 of the merger agreement; (v) by QNAH if (A) eGene’s Board of Directors has withdrawn or adversely modified its recommendation for approval of the merger and failed to reaffirm its recommendation within seven days from QNAH’s request to do so, or (B) the Board of Directors of eGene recommends a Superior Takeover Proposal, or determines to accept a Superior Takeover Proposal, or (C) eGene shall have materially breached any of its obligations under Section 4.2 or Section 5.2 of the merger agreement, or (D) any third party shall have commenced a takeover proposal and eGene shall not have sent notice to its security holders pursuant to Rule 14e-2 of the SEC within 10 business days that eGene recommends rejection of such tender or exchange offer; (vi) by either party if the other is in violation of the terms and provisions of the merger agreement and the violation is not cured within 15 days of notice thereof, provided the party claiming termination is not in violation; or (vii) by eGene to accept a superior takeover proposal.

Effect of Termination

In the event of the termination of the merger agreement, as described above, the merger agreement (other than Sections 5.3(b), 5.9, 7.2, 7.3 and 8, each of which shall survive such termination) will become void, and there will be no liability on the part of the parties or any of their respective officers or directors to the other and all rights and obligations of any party will cease, except that nothing will relieve any party from liability for any breach, prior to termination of the merger agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in the merger agreement.

Fees and Expenses

All fees and expenses incurred in connection with the merger agreement and the transactions contemplated by it shall be paid by the party incurring such fees and expenses, whether or not the merger is consummated; provided, however, that QNAH and eGene shall share equally all fees and expenses, other than attorneys’ fees, incurred in relation to the printing, mailing and filing of the proxy statement (including any preliminary materials related thereto), the registration statement (including financial statements and exhibits) and any amendments or supplements thereto and all filing fees payable in connection with filings made under the HSR Act and other law.

A break-up fee of $250,000 will be required to be paid by eGene if the termination is because (i) of the failure to get the requisite shareholder approval; (ii) of acceptance of a superior takeover proposal; or eGene is in breach of its covenants and representations and warranties, and continues to be in breach for 15 days after notice by QNAH. If the termination is the result of failure to receive the requisite shareholder vote for approval of the merger, the break-up fee shall be paid in three equal monthly installments commencing one month after termination; otherwise, the break-up fee is due immediately.

Amendment and Waiver

The merger agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the closing; provided, however, that, after approval of the merger by the stockholders of eGene, no amendment may be made which would require the approval of the eGene stockholders under the NRS unless such approval is obtained. The merger agreement may not be amended except by an instrument in writing signed by all of the parties.

At any time prior to the closing, QNAH and Merger Sub, on the one hand, and eGene, on the other hand, may extend the time for the performance of any of the other’s obligations or other acts required to be performed by the other under the merger agreement, waive any inaccuracies in the other’s representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and waive compliance with any of the other’s agreements or conditions contained in the merger agreement. Any such extension or waiver shall be valid only if set forth in an instrument signed by the party to be bound by such extension or waiver.

Governing Law

The merger agreement is governed by the laws of the State of Delaware.

VOTING AGREEMENTS

The following summary of the material terms of the voting agreements is qualified by reference to the complete text of the forms of voting agreements, copies of which are attached as Annexes B and C to this proxy statement/prospectus. eGene shareholders are encouraged to read the forms of voting agreements in their entirety for a more complete description of their terms.

Members of management and other stockholders of eGene owning approximately 30.99% of the currently outstanding voting securities of eGene have executed and delivered Voting Agreements.

Voting Agreement (Management)

Each member of management was required to execute and deliver this Voting Agreement as a condition of the signing of the Merger Agreement by Merger Sub and QNAH. The following is a brief summary of the material terms and provisions of the Form of the Voting Agreement.

•	Subject to termination, each agrees to vote all shares of eGene common stock owned or hereafter acquired in favor of the merger and any other matters contemplated thereby.

•

Each has granted QNAH an irrevocable proxy coupled with an interest to vote all of the eGene common stock owned by each in favor of the merger and any other matters contemplated thereby, except the election of directors.

•

QNAH was granted a purchase option to purchase all of eGene common stock of each owned or hereafter acquired at a price of $1.36 per share for the 30 day period following the earliest of the termination of the merger agreement; or written notice of the termination of the Voting Agreement; and each has agreed not to sell, transfer or otherwise dispose of the shares covered by the purchase option or do any other act that would prevent each from complying with the Voting Agreement. As a result of the purchase option granted, no member of management can profit by any Superior Takeover Proposal, regardless of whether the merger agreement is terminated.

•

Customary representations and warranties of each of the parties regarding various matters about each, including, but not limited to due authorization and the lack of existence of any legal requirements prohibiting execution and delivery of the merger agreement.

•

Nothing in the Voting Agreement can be construed to limit or affect any action or inaction by each as a result of the fiduciary duties of each to eGene and its shareholders by reason of being directors and executive officers of eGene.

•	The Voting Agreement is governed by the laws of the State of California.

Voting Agreement (Certain Shareholders)

The Form of the Voting Agreement executed by persons other than members of management has substantially identical terms, except that there is no purchase option granted to QNAH.

DIRECTORS AND MANAGEMENT OF QIAGEN FOLLOWING THE MERGER

Supervisory Directors and Managing Directors are appointed annually for the period beginning on the date following the Annual General Meeting up to and including the date of the Annual General Meeting held in the following fiscal year.

Our current Supervisory Directors and Managing Directors are expected to continue to serve in such roles at the effective time of the merger. Our Supervisory Directors and Managing Directors, and their ages as of February 1, 2007, are as follows:

Managing Directors:

Name	Age	Position
Peer M. Schatz	41	Managing Director, Chief Executive Officer
Roland Sackers	38	Managing Director, Chief Financial Officer
Dr. Joachim Schorr	46	Managing Director, Senior Vice President, Research and Development
Bernd Uder	49	Managing Director, Senior Vice President, Sales and Marketing

Supervisory Board Members:

Name	Age	Position
Prof. Dr. Detlev H. Riesner	65	Chairman of the Supervisory Board, Supervisory Director and Chairman of the Selection and Appointment Committee
Dr. Heinrich Hornef	75	Deputy Chairman of the Supervisory Board, Supervisory Director, Chairman of the Audit Committee and Member of the Selection and Appointment Committee
Dr. Metin Colpan	52	Supervisory Director
Dr. Franz A. Wirtz	74	Supervisory Director, Chairman of the Compensation Committee and member of the Audit Committee
Erik Hornnaess	69	Supervisory Director, Member of the Audit Committee and Member of the Compensation Committee
Prof. Dr. Manfred Karobath	66	Supervisory Director and Member of the Compensation Committee

Prof. Dr. jur Carsten P. Claussen was appointed as non-voting Special Advisor to the Supervisory Board and Honorary Chairman in 1999.

The following is a brief summary of the background of each of the Supervisory Directors, Managing Directors and the Honorary Chairman. Supervisory Directors and Managing Directors are appointed annually for the period beginning on the day following the Annual General Meeting up to and including the date of the Annual General Meeting held in the following fiscal year.

Peer M. Schatz joined QIAGEN in 1993 and has been Chief Executive Officer since January 1, 2004. Between 1993 and 2003 he was Chief Financial Officer and became a Managing Director in 1998. Mr. Schatz was previously a partner in a private management buyout group in Switzerland and worked in finance and systems positions in Sandoz, Ltd. and Computerland AG, as well as in finance, operations, management and sales positions in various start-up companies in the computer and software trading industry in Europe and the United States. Mr. Schatz graduated from the University of St. Gall, Switzerland, with a Master’s degree in Finance in 1989 and obtained an M.B.A. in Finance from the University of Chicago Graduate School of Business in 1991. Mr. Schatz also serves in the capacities of Vice Chairman and Audit Committee Chairman of Evotec AG and as

director to Mulligan BioCapital AG, acted as a member of the Advisory Board (Börsenrat) of the Frankfurt Stock Exchange through 2004, and also serves as a member of the German Corporate Governance Commission.

Roland Sackers joined QIAGEN in 1999 as Vice President Finance and has been Chief Financial Officer and Deputy Managing Director since 2004. In 2006, Mr. Sackers became a Managing Director. Between 1995 and 1999, he acted as an auditor with Arthur Andersen Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft. Mr. Sackers graduated from the Westfälische Wilhelms-Universität Münster, Germany with an M.B.A. Until 2006, he was a member of the supervisory board and Audit Committee of IBS AG. Since July 2004, Mr. Sackers has been a member of the board of directors of Operon Biotechnologies, Inc.

Dr. Joachim Schorr joined QIAGEN in 1992 and has been Senior Vice President Research & Development since January 1, 2004. He became a Managing Director in 2004. Initially, Dr. Schorr served QIAGEN as Project Manager and later had responsibilities as Business Unit Manager. In 1999, Dr. Schorr became Vice President Research & Development with the responsibility for the world-wide QIAGEN R&D activities. Before joining QIAGEN, Dr. Schorr worked for the pharmaceutical company Hoechst AG on the development of oral malaria vaccines and was awarded with the IHK research award in 1991. Dr. Schorr holds a Ph.D. in Molecular Biology and Virology from the University of Cologne. Dr. Schorr is a co-founder of Coley Pharmaceuticals, EnPharma Pharmaceuticals and QBM Cell Sciences and is currently a member of the supervisory board of QBM Cell Sciences.

Bernd Uder joined QIAGEN in 2001 as Vice President Sales & Marketing and became a Managing Director and Senior Vice President Sales & Marketing in 2004. With completion of the restructuring of QIAGEN’s Sales & Marketing organization, Bernd Uder became Senior Vice President Global Sales in 2005. Before joining QIAGEN, Mr. Uder gained wide experience in building up and coordinating world-wide distribution networks as Vice President European Biolab Sales & Marketing with Pharmacia and Vice President global e.business with Amersham Pharmacia Biotech. Today, Mr. Uder is responsible for the extension and the improvement of efficiencies of QIAGEN’s global distribution network.

Professor Dr. Detlev H. Riesner is a co-founder of QIAGEN. He has been on our Supervisory Board since 1984 and was appointed Chairman of the Supervisory Board in 1999. Professor Riesner has held the Chair of Biophysics at the Heinrich-Heine-University in Düsseldorf since 1980. In 1996, he was also appointed to the position of Vice President of Research, and in 1999, he was nominated Director of Technology at the University of Düsseldorf. Prior to that, he was Professor of Biophysical Chemistry at the Darmstadt Institute of Technology and, from 1975 to 1977, Lecturer of Biophysical Chemistry at Hannover Medical School. He has held guest professorships at the Institute of Microbiology, Academia Sinica, Beijing, and the Department of Neurology at the University of California, San Francisco. He received his M.S. in Physics from Hannover Institute of Technology and his Ph.D. from the University of Braunschweig, with post-graduate work at Princeton University. Professor Riesner is either a member of the supervisory board or a director of New Lab Bioquality AG, Erkrath, AC Immune S.A., Lausanne and Neuraxo GmbH, Düsseldorf. Professor Riesner is also a member of the scientific advisory boards of the RiNA network, Berlin, the Friedrich-Loeffler-Institut, Isle of Riems, and PrioNet, Canada.

Dr. Heinrich Hornef has been on our Supervisory Board since 2000 and was appointed Deputy Chairman of the Supervisory Board and Audit Committee Chairman in 2001. He also serves as a chairman on the supervisory board of Heidelberg Innovation GmbH, a biotechnology and life-science venture capital company in Heidelberg, Germany. He was chairman of the supervisory board of the pharmaceutical company Merck KGaA, in Darmstadt, Germany until December 2003 and a member of the supervisory board until March 2004, as well as a member of the partners’ counsel of E. Merck, in Darmstadt, Germany until June 2004. Prior to his retirement in December 1996, Dr. Hornef served as CFO of Boehringer Mannheim GmbH (1973-1991), as CFO of the Berlin-based Treuhandanstalt, the privatization agency in East-Germany (1992-1994), and as president of its successor organization, BvS (1995-1996).

Dr. Metin Colpan is a co-founder of QIAGEN and was Chief Executive Officer and a Managing Director from 1985 through 2003. Dr. Colpan obtained his Ph.D. and M.Sc. in Organic Chemistry and Chemical Engineering from the Darmstadt Institute of Technology in 1983. Prior to founding QIAGEN, Dr. Colpan was an Assistant Investigator at the Institute for Biophysics at the University of Düsseldorf. Dr. Colpan has had wide experience in separation techniques, and in the separation and purification of nucleic acids in particular, and has filed many patents in the field. Dr. Colpan currently serves as a supervisory board member of GenPat77 Pharmacogenetics AG, GPC Biotech AG and Morphosys AG, each in Munich, Germany. Until 2006, he was a member of the supervisory board of Ingenium Pharmaceuticals AG in Munich, Germany.

Dr. Franz A. Wirtz has been a member of our Supervisory Board since 1989. Dr. Wirtz was managing director of Grünenthal GmbH, Aachen, Germany, a large, private pharmaceutical company from 1962-1997 and a member of its advisory board from 1998-2001. He is Vice Chairman of Paion AG, Aachen and Vice Chairman of Dasgip AG, Jülich, two young German biotech companies. For ten years Dr. Wirtz was treasurer of the German pharmaceutical industry association. Dr. Wirtz holds a doctorate degree in chemistry from the Rheinisch-Westfälische Technische Hochschule in Aachen where he became an honorary citizen in 2001.

Erik Hornnaess has been a member of our Supervisory Board since 1998 and joined the Audit Committee in 2002 and the Compensation Committee in 2005. Mr. Hornnaess worked for Astra Pharmaceuticals, Sweden from 1965 until 1979 in various management positions in Sweden, Australia, and Canada and, for the last three years of this period, as the General Manager for the Benelux region (Belgium, The Netherlands and Luxembourg). In 1979, he joined Abbott Laboratories European Headquarters in Paris, France, and from 1982, he was the Area Vice-President of Abbott Diagnostic Division in Europe, Middle-East and Africa, with headquarters in Wiesbaden, Germany. Mr. Hornnaess retired from Abbott Laboratories on March 1, 1997 and currently serves as non-executive director of AXIS-SHIELDS Group, Scotland. Additionally, Mr. Hornnaess served as the Vice-President of European Diagnostic Manufacturers Association (EDMA), Brussels in the period 1995 through 1997. Mr. Hornnaess graduated from Aarhus Handelshojskole, Denmark with an M.B.A. and obtained a P.M.D. from the Harvard Business School.

Professor Dr. Manfred Karobath has been a member of our Supervisory Board since 2000. Dr. Karobath studied medicine, and from 1967 to 1980 he worked first in the Dept. of Biochemistry of the University of Vienna and, after a stage as postdoctoral fellow, he joined the Dept. of Psychiatry where he became professor of biological Psychiatry. In 1980, he joined Sandoz Pharma in Basel, first, in drug discovery, and later, he became Senior Vice President and head of R&D. In 1992, Prof. Dr. Karobath joined Rhone Poulenc Rorer (“RPR”) as President of R&D and Executive Vice President, and later, he became a member of the boards of directors of RPR, Pasteur Mérieux Connought, Centeon and Rhone Poulenc Pharma. He has received several scientific awards and has published 92 scientific papers. Dr. Karobath also serves as a member of the board of directors of Coley Pharmaceutical Group.

Professor Dr. jur. Carsten P. Claussen was Chairman of our Supervisory Board from 1988 to June 1999 and was appointed as a Special Advisor and Honorary Chairman in 1999. This position is not required by Dutch law, and Professor Claussen is no longer a voting member of the Supervisory Board. For many years he has pursued a career in private banking. Between 1976 and 1987, Professor Claussen was a member of the executive board of Norddeutsche Landesbank, Hannover, and Chairman of the Hannover Stock Exchange. Since 1987, he has been a lawyer in Düsseldorf and senior advisor to IKB Deutsche Industriekreditbank, Düsseldorf. At present, he is a partner in the law firm of Hoffmann Liebs and Partner and specializes in corporate law and capital market transactions. He is Chairman of the Board of TON ART AG, Düsseldorf; Flossbach & v. Storch Vermögensmanagement AG, Cologne; and WAS Worldwide Analytical Systems AG, Cleve and is a member of other boards. Professor Claussen received his Ph.D. in law from the University of Cologne.

INFORMATION ABOUT EGENE

BUSINESS OVERVIEW

We are an emerging biotechnology company that utilizes the core technologies of capillary electrophoresis, microfluidics, advanced reagents liquid handling and automation to create a novel DNA/RNA analysis system for biological materials and life sciences testing. Our current operations resulted from a merger of BioCal Technology, Inc., a privately held California biotechnology operating company (“BioCal”), with and into our wholly-owned subsidiary in July of 2004. Our objective and strategy is to provide new, effective and superior biological testing tools for improved decision making and deliver applications to these industries that we believe will have immediate commercial relevance.

Our Company’s first product, the HDA-GT12 genetic analyzer, is a revolutionary tool for the multi-billion dollar genetic analysis market. The HDA-GT12, which is short for “high performance DNA analyzer for genotyping on 12 channels,” replaces time-consuming slab gel electrophoresis methods used to separate segments of DNA. Slab gel electrophoresis, a technology that was developed more than 20 years ago and has not undergone a major facelift since its inception, requires extensive manual manipulation and hours or days of tedious procedures that are prone to human errors. The slab gel electrophoresis method also lacks high throughput capabilities, detection sensitivity, and resolution. In contrast, the HDA-GT12 genetic analyzer using capillary electrophoresis-based technology produces highly accurate results in minutes. DNA analysis is the key to understanding and combating certain genetic ailments found in humans, animals and agriculture. The immediate impact of certain genetic modifications (mutations) is now visible in everyday life. Outbreaks of diseases such as the avian flu and GMO food products have lead to a heightened public awareness of genetic modification/mutations affecting global health and commerce. The introduction of eGene’s cost-effective and automated genetic analyzer allows government regulators, agricultural and livestock food safety managers, and Point of Care clinicians/doctors to effectively monitor genetic-level mutations, potentially saving lives, goods and money in a timely and responsible manner.

Principal Products or Services and their Markets

eGene’s HDA-GT12 genetic analyzer is a cost-effective system for high efficiency DNA/RNA separation. The eGene system uses patented fluorescence multiplexed detection made possible by the Company’s proprietary multi-channel capillary gel-cartridge with an integrated unique gel-matrix chemistry formulation to identify the different base-pairs within the analyzed sample. The multi-channel capillary cartridge allows the automated system to analyze multiple samples of DNA concurrently.

The following are key features and benefits of the HDA-GT12 genetic analyzer:

•	It includes testing systems, consumable gel cartridges and software as a turn key solution for genetic analysis.

•	It can hold up to 96 samples in a single sample plate for automated analysis.

•	It uses the capillary electrophoresis approach as a reliable method of analyzing multiple DNA samples in an efficient manner.

•	It was developed for rapid DNA/RNA separation and detection as a timely alternative for the genetic analysis market.

•	It integrates multiple labor intensive manual operations into a single automated process to reduce human errors.

•	It generates high quality digital data.

•	It provides high resolution and high sensitivity detection for more accurate and consistent data.

•	It is a small sized portable desktop system, which is durable and transportable.

•	It is an affordable system and has low testing costs compared to conventional capillary electrophoresis instruments.

We believe our HDA systems can accelerate experiments and expand individual researcher capability, as compared to molecular separations such as electrophoresis, which may take hours using conventional equipment. An example of Down syndrome genetic analysis (Scientific Publication in Analytical Biochemistry Vol. 304, May 2005) demonstrates that eGene’s system can analyze 12 DNA samples in less than three minutes, much faster than the current three to four hours of total processing time required for conventional lab gel electrophoresis methods. Management also intends to continue vigorously developing new, lower cost versions of genotyping systems with enhanced features that address existing or emerging customer needs for different applications.

Distribution Methods of the Products or Services

Sales Channels

We sell our products through three channels: directly to customers, indirectly through our international network of distributors; and through our (at this stage, early and developing) original equipment manufacturer (“OEM”) channels. Through these channels, we sell complete systems solutions, developed by us, to end customers. By using direct and indirect distribution as well as OEM channels to maximize penetration of our products and technologies into the marketplace, we seek to position eGene, Inc. as a leader in the low-cost genomics testing tools market. We expect to derive a significant portion of revenue from aftermarket products, including consumable and accessory products.

Partnerships

An important element of our growth strategy will be the formation of strategic collaborations with other life science technology providers and our customers. We believe these relationships will allow us to enhance our future market position by increasing our research and development capabilities. Under these arrangements, we expect our collaborators to typically fund a portion of our development costs for a particular product and work with our research and development team to develop new products that meet the needs of our customer base.

Status of any Publicly Announced New Product or Service

None; not applicable.

Competitive Business Conditions and the Small Business Issuer’s Competitive Position in the Industry and Methods of Competition

While there are several other vendors that produce DNA analyzers for commercial use, we believe that the HDA-GT12 has a unique market position with efficiency, timeliness and decreased costs.

However, we may encounter some competition from a number of life science tools companies in the areas of high-throughput screening, liquid handling and bio-separations analysis. In order to compete against vendors of conventional products, we will need to demonstrate the advantages of our core technologies of capillary electrophoresis, reagents, microfluidics, liquid handling and automation products over alternative established technologies and products. We will also need to demonstrate the potential economic value of Company products relative to these conventional technologies and products. Our future success will depend in large part on our ability to establish and maintain a competitive position in these and future technologies. Rapid technological development may result in our products or technologies becoming obsolete. Products offered by us may be made obsolete either by less expensive or more effective products based on similar or other technologies.

Some of the companies that provide products which may be optimized for genotyping applications include Applied Biosystems, Agilent, Amersham Biosciences, Beckman Coulter, Bio-Rad Laboratories, PerkinElmer and Tecan. In many instances, our competitors have or will have substantially greater financial, technical, research and other resources and larger, more established marketing, sales, distribution and service organizations than we

do. Moreover, competitors may have greater name recognition than we do, and may offer discounts as a competitive tactic. We cannot assure that our competitors will not succeed in developing or marketing technologies or products that are more effective or commercially more attractive than our products, or that would render our technologies and products obsolete. Also, we may not have the financial resources, technical expertise or marketing, distribution or support capabilities to compete successfully in the future. Our success will depend in large part on our ability to maintain a competitive position with our technologies.

Sources and Availability of Raw Materials and Names of Principal Suppliers

Currently we do not experience delays or shortages caused by suppliers. Our management believes that alternative sources can be obtained at the same prices and on substantially the same terms and conditions, if necessary, for most sole and limited source parts. We maintain only a limited number of long-term supply agreements with our suppliers. However, our reliance on a limited group of suppliers involves several risks, including that:

•	we may be unable to obtain an adequate supply of required components;

•	we may have reduced control over pricing and the timely delivery of components and subassemblies; and

•	suppliers may be unable to develop technologically advanced products to support our growth and development of new systems.

If we are forced to seek alternative sources of supply or to manufacture such components or subassemblies internally, we may be forced to delay our productions or redesign company systems, which may prevent us from shipping our systems to customers on a timely basis.

Dependence on One or a Few Major Customers

For the twelve months ended December 31, 2006, five customers represented approximately 67% of total revenues. For the twelve months ended December 31, 2005, five customer represented approximately 75% of total revenues. If these customers decreased or terminated their purchases from the Company, the impact may have adverse effects on the Company’s operations and financial condition.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, including Duration

Key to our business strategy is the development of an intellectual property portfolio. Consistent with this strategy, we are endeavoring to protect our patent portfolio as appropriate. In addition to patents, we rely on a combination of trade secrets, copyright and trademark laws, non-disclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights. We seek patent protection on our system technologies.

These patents and applications are directed to various areas which we believe are valuable to our business, including among others:

Seven issued patents in USA

•	US patent 6,529,275 (March 2003) Optical detection in bio-separation device using a widened detection zone

•	US patent 6,645,718 (November 2003) DNA sample collection for identification

•	US patent 6,828,567 (December 2004) Optical detection in a multi-channel bio-separation system

•	US patent 6,870,165 (March 2005) Multi-color multiplexed analysis in a bio-separation system

•	US patent 6,929,779 (August 2005) Optical detection in bio-separation device using axial radiation output

•	US patent 6,932,940 (August 2005) Optical detection in bio-separation device using axial radiation input

•	US patent 7,208,072 (April 2007) Multi-segment cartridge for bio-separation with multiplexed fluorescence detection.

Two international patent issued in Taiwan

•	Taiwan patent I243242 (November 2005) Optical detection in a multi-channel bio-separation system

•	Taiwan patent application number I273238 (January 2007) Multi-Channel Bio-Separation Cartridge

One international patent issued in Europe

•	European patent 2707606.6 (March 2007) Optical detection in a multi-channel bio-separation system

One international patent issued in China

•	Chinese patent ZL 02805754.6 (May 2006) Optical detection in a multi-channel bio-separation system

Five patents pending

We also rely upon copyright protection, trade secrets, know-how, continuing technological innovation and licensing opportunities to develop and maintain our competitive position. Our success will depend in part on our ability to obtain patent protection for our products and processes, to preserve our copyrights and trade secrets and to operate without infringing the proprietary rights of third parties. A failure to maintain some or all of the rights to these technologies could seriously harm our business.

Source Code Licensing Agreement

On April 12, 2007, a Source Code License Agreement was executed between us and SciBridge Software. SciBridge Software is the owner of the source code for the BioCalculator Software consisting of BioCalculator specific components (“BioCalculator Components”) and the core components (“Core Components”). This software is currently used by us to perform instrument control, data acquisition and data analysis. Subject to the terms and conditions of this Source Code License Agreement, SciBridge Software granted to us an exclusive, worldwide, perpetual, irrevocable, fully-paid up, royalty-free license to the source code of the BioCalculator Components and a non-exclusive, worldwide, perpetual, irrevocable, fully-paid up, royalty-free license to the source code of the Core Components. In consideration of the license granted, we will pay SciBridge Software $750,000.

Need for any Governmental Approval of Principal Products or Services

For the Research and Academic markets that we currently target, some of our products may not need United States Food and Drug Administration (“FDA”) or other regulatory approval.

In the Clinical Diagnostic market that we may enter in the future, the FDA and competent authorities of other countries may regulate our products as medical devices. In particular, FDA regulations govern activities such as product development, product testing, product labeling, product storage, premarket clearance or approval, manufacturing, advertising, promotion, product sales, reporting of certain product failures and distribution. Some of our products, depending on their intended use, will require either premarket approval (“PMA”) or 510(k)

clearance from the FDA prior to marketing. The 510(k) clearance pathway usually takes from three to six months from submission but can take longer. The PMA pathway is much more lengthy, uncertain, costly and generally takes from six months to two years or longer from submission. Noncompliance with applicable requirements can result in, among other things, administrative or judicially imposed sanctions such as injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant premarket clearance or PMA for devices, withdrawal of marketing clearances or approvals or criminal prosecution. To date, we have not yet commenced our FDA product clearances process.

Effect of Existing or Probable Governmental Regulations on the Business, Products or Services

Regulation by governmental authorities in the United States and foreign countries will significantly affect the Company’s ability to manufacture and market its product and to conduct its ongoing research and product development activities. The Company’s products may require regulatory approval by appropriate governmental agencies. Our products may require more additional rigorous testing and other approval procedures by the FDA and similar health authorities in foreign countries. Various federal, state and foreign statutes also govern or influence the manufacturing, safety, labeling, storage, record-keeping and marketing of our products. The process of obtaining these approvals is costly and time consuming. Further, ongoing compliance with these requirements can require the expenditure of substantial resources. Any failure by the Company or its collaborators to obtain, or delay in obtaining, required regulatory approvals would adversely affect the marketing of the Company’s product and its ability to derive revenue.

In addition to regulations enforced by the FDA, the Company may also be subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the National Environmental Policy Act, the Clean Air Act, the Medical Waste Tracking Act, the federal Water Pollution Control Act and other present and potential future federal, state, local and foreign countries regulations.

Small Business Issuer

The integrated disclosure system for small business issuers adopted by the Securities and Exchange Commission in Release No. 34-30968 and effective as of August 13, 1992, substantially modified the information and financial requirements of a “Small Business Issuer,” defined to be an issuer that has revenues of less than $25 million; is a U.S. or Canadian issuer, is not an investment company, and if a majority-owned subsidiary, the parent is also a small business issuer. We are a “small business issuer.”

The Securities and Exchange Commission, state securities commissions and the North American Securities Administrators Association, Inc. (“NASAA”) have expressed an interest in adopting policies that will streamline the registration process and make it easier for a small business issuer to have access to the public capital markets.

Sarbanes-Oxley Act

We are also subject to the Sarbanes-Oxley Act of 2002. This Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence. It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; prohibits certain insider trading during pension bund blackout periods; and establishes a federal crime of securities fraud, among other provisions.

Reporting Obligations

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to comply with the rules and regulations of the Securities and Exchange Commission regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to stockholders of our Company at a special or annual meeting thereof or pursuant to a written consent will require our Company to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the Securities and Exchange Commission at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

We are also required to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities Exchange Commission on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K.

Penny Stock

Our common stock is “penny stock” as defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks:

•	with a price of less than five dollars per share;

•	that are not traded on a “recognized” national exchange;

•	whose prices are not quoted on the NASDAQ automated quotation system; or

•

in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor’s account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor.

This procedure requires the broker/dealer to:

•	get information about the investor’s financial situation, investment experience and investment goals;

•	reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

•	provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and

•	receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investors’ financial situation, investment experience and investment goals.

Compliance with these requirements may make it harder for our stockholders to resell their shares.

Research and Development Costs During the Last Two Fiscal Years

We are prioritizing our current research and development projects that we believe have the greatest potential commercial value. Our product development efforts are currently principally focused on new applications and capabilities for our existing instruments. The R&D expenses for the year ended December 31, 2006, were $66,661, compared to $50,830 for the year ended December 31, 2005.

We expect our research and development spending to increase at a slower rate than increases in revenue in the future as we focus on those opportunities with maximum commercial viability and share the funding of R&D programs with other partners if possible and our own commercial growth.

Cost and Effects of Compliance with Environmental Laws

We believe that we are currently in compliance with all applicable environmental permits and applicable environmental laws. Any expenditure necessitated by changes in law and permitting requirements cannot be predicted at this time.

Number of Total Employees and Number of Full Time Employees

As of December 31, 2006, we had a total of thirteen full time, three part time employees and one contractor. We have been outsourcing certain accounting, legal and distribution functions. Research and development, final product assembly, marketing, sales, technical support and administration compose the personnel pool. Increase in personnel is expected to be commensurate with expected growth in revenue and associated operations.

Other Business Risks

In addition to the risks to our business associated with suppliers, competition and intellectual property discussed above, our business is subject to a number of other significant risks, including the risks that our products may not achieve wide market acceptance. These and other risks that may cause our actual results, financial performance or achievements to be materially different from our present expectations are discussed in more detail above under “Risk Factors” above and “Operating and Financial Review and Prospects” below.

DESCRIPTION OF PROPERTY

Our headquarters are located in Irvine, California, where we occupy one leased facility totaling approximately 8,000 square feet which houses research and development, marketing, final assembly of product, warehousing and administration. The current monthly lease is $ 7,939. The lease will expire in 2009, unless we exercise our option to extend the lease. Estimated space allocation in our location is approximately as follows: laboratories, 1,500 square feet; office space, including marketing, sales, engineering and administration, 2,500 square feet; manufacturing, receiving, shipping and warehousing, 3,500 square feet. On December 15, 2006, we entered a lease agreement effective January 1, 2007, for a facility in Shanghai, People’s Republic of China, with totaling approximately 14,000 square feet, which will house future manufacturing, including assembly of semi-finished product, warehousing, technical and service support for the territories in Asia. The current monthly lease is approximately $ 12,834, and the lease will expire on December 31, 2011.

LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company. No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company’s common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

Plan of Operation

We are an emerging biotechnology company that utilizes the core technologies of capillary electrophoresis, microfluidics, advanced reagents liquid handling and automation to create a novel DNA/RNA analysis system for biological materials and life sciences testing. Our current operations resulted from a merger of BioCal Technology, Inc., a private California biotechnology operating company (“BioCal”), with and into our wholly-owned subsidiary in July of 2004. Our objective and strategy is to provide new, effective and superior biological testing tools for improved decision making and deliver applications to these industries that we believe will have immediate commercial relevance.

Our Company’s main product, the HDA-GT12 genetic analyzer, is a revolutionary tool for the multi-billion dollar genetic analysis market. The HDA-GT12 genetic analyzer replaces the time-consuming slab gel electrophoresis method used to separate segments of DNA. Slab gel electrophoresis, a technology that was developed more than 20 years ago and has not undergone a major facelift since its inception, requires extensive manual manipulation and hours or days of tedious procedures that are prone to human error. The slab gel electrophoresis method also lacks high throughput capabilities, detection sensitivity, and resolution. In contrast, the HDA-GT12 genetic analyzer using capillary electrophoresis-based technology produces highly accurate results in minutes.

DNA analysis is the key to understanding and combating certain genetic ailments found in humans, animals, and agriculture. The immediate impact of certain genetic modifications (mutations) is now visible in everyday life Outbreaks of diseases such as the avian flu and GMO food products have lead to a heightened public awareness of genetic modification/mutations that affect global health and commerce. The introduction of eGene’s cost-effective and automated genetic analyzer allows government regulators, agricultural and livestock food safety managers, and Point of Care clinicians/doctors to effectively monitor genetic-level mutations, potentially saving lives, goods, and money in a timely and responsible manner.

The HDA-GT12 system is designed to detect, quantify, identify and characterize biological organisms. It automates the routine and non-routine laboratory and industrial procedures that are reactions to the introduction of new production and product developments such as: quality control; genetic identity; paternity; bioterrorism; pathogen detection; and drug monitoring. Our management believes that our products have a strong potential to be used commercially. The HDA-GT12 system has shown that with a broad customer and market base we are not dependent for our success or long-term survival on any single customer or market niche.

We sell our products through three channels: directly to customers, indirectly through our international network of distributors; and through our (at this stage, early and developing) original equipment manufacturer (“OEM”) channels. Through these channels, we sell complete systems solutions, developed by us, to end customers. By using direct and indirect distribution as well as OEM channels to maximize penetration of our products and technologies into the marketplace, we seek to position eGene, Inc. as a leader in the low-cost genomics testing tools market. We expect to derive a significant portion of revenue from aftermarket products, including consumable and accessory products. While there are several other vendors that produce DNA analyzers for commercial use, we believe that the HDA-GT12 has a unique market position with its efficiency, timeliness, and decreased costs.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

During 2006, we achieved several significant financial milestones. As reflected more extensively in our Audited Consolidated Statements of Operations contained in our Consolidated Financials Statements in this Report, our sales increased $1,455,466 or 113% to $2,749,305 for the year ended December 31, 2006, compared to $1,293,839 for the year ended December 31, 2005. Compared to the previous year loss of $857,052, the net loss for the year ended December 31, 2006, was reduced to $782,472.

Our continuing goal is to attain sustainable revenue growth through increased sales of our products to a global customer base and by increasing the percentage of our total sales that arise from recurring sales sources such as consumables.

In addition to our goal of attaining more sustainable sales growth, we are continuing to focus on improving our gross margins and controlling product costs by seeking out the benefits of cost effective global sourcing in order to achieve operating cash flow break-even at lower overall sales.

Critical Accounting Policies

The critical accounting policies used in the preparation of our financial statements that we believe affect our more significant judgments and estimates used in the preparation of our Consolidated Financial Statements presented in this Report are described more extensively in Item 7 “Financial Statements and Supplementary Data” in our Annual Report on Form 10-KSB for the year ended December 31, 2006. There have been no material changes to the critical accounting policies.

On January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, “Share-Based Payment,” using the modified prospective method. Prior to January 1, 2006, the Company accounted for its stock-based employee compensation arrangements in accordance with the provisions and related interpretations of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”

There have been no other material changes to the critical accounting policies.

Results of Operations

Net Sales

Net sales increased $1,455,466 or 113% for the year ended December 31, 2006, to $2,749,305 compared to $1,293,839 for the year ended December 31, 2005. This increase in our sales reflects the continuous product sales ramp up that resulted from our new product introductions following our acquisition of BioCal in July of 2004. We believe that the increases in sales boost our confidence to achieve more appreciable growth in the future.

Cost of Sales

In addition to our goal of attaining sustainable revenue growth, we are continuing to focus on improving our gross profit margins and controlling product costs by seeking out the benefits of cost effective global sourcing opportunities in order to achieve operating cash flow break-even at lower overall revenues. As a result, cost of sales as a percentage of sales decreased and improved to 37% for the year ended December 31, 2006, from 45% for the year ended December 31, 2005, and gross profit margin increased to 63% for the year ended December 31, 2006, from 55% for the year ended December 31, 2005.

Operating Expenses

Total expenses for the year ended December 31, 2006, were $2,509,095. Total expenses were $942,833 higher as compared to the year ended December 31, 2005.

Expenses increased primarily due to additional employment costs, stock based compensation, expansion of marketing, sales and product support functions, as well as increases in other general and administrative expenses. We expect selling, product support, service, marketing and promotion expenses to grow over the next several years to support the commercialization of our products.

Interest Income (Expense)

Interest income in 2006 and 2005 were $2,904 and $1,622 respectively. We accrued $1,817 in interest expense for the year ended December 31, 2006, for promissory notes.

Liquidity and Capital Resources

Our cash and cash equivalents were $209,607 at December 31, 2006, compared to $126,495 as of December 31, 2005.

We have financed our operations from inception primarily through equity sales, and initial product sales and services.

Cash Flows	Year Ended December 31,
	2006	2005	Increase/(decrease)
Cash provided by (used in)
Operating activities	43,105	(942,676)	985,781
Investing activities	(119,065)	(86,192)	(32,873)
Financing activities	159,072	758,583	(599,511)
Net (decrease) increase in cash	83,112	(270,285)	353,397

Operating Activities

During the year ended December 31, 2006, we generated $43,105 of cash from operating activities as compared to $942,676 used in the same period of 2005. We devoted additional resources to expand support and product development activities and for other general corporate activities. Selling, General and Administrative expenses were increased primarily due to increases in employment costs related to marketing, sales and service functions. We expect selling, marketing and product promotion expenses to increase over the next several years to support the commercialization of our products.

Investing Activities

Investing Activities during the year ended December 31, 2006, used $119,065, compared to $86,192 in the prior year, reflecting an increase in fixed asset purchases.

Financing Activities

During the year ended December 31, 2006, we generated $159,072 in cash from financing activities, reflecting the sale of our common stock in private placements and stock option exercises.

We believe that our current cash balances, together with the revenue to be derived from sales of our genotyping products, will be sufficient to fund our operations at least through the third quarter of year 2007.

Our future capital requirements will depend on many additional factors, including, among others:

•	continued market acceptance of our genotyping products;

•	continued progress in future product development programs;

•	our ability to maintain and establish additional, partnerships and licensing arrangements;

•	the time and costs involved in expanding and maintaining our manufacturing and product development operations;

•	the costs involved in potential preparing, filing, prosecuting, maintaining, defending and enforcing patent claims;

•	the potential need to develop, acquire or license new technologies and products; and

•	other factors not within our control.

During 2007, if cash generated by operations is insufficient to satisfy our liquidity and future capital requirements, we may need to sell additional equity or debt securities or obtain credit arrangements. The sale of additional equity or convertible debt securities may result in additional dilution to our stockholders.

Additional financing may not be available on terms acceptable to us or at all. The inability to obtain additional financing may force delays in research and product development, manufacturing and selling activities.

Commitments

The Company leases office facilities in Irvine, California and Shanghai, People’s Republic of China under non-cancelable operating leases expiring through December 2011. The leases provide for monthly rental payments of $7,939 and $12,953, respectively. Rent expense relating to the leases amounted to approximately $87,864 for the year ended December 31, 2006.

Operating Leases Liabilities
12 Month Period ended December 31,
2007	$234,674
2008	252,601
2009	226,469
2010	186,516
2011	186,516

Total	$1,086,776

As of December 31, 2006, we did not have any non-cancelable material purchase commitments with any of our suppliers.

Promissory Notes

In November and December 2006, the Company issued two promissory notes to officers of the Company having an aggregate principal amount of $330,000 for working capital and equipment financing. The promissory notes are considered unsecured and are scheduled to mature on June 30, 2007. The promissory notes bear interest at a fixed rate of 12% per annum and is payable on a quarterly basis. Unpaid accrued interest and interest expense relating to the promissory notes for the year ended December 31, 2006, amounted to approximately $1,817.

Impact of Inflation

The effect of inflation and changing prices on our operations was not significant during the periods presented.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. No compensation cost is recognized for equity instruments for which employees do not render service. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123(R), which will require stock-based compensation expense to be recognized against earnings for the portion of outstanding unvested awards, based on the grant date fair value of those awards calculated using a Black-Scholes pricing model under SFAS 123(R).

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest rate sensitivity may affect us. Our primary investment objective is to preserve principal while at the same time maximizing yields without significantly increasing risk.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

During the current year, we purchased parts from manufacturing companies whose ownership includes one of our directors and shareholders. The total purchases for 2006 and 2005 were $277,141 and $84,104, respectively. The total balance owed by us to these parties as of December 31, 2006, is $97,219.

During 2006 and 2005, we received $69,202 and $52,732 in parts sales from a manufacturing company whose ownership includes one of our directors and shareholders. The parties’ accounts receivable balances for 2006 are $20,389. During 2005, we received $214,134 in parts sales from a shareholder.

During the current year, we paid $36,000 for financial advisory services to a shareholder. $25,000 was paid to a shareholder for financial advisory services during the prior year. No amounts are owed to the parties as of December 31, 2006 and 2005.

Parents of the Issuer

None; not applicable.

Transactions with Promoters and control persons

Except as indicated in Note 12 of our Consolidated Financial Statements respecting the Settlement Agreement with our former CEO and a director, Udo Henseler, there were no material transactions, or series of similar transactions, during our Company’s last thee fiscal years, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any promoter or founder of ours or any member of the immediate family of any of the foregoing persons, had an interest.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth the share holdings of our Company’s directors and executive officers as March 27, 2007:

Ownership of Officers and Directors

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class
Common Stock	Ming S. Liu 2588 Chelsea Ct. Brea, California 92821	1,308,212	*	7.16%

Common Stock	Peter Sheu 6789 Quail Hill Parkway, #419 Irvine, California 92618	—		—

Common Stock	Varoujan Amirkhanian 3831 El Caminito St. La Crescenta, California 91214	885,779		4.85%

Common Stock	Sing-Ching Lu 8F-B, 277, Sec. 3 Roosevelt Rd. Taipei, Taiwan	854,142		4.67%

Totals		3,048,133		16.68%

*	Ming S. Liu owns 1,187,012 shares directly and 40,400 shares each in the names of his children, Emily Liu, Jennifer Liu and Justin Liu residing at the same address.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our shares of common stock have been traded on the OTC Bulletin Board (the “OTCBB”) since quarter ended December 31, 2004, under the symbol “EGEI”. The following are the high and low bid and asked quotations on our common stock on the OTCBB during the periods indicated:

Market Prices and Bid Information for Common Stock.

Bid
Quarter Ended	High	Low
January 1, 2005 through March 31, 2005	$1.15	$.51
April 1, 2005 through June 30, 2005	$1.15	$.25
July 1, 2005 through September 30, 2005	$.30	$.13
October 1, 2005 through December 31, 2005	$.41	$.17
January 1, 2006 through March 31, 2006	$2.20	$.17
April 1, 2006 through June 30, 2006	$1.50	$.56
July 1, 2006 through September 30, 2006	$.91	$.60
October 1, 2006 through December 31, 2006	$.79	$.54
January 1, 2007 through March 31, 2007	$1.20	$.65
April 1, 2007 through April 30, 2007	$1.37	$.76

This information was obtained from the National Association of Securities Dealers, Inc. or other qualified interdealer quotation medium. The foregoing quotations represent prices between dealers and do not include retail markup, markdown or commission. They do not represent actual transactions and have not been adjusted for stock dividends or splits.

Holders

The number of record holders of the Company’s common stock as May 4, 2007, is approximately 1,363, not including an indeterminate number who may hold shares in “street name.”

Dividends

Our Company has not declared any cash dividends with respect to our common stock during the past three years, and does not intend to declare dividends in the foreseeable future. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business. There are no material restrictions limiting, or that are likely to limit, our Company’s ability to pay dividends on our securities.

COMPARISON OF SHAREHOLDERS’ RIGHTS

Holders of shares of eGene common stock will receive QIAGEN ordinary shares as part of the consideration in the merger. eGene is organized under the laws of the State of Nevada and QIAGEN is organized under the laws of The Netherlands. The following is a summary of the material differences between (a) the current rights of eGene shareholders under Nevada law and eGene’s articles of incorporation and bylaws and (b) the current rights of QIAGEN shareholders under Dutch law and QIAGEN’s articles of association.

The following summary is not a complete statement of the rights of shareholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to Nevada law, Dutch law and eGene’s and QIAGEN’s constituent documents, which you are urged to read. Copies of the companies’ constituent documents have been filed with the SEC. To find out where you can get copies of these documents, see the section entitled “Where You Can Find More Information.”

	eGene	QIAGEN
Authorized Capital Stock	The authorized capital stock of eGene currently consists of (i) 50,000,000 shares of common stock, par value $0.001 per share and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share. The board has the authority to designate the preferences, special rights, limitations or restrictions of the shares of preferred stock without further shareholder approval.

The authorized capital stock of QIAGEN currently consists of (i) 260,000,000 common shares, par value EUR0.01 per share, (ii) 300,000,000 preference shares, par value EUR0.01 per share and (iii) 40,000,000 financing preference shares, par value EUR0.01 per share.

The rights attached to QIAGEN shares are governed by Dutch law and QIAGEN’s articles of association, whereby the latter can only be changed through an amendment of the articles of association.

Dividend Policy	eGene has no legal or contractual obligation to pay dividends. eGene has never paid a dividend on common stock.

Dutch law provides that, subject to certain exceptions, dividends may only be paid out of profits as shown in QIAGEN’s annual financial statements as adopted by the general meeting of shareholders. Distributions may not be made if the distribution would reduce shareholders’ equity below the sum of the paid-up capital and any reserves required by Dutch law or the articles of association.

Out of profits, dividends must first be paid on any outstanding preference shares (the “Preference Share Dividend”) in a percentage (the “Preference Share Dividend Percentage”) of the obligatory amount (call) paid up on such shares as at the beginning of the fiscal year in respect of which the distribution is made. The Preference Share Dividend Percentage is equal to the Average Main Refinancing Rates during the financial year for which the distribution is made. Average Main

eGene	QIAGEN

Refinancing Rate shall be understood to mean the average value on each individual day during the financial year for which the distribution is made of the Main Refinancing Rates prevailing on such day. Main Refinancing Rate shall be understood to mean the rate of the Main Refinancing Operation as determined and published from time to time by the European Central Bank. If and to the extent that profits are not sufficient to pay the Preference Share Dividend in full, the deficit shall be paid out of the reserves, with the exception of any reserve, which was formed as share premium reserve upon the issue of financing preference shares. If in any fiscal year the profit is not sufficient to make the distributions referred to above and if no distribution or only a partial distribution is made from the reserves referred to above, such that the deficit is not fully distributed, no further distributions will be made as described below until the deficit has been recovered.

Out of profits remaining after payment of any dividends on preference shares, such amounts shall be kept in reserve as determined by the Supervisory Board. Out of any remaining profits not allocated to reserve, a dividend (the “Financing Preference Share Dividend”) shall be paid on the financing preference shares in a percentage (the “Financing Preference Share Dividend Percentage”) over the par value, increased by the amount of share premium that was paid upon the first issue of financing preference shares, which percentage is related to the average effective yield on the prime interest rate on corporate loans in the United States as quoted in the Wall Street Journal. If and to the extent that the profits are not sufficient to pay the Financing Preference Share Dividend in full, the deficit may be paid out of the reserves if the Managing Board so decides with the approval of the Supervisory Board, with the exception of the reserve which was formed as share premium upon the issue of financing preference shares.

	eGene	QIAGEN

Insofar as the profits have not been distributed or allocated to reserves as specified above, they are at the free disposal of the general meeting provided that no further dividends will be distributed on the preference shares or the financing preference shares.

The general meeting may resolve, on the proposal of the Supervisory Board, to distribute dividends or reserves, wholly or partially, in the form of QIAGEN shares.

QIAGEN’s current policy is to discuss the reservation and dividend policy at each annual general meeting of shareholders.

The Supervisory Board, subject to certain limitations, may cause QIAGEN to declare distributions out of a share premium reserve, or out of any other reserve shown in the annual accounts, not being a statutory reserve.

Voting, Generally	• One vote per share of common stock.

•      One vote per ordinary common share.

Under Dutch law, each shareholder is entitled to one vote per share, unless the articles of association of the company provide otherwise. All shareholder resolutions are taken by an absolute majority of the votes cast, unless the articles of association or the law prescribe otherwise. The validity of shareholder decisions is not dependent on a quorum, unless the law or the articles of association stipulate otherwise.

Number of Directors and Size of Board	eGene’s articles of incorporation and bylaws allow between three and nine directors to serve on its board of directors and authorize the board of directors to set the number of directors within the parameters set by the articles of incorporation and bylaws. eGene’s board of directors has set the current number of directors at three.

QIAGEN has a two-tier management system consisting of a Managing Board and a Supervisory Board.

The articles of association of QIAGEN provide that the QIAGEN Supervisory Board will consist of at least three members and Managing Board of at least one member. The number of members of the Managing Board is determined by the QIAGEN Supervisory Board, and the number of members of the Supervisory Board is determined by the joint meeting

	eGene	QIAGEN
of all members of the Managing Board and the Supervisory Board (the “Joint Meeting”). QIAGEN Supervisory Board presently consists of six members. The Managing Board presently consists of four members. The Join Meeting may make a binding nomination to fill each vacancy on the Supervisory Board and Managing Board. The Managing directors are always elected by the general meeting of QIAGEN shareholders. The Supervisory directors are also appointed by the general meeting of shareholders, subject to an exception in case of vacancies occurring during a fiscal year. At the general meeting, the shareholders may overrule the binding nature of a nomination by resolution adopted with a majority of at least two-thirds of the votes cast, if such majority represents more than half the issued share capital.

Term of Directors	Each director serves for one year and comes up for re-election at the annual meeting of shareholders.	Each Supervisory director and Managing director serves for a one-year term, commencing on the date following QIAGEN’s annual general meeting up to and including the date of the annual general meeting held in the following fiscal year.

Removal of Directors	Under Nevada law, any director or one or more of the incumbent directors may be removed from office by the vote of shareholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. The members of the board of directors may ask a director to resign if he has been found mentally unsound or has been convicted of a felony.	Under Dutch law and QIAGEN’s articles of association, QIAGEN’s general meeting has the authority to remove or suspend members of the QIAGEN Managing Board and the Supervisory Board. The QIAGEN Supervisory Board has the authority to suspend members of the QIAGEN Managing Board. A member of the QIAGEN Managing Board and the Supervisory Board can be removed by a resolution of the general meeting of shareholders approved by at least two-thirds of the votes cast representing more than half of QIAGEN’s issued and outstanding share capital, unless the proposal for removal was made by the Joint Meeting, in which case a simple majority is sufficient.

Vacancies on the Board	If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of	The Supervisory Board may appoint up to one-third of its members if vacancies occur during a fiscal year.

	eGene	QIAGEN
	directors, the board of directors may fill the vacancy. If the directors remaining in office do not constitute a quorum of the Board, the directors may fill the vacancy by affirmative vote of a majority of all the directors remaining in office. Such appointment by the shareholders or directors shall continue until the expiration of the term of the director whose place has become vacant.	If a member of the Managing Board is prevented from fulfilling his duties, the remaining Managing directors shall temporarily be responsible for all management responsibilities. If all Managing directors are prevented from fulfilling their duties, one or more persons appointed by the Supervisory Board for this purpose from time to time shall be temporarily responsible for management.

Board Quorum and Vote Requirements	At meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business. Only when a quorum is present may the board of directors continue to do business at any such meeting. If a quorum is present, the acts of a majority of directors in attendance shall be the acts of the board.

Resolutions of the Managing Board are validly adopted, if adopted by a simple majority of the votes, including a vote in favor of the proposal by the chairman. Each Managing director is entitled to one vote.

Resolutions of the Supervisory Board are validly adopted, if adopted by a simple majority of the votes at a meeting where a majority of the Supervisory directors are present or represented. Each Supervisory director is entitled to one vote.

Resolutions of the Joint Meeting are validly adopted, if adopted by a simple majority of the votes at a meeting where a majority of the Supervisory directors and a majority of the Managing directors are present or represented. Each Supervisory director and each Managing director is entitled to one vote.

The Managing Board, the Supervisory Board and the Joint Meeting may adopt rules governing their internal organization, and the Supervisory Board may further establish such committees as it deems appropriate, provided that the powers and authority of such committees are set forth in the applicable supervision rules.

The Supervisory Board presently has appointed an Audit Committee, a Compensation Committee and a Selection and Appointment Committee from among its members and may appoint other committees in the future as it deems appropriate. The Supervisory Board has prepared charters pursuant to which each of the committees operates.

	eGene	QIAGEN
Preemptive Rights	eGene shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the articles of incorporation.

Under Dutch law, holders of common shares in a Dutch company have preemptive rights with respect to newly issued common shares in proportion to the aggregate nominal value of their shareholdings, with the exception of shares to be issued to employees. Such preemptive rights in respect of newly issued common shares may be excluded by the general meeting of QIAGEN shareholders or any other corporate body designated for such purpose by the general meeting of shareholders.

Under QIAGEN’s articles of association, existing holders of common shares will have preemptive rights in respect of future issuances of common shares in proportion to the number of common shares held by them, unless limited or excluded as described below. Holders of common shares shall not have preemptive rights in respect of future issuances of financing preference shares or preferences shares. Holders of financing preference shares and preference shares shall not have preemptive rights in respect of any future issuances of share capital. Preemptive rights do not apply with respect to shares issued against contributions other than in cash or shares issued to our employees or one of our group companies. Under QIAGEN’s articles of association, the Supervisory Board has the power to limit or exclude any preemptive rights to which shareholders may be entitled provided that it has been authorized by the general meeting to do so. The authority of the Supervisory Board to limit or exclude preemptive rights can only be exercised if at that time the authority to issue shares is vested in the Supervisory Board. The authority to limit or exclude preemptive rights may be extended in the same manner as the authority to issue shares. If there is no designation of the Supervisory Board to limit or exclude pre-emptive rights in force, the general meeting shall have authority to limit or exclude such pre-emptive rights, but only upon the proposal of the Supervisory Board.

	eGene	QIAGEN
Resolutions of the general meeting (i) to limit or exclude pre-emptive rights or (ii) to designate the Supervisory Board as the corporate body that has authority to limit or exclude pre-emptive rights, require a majority of at least two-thirds of the votes cast in a meeting of shareholders if less than 50% of the issued share capital is present or represented and shall only be valid if such resolutions have been proposed to the general meeting by the Supervisory Board. For these purposes, issuances of shares include the granting of rights to subscribe for shares, such as options and warrants, but not the issue of shares upon exercise of such rights.

Annual Shareholders Meetings	The annual meeting of eGene’s shareholders is held on such date, at such time and at such place as may be designated by the board of directors.	Under Dutch law, a company must hold at least one annual general meeting, to be held not later than six months after the end of the fiscal year. Pursuant to the articles of association of QIAGEN, general meetings may also be held as often as the QIAGEN Managing Board or the QIAGEN Supervisory Board deems necessary. In addition, under Dutch law, shareholders representing at least one-tenth of the issued share capital may request the QIAGEN Managing Board or the QIAGEN Supervisory Board to convene a general meeting of shareholders. If the QIAGEN Managing Board or the QIAGEN Supervisory Board has not convened a meeting within a certain period, the persons who have made the request are authorized to convene such a meeting under the specific requirements of Dutch law. The articles of association of QIAGEN specify the places where general meetings of shareholders may be held, all of which are located in The Netherlands.

Special Shareholders Meetings

Under eGene’s bylaws, special meetings of eGene shareholders may be called by:

•     the board of directors;

•     the chairman of the board;

•     the president; or

•     in the absence or disability of the above, any vice president; or

Under Dutch law, special general meetings of shareholders may be convened by the managing board or the supervisory board, but the articles of incorporation may also vest this power in other persons. In addition, one or more shareholders, who own together at least 10%, or such lesser amount as is provided by the articles of association, of the issued capital, can be

	eGene	QIAGEN
• in the absence or disability of a vice president, the secretary; or • the holders of votes constituting not less than 10 percent of eGene’s voting power.

authorized by the President of the District Court with competent jurisdiction to call a special general meeting of shareholders.

Pursuant to the articles of association of QIAGEN, extraordinary general meetings are held as often as deemed necessary by the Managing Board or Supervisory Board, or upon the request of one or more shareholders and other persons entitled to attend meetings jointly representing at least 40% of QIAGEN’s issued share capital or by one or more shareholders jointly representing at least 10% of QIAGEN’s issued share capital as provided for under the laws of The Netherlands.

Quorum for Shareholders Meetings	Except as otherwise expressly provided by law or by eGene’s articles of incorporation or bylaws, the presence in person or representation by proxy of holders of record of eGene shares that represent at least a majority of the combined voting power of the eGene common stock constitutes a quorum for the transaction of business at that meeting.	In keeping with the law of The Netherlands and generally accepted business practices in The Netherlands, QIAGEN’s articles of association provide that there are no quorum requirements generally applicable to meetings of shareholders, but the articles of association and Dutch law provide for quorum requirements for voting on certain specific matters.

Advance Notice Procedures for a Shareholder Proposal

In general, a shareholder wishing to nominate a director or raise another proposal at an annual meeting of shareholders must notify eGene in writing within a reasonable time prior to the first anniversary of the previous year’s annual meeting of shareholders.

This notice must contain specific information concerning the person to be nominated or the matters to be brought before the meeting, as well as specific information concerning the shareholder submitting the proposal or making the nomination.

Pursuant to QIAGEN’s articles of association, one or more shareholders representing at least 10% of the issued share capital may request the Managing Board or Supervisory Board in writing, at least sixty days but not more than ninety days before the anniversary of the date on which the prior year’s meeting was convened, to include certain subjects in the agenda for the general meeting. No valid resolutions can be adopted at a general meeting in respect of subjects which are not mentioned in the agenda. Under Dutch law holders of shares representing solely or jointly at least one hundredth part of the issued share capital, or represents a value of at least EUR 50,000,000 may request the company not later than on the sixtieth day prior to the day of the general meeting to include certain subjects on the notice convening a meeting, provided that it is not detrimental to the vital interest of the company.

	eGene	QIAGEN
Resolutions of the general meeting adopted at a meeting that has not been convened by the Managing Board or the Supervisory Board or resolutions regarding proposals included on the agenda at the request of shareholders shall only be valid if adopted by a majority of two-thirds of the votes cast, representing more than half of the issued share capital, unless the articles of association require a greater majority or quorum, in which case the latter shall apply, and subject to the provision in QIAGEN’s articles of association that certain resolutions can only be validly adopted if proposed by the Supervisory Board.

Shareholder Action by Written Consent	Under eGene’s bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent setting forth the action shall be signed by shareholders holding at least a majority of the voting power, unless a greater vote is required (i) under the corporation’s articles of incorporation, (ii) under any certificate of rights, preferences and privileges filed in accordance with Nevada law, or (iii) under Nevada law, in which event, such greater proportion of written consent shall be required. Any such consent shall be filed with the Secretary of the corporation and shall have the same force and effect as a unanimous vote of the shareholders.

Under Dutch law, resolutions may be adopted by shareholders in writing without holding a meeting of shareholders, provided the articles of association expressly so allow and provided no bearer shares are issued.

Except for resolutions to be adopted by the meeting of holders of preference shares and proposed by the Supervisory Board, QIAGEN’s articles of association do not allow the adoption of shareholders’ resolutions by written consent (or otherwise without holding a meeting).

Amendment of Governing Documents

eGene’s articles of incorporation may be amended only by a majority shareholder vote. eGene’s bylaws may be amended by an affirmative vote of the board of directors.

There is no provision under Nevada law for shareholder action to amend a corporation’s articles of incorporation without action by the board of directors of the corporation.

Under Dutch law, shareholders of a Dutch company may resolve to amend the company’s articles of association, although the prior approval of the Dutch Ministry of Justice is required for any such amendment.

Under QIAGEN’s articles of association, the general meeting of shareholders may pass a resolution for an amendment to the articles of association only upon a proposal of the QIAGEN Supervisory Board, and it must be approved by an absolute majority of the votes cast at a general meeting of shareholders. The resolution to amend the articles of association shall further only be valid if

	eGene	QIAGEN
the complete proposal has been made available for inspection by the shareholders, and approval by the meeting of holders of a specific class of shares has been obtained in case the rights conferred upon holders of such class of shares are proposed to be changed.

Acquisition of the Company’s Own Shares	Under Nevada law, a corporation may redeem or repurchase its own shares out of its surplus and a corporation cannot generally make such a purchase or redemption if it would cause impairment of its capital.

Under Dutch law, a company may not subscribe for newly issued shares in its own capital. A Dutch company may, subject to certain restrictions, purchase shares in its own capital, provided, among others, the nominal value of the shares acquired by the company (or its subsidiaries) does not exceed 10% of the issued share capital.

QIAGEN may acquire its own shares, subject to certain provisions of Dutch law and its articles of association, if (i) shareholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-up and called up capital and any reserves required by Dutch law or the articles of association and (ii) QIAGEN and its subsidiaries would not thereafter hold shares with an aggregate par value exceeding one-tenth of our issued share capital. Shares that QIAGEN holds in its own capital or shares held by one of its subsidiaries may not be voted. The Managing Board, subject to the approval of the Supervisory Board, may effect QIAGEN’s acquisition of shares in its own capital. QIAGEN’s acquisitions of shares in its own capital may only take place if the general meeting has granted to the Managing Board the authority to effect such acquisitions. Such authority may apply for a maximum period of 18 months and must specify the number of shares that may be acquired, the manner in which shares may be acquired and the price limits within which shares may be acquired.

Indemnification of Directors, Officers and Employees	Article IX of eGene’s articles of incorporation provides that directors of eGene will not be personally liable for monetary damages to eGene for certain breaches of their fiduciary duty as	The concept of indemnification of directors of a company for liabilities arising from their actions as members of the executive or supervisory boards is, in principle, accepted in The Netherlands and

eGene	QIAGEN

directors to the fullest extent allowable by Nevada law. Under current Nevada law, directors would remain liable for: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, and (ii) approval of certain illegal dividends or redemptions. In appropriate circumstances, equitable remedies or nonmonetary relief, such as an injunction, will remain available to a shareholder seeking redress from any such violation. In addition, the provision applies only to claims against a director arising out of his role as a director and not in any other capacity (such as an officer or employee of eGene).

eGene also has the obligation, pursuant to Article VIII of eGene’s bylaws, to indemnify any director or officer of eGene for all expenses incurred by them in connection with any legal action brought or threatened against such person for or on account of any action or omission alleged to have been committed while acting in the course and scope of the person’s duties, if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of eGene, and with respect to criminal actions, had no reasonable cause to believe the person’s conduct was unlawful, provided that such indemnification is made pursuant to then existing provisions of Nevada law at the time of any such indemnification.

sometimes is provided for in a company’s articles of association.

Article 27 of QIAGEN’s articles of association provides that QIAGEN shall indemnify every person who is or was a Managing Director or Supervisory Directors against all expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement with respect to any threatened pending or completed action, suit or proceeding, as well as against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of an action or proceeding, if such person acted in good faith and in a manner he reasonably could believe to be in or not opposed to QIAGEN’s best interests. An exception is made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to QIAGEN.

ENFORCEABILITY OF CIVIL LIABILITIES

QIAGEN is incorporated under the laws of The Netherlands and substantial portions of its assets are located outside of the United States. In addition, certain members of its Managing and Supervisory Boards, its officers and certain experts named herein reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon QIAGEN or such other persons, or to enforce outside the U.S. judgments obtained against such persons in U.S. courts, in any action, including actions predicated upon the civil liability provisions of U.S. securities laws. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, rights predicated upon the U.S. securities laws. There is no treaty between the United States and The Netherlands for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would not be directly enforceable in The Netherlands. However, if the party in whose favor such final judgment is rendered brings a new suit in a competent court in The Netherlands, such party may submit to the Dutch court the final judgment which has been rendered in the United States. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds which are internationally acceptable and that proper legal procedures have been observed, the Dutch court will, in principle, give binding effect to the final judgment which has been rendered in the United States unless such judgment contravenes Dutch principles of public policy. Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce against QIAGEN, members of its Managing or Supervisory Boards, officers or certain experts named herein who are residents of The Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the federal securities laws. In addition, there is doubt as to whether a Dutch court would impose civil liability on QIAGEN, the members of its Managing or Supervisory Boards, its officers or certain experts named herein in an original action predicated solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in The Netherlands against QIAGEN or such members, officers or experts, respectively.

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in eGene’s proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to eGene in a timely manner. eGene will hold an annual meeting in the year 2007 only if the merger is not completed. In order for a shareholder proposal to be considered for inclusion in eGene’s proxy statement for the 2007 annual meeting (if it is held), shareholder proposals must be received no later than [                    ], 2007. If we do not receive notice of any matter to be considered for presentation at the annual meeting, although not to be included in the proxy statement, between [                    ], 2007 and [                    ], 2007 management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a shareholder in accordance with Rule 14a-4 under the Exchange Act. All shareholder proposals should be marked for the attention of Investor Relations, eGene, Inc., 17841 Fitch, Irvine, California 92614.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited QIAGEN’s consolidated financial statements and schedule included in QIAGEN’s Annual Report on Form 20-F for the year ended December 31, 2006, and management’s assessment of the effectiveness of QIAGEN’s internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement. QIAGEN’s financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of eGene, Inc. included in this proxy statement/prospectus have been audited by Mantyla McReynolds LLC, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the restatement of related financial statements), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements have been prepared assuming eGene will continue as a going concern. As discussed in Note 2 to the financial statements, eGene has experienced recurring losses since its inception in 1999. This factor raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the common shares registered under this Registration Statement will be passed upon for QIAGEN by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, QIAGEN’s U.S. counsel. Attorneys at Mintz Levin own an aggregate of approximately 8,000 common shares. The validity of the issuance of the common shares registered under this Registration Statement has been passed upon for QIAGEN by De Brauw Blackstone Westbroek N.V., Amsterdam, The Netherlands.

INCORPORATION BY REFERENCE

As allowed by SEC rules, this proxy statement/prospectus incorporates documents by reference which are not presented in or delivered with this proxy statement/prospectus. Information and statements contained in this document, or any annex to this document incorporated by reference in this document, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this document or incorporated in this document by reference.

The following document, which was filed by QIAGEN with the SEC, is incorporated by reference into this proxy statement/prospectus:

•	QIAGEN’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006, filed with the SEC on April 2, 2007.

In addition, all documents filed or furnished by QIAGEN pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and before the date of the eGene special meeting are deemed to be incorporated by reference into, and to be a part of, this proxy statement/prospectus from the date of filing or furnishing of those documents. These documents include periodic reports, such as annual reports on Form 20-F, and current reports on Form 6-K.

WHERE YOU CAN FIND MORE INFORMATION

QIAGEN and eGene are public companies and file annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission. You may read and copy any document filed by QIAGEN or eGene at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. QIAGEN’s and eGene’s SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov, or at their web sites at www.qiagen.com and www.egeneinc.com.

This proxy statement/prospectus is only part of a Registration Statement on Form F-4 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the Registration

Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

•	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the Public Reference Room,

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

•	obtain a copy from the SEC’s web site.

Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

All information contained in this document or incorporated in this document by reference relating to eGene has been supplied by eGene, and all such information relating to QIAGEN has been supplied by QIAGEN. Information provided by either entity does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document, or if you have questions about the merger, you should contact:

eGene, Inc.

17841 Fitch

Irvine, California 92614

(949) 250-8686

Attention: Investor Relations

or

QIAGEN, N.V.

Spoorstraat 50

5911 KJ Venlo, The Netherlands

(+31)-77-320-8400

Attention: Investor Relations

EGENE, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

eGene, Inc.

We have audited the accompanying consolidated balance sheet of eGene, Inc. as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eGene, Inc. as of December 31, 2006, and the results of operations and cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced recurring losses since its inception in 1999. This factor raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MANTYLA MCREYNOLDS LLC
Mantyla McReynolds LLC Salt Lake City, Utah March 31, 2007 (except as to Note 15, which is as of April 12, 2007)

eGene, Inc.

Consolidated Balance Sheet

December 31, 2006

ASSETS
Current Assets
Cash and Cash Equivalents	$209,607
Accounts Receivable, net of allowance	980,817
Prepaid Expense	24,507
Inventory—Notes 1 and 11	310,893

Total Current Assets	1,525,824
Fixed Assets—Note 10
Computer Equipment	59,592
Equipment and Machinery	53,912
Furniture and Fixtures	22,537
Injection Molds	287,347
Less Accumulated Depreciation	(167,910)

Total Fixed Assets	255,478
Other Assets
Deferred Patent Costs, Net of Amortization—Note 1	365,617
Deposits	31,744

Total Other Assets	397,361

TOTAL ASSETS	$2,178,663

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accounts Payable	$278,910
Warranty Accrual—Note 1	82,448
Accrued Payroll and Related Payroll Taxes	176,121
Accrued Vacation Payable	45,546
Sales Taxes Payable	11,949
Current Portion of Settlement Payable—Note 12	119,096
Short Term Loan Payable—Note 8 (Related Party)	330,000
Accrued Commission	56,295
Accrued Interest Payable	1,817

Total Current Liabilities	1,102,182
Settlement Payable—Long Term—Note 12	54,622

Total Liabilities	1,156,804
Stockholders’ Equity—Notes 1, 5 and 6
Preferred Stock—10,000,000 shares authorized; having a par value of $.001; -0- shares issued and outstanding	—
Common Stock—50,000,000 shares authorized; having a par value of $.001; 18,583,335 shares issued and outstanding	18,583
Paid in Capital	6,310,988
Accumulated Deficit	(5,307,712)

Total Stockholders’ Equity	1,021,859

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,178,663

See accompanying notes to consolidated financial statements

eGene, Inc.

Consolidated Statements of Operations

for the Years Ended December 31, 2006 and 2005

	2006	2005
Revenues
Sales (Including revenue from related parties of $69,202 and $266,866, respectively)	$2,749,305	$1,288,419
Services	—	5,420
Total Revenues	2,749,305	1,293,839

Cost of Goods Sold	1,025,586	586,251

Gross Profit	1,723,719	707,588

Operating Expenses
Accounting & Audit	32,503	34,254
Amortization & Depreciation	92,288	14,993
Bad Debt	11,366	—
Dues and Subscriptions	2,381	1,696
General Office Expenses	20,905	12,316
Insurance	49,520	68,746
Legal Expenses	67,506	52,446
Marketing Sales Expenses	423,836	94,943
Office Supplies & Equipment	14,406	16,023
Postage and Delivery	2,564	5,297
Professional Fees	131,394	245,146
Rent—Building	87,864	88,280
R & D, Manufacturing and Production	94,984	79,658
Salaries, Wages & Taxes	1,423,068	827,766
Telephone & Utilities	16,750	20,110
Warranty Expense	37,760	4,588

Total Operating Expenses	2,509,095	1,566,262

Net Loss from Operations	(785,376)	(858,674)
Interest and Net Other Income	2,904	1,622

Loss Before Income Taxes	(782,472)	(857,052)
Current Year Provision for Income Taxes	—	—

Net Loss	$(782,472)	$(857,052)

Basic and Diluted Loss Per Share	$(0.04)	$(0.05)

Weighted Average Shares Outstanding	18,343,950	15,795,736

See accompanying notes to consolidated financial statements

eGene, Inc.

Consolidated Statement of Stockholders’ Equity

for the Years Ended December 31, 2006 and 2005

	Preferred Stock		Common Stock
	Shares Issued	Par Amount	Shares Issued	Par Amount
Balance, December 31, 2004	—	$—	14,698,233	$14,698
Shares retained during reverse merge of Centroid Consolidated Mines Co.	—	—	714,285	714
2/16/05-Stock options exercised, at $.05 per share			103,333	103
3/17/05-Stock options exercised, at $.05 per share			11,667	12
3/21/05-Stock options exercised, at $.05 per share			96,667	97
11/30/05-Issued shares for cash, at $.30 per share			1,500,000	1,500
11/30/05-Issued shares for cash, at $.30 per share			666,666	667
12/1/05-Issued shares for cash, at $.30 per share			83,333	83
12/2/05-Issued shares for cash, at $.30 per share			83,333	83
12/23/05-Issued shares for cash, at $.30 per share			160,000	160
Net loss for the period ended December 31, 2005

Balance, December 31, 2005	—	$—	18,117,517	$18,117
4/6/06-Issued shares for services at $1.02 per share			50,000	50
5/30/06-Issued shares for $.64 per share			234,375	235
7/11/06-Stock options exercised, at $.05 per share			24,109	24
7/19/06-Stock options exercised, at $.05 per share			14,000	14
10/6/06-Stock options exercised, at $.05 per share			143,334	143
Stock Based Compensation in 2006
Amortization of prepaid services
Net loss for the period ended December 31, 2006

Balance, December 31, 2006	—	$—	18,583,335	$18,583

eGene, Inc.

Consolidated Statement of Stockholders’ Equity—(Continued)

for the Years Ended December 31, 2006 and 2005

	Additional Paid in Capital	Retained Earnings	Prepaid Services	Total Stockholders’ Equity
Balance, December 31, 2004	$4,701,799	$(3,668,188)	$0	$1,048,309
Shares retained during reverse merge of Centroid Consolidated Mines Co.	(714)			—
2/16/05-Stock options exercised, at $.05 per share	5,064			5,167
3/17/05-Stock options exercised, at $.05 per share	571			583
3/21/05-Stock options exercised, at $.05 per share	4,736			4,833
11/30/05-Issued shares for cash, at $.30 per share	448,500			450,000
11/30/05-Issued shares for cash, at $.30 per share	199,333			200,000
12/1/05-Issued shares for cash, at $.30 per share	24,917			25,000
12/2/05-Issued shares for cash, at $.30 per share	24,917			25,000
12/23/05-Issued shares for cash, at $.30 per share	47,840			48,000
Prepaid services via issuance of warrants	90,000		(90,000)
Amortization of prepaid services			22,500	22,500
Net loss for the period ended December 31, 2005		(857,052)		(857,052)

Balance, December 31, 2005	$5,546,963	$(4,525,240)	$(67,500)	$972,340
4/6/06-Issued shares for services	50,950			51,000
5/30/06-Issued shares for $.64 per share	149,765			150,000
7/11/06-Stock options exercised, at $.05 per share	1,181			1,205
7/19/06-Stock options exercised, at $.05 per share	686			700
10/6/06-Stock options exercised, at $.05 per share	7,023			7,166
Stock Based Compensation in 2006	554,420			554,420
Amortization of prepaid services			67,500	67,500
Net loss for the period ended December 31, 2006		(782,472)		(782,472)

Balance, December 31, 2006	$6,310,988	$(5,307,712)	$—	$1,021,859

See accompanying notes to consolidated financial statements

eGene, Inc.

Consolidated Statements of Cash Flows

for the Years Ended December 31, 2006 and 2005

	2006	2005
Cash Flows From Operating Activities
Net Loss	$(782,472)	$(857,052)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	6,109	5,439
Depreciation	86,179	9,554
Stock Based Compensation	554,420	—
Securities issued for services	118,500	22,500
Increase in current assets	(420,129)	(385,430)
Increase in current liabilities	610,580	78,671
Increase (Decrease) in long-term liabilities	(129,021)	183,642
Increase in Deposits	(1,061)	—

Net cash generated (used) in operating activities	43,105	(942,676)

Cash Flows from Investing Activities
Purchases of fixed assets	(55,776)	(39,118)
Purchases of other assets	(63,289)	(47,074)

Net cash used in investing activities	(119,065)	(86,192)

Cash Flows from Financing
Proceeds from sale of equity securities	159,072	758,583

Net (decrease) increase in cash	83,112	(270,285)
Cash at beginning of period	126,495	396,780

Cash at end of period	$209,607	$126,495

Supplemental information
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

See accompanying notes to consolidated financial statements

eGene, Inc.

Notes to the Consolidated Financial Statements

December 31, 2006

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Effective July 14, 2004, eGene, Inc., formerly known as Centroid Consolidated Mines Co., (Centroid), completed a merger with BioCal Technology, Inc., (“BioCal”) a California corporation in the business of developing, manufacturing, and marketing analytical systems and reagents for the global genotyping market.

The merger caused BioCal to become a wholly-owned subsidiary of Centroid, a dormant, publicly held Nevada corporation. The terms of the merger provided that Centroid exchange one of its shares of common stock for every three outstanding shares of common stock of BioCal and one of its options to acquire shares of common stock of Centroid for every three outstanding options to acquire common stock of BioCal, with the option exercise price of the BioCal options to be adjusted times three as a result of the exchange. The combination is a “reverse merger” which essentially results in the owners of BioCal controlling the post-merger entity. They became owners of approximately 73% of the reorganized company. The transaction is accounted for as a recapitalization of BioCal wherein the net assets are brought forward at their net book value with no goodwill recognized, and the pre-merger financial statements of BioCal are now the historical financial statements of the combined company.

The directors and executive officers of BioCal became the directors and officers of the reorganized entity which also has changed its name to eGene, Inc. The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. The following is a summary of the more significant of such policies.

Principles of Consolidation

eGene’s financial statements include the accounts of its wholly owned subsidiary BioCal Technology, Inc, All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Management believes the fair value of financial instruments approximates their carrying amounts. The carrying value of cash, accounts receivable, accounts payable and certain other liabilities approximate their estimated fair values due to the short-term nature of these instruments. Management believes the fair value of the promissory notes payable approximates fair value, as the interest approximates market rates.

Revenue Recognition

General Policy

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. Revenue is recognized on product sales when goods are shipped under eGene’s standard terms of “FOB origin”. Revenues on shipments subject to customer acceptance provisions are recognized only upon customer acceptance provided all other revenue

eGene, Inc.

Notes to the Consolidated Financial Statements—(Continued)

December 31, 2006

recognition criteria are met. Revenue recognized is not subject to repayment. Cash received that is related to future performance under such contracts is deferred and recognized as revenue when earned. No sales made by eGene include return rights or privileges. Based upon eGene’s prior experience, sales returns are not significant, and therefore, eGene has made no provision for sales returns or other allowances. Provision is made at the time of sale for estimated costs related to eGene’s warranty obligations to customers. We grant price protection rights to certain international distributors. Such price protection rights require us to pay the distributor if there is a reduction in the list price of our products. Price protection payments would be required for the distributor’s inventory on-hand or in-transit on the date of the price reduction. We have not recorded a liability in connection with such price protection rights since we have not reduced the standard list prices of our products.

Product Revenue

Product revenue is recognized upon the shipment and transfer of title to customers and is recorded net of discounts and allowances. Revenues on shipments subject to customer acceptance provisions are recognized only upon customer acceptance, provided all other revenue recognition criteria are met. Customer product purchases are delivered under standardized terms of “FOB origin” with the customer assuming the risks and rewards of product ownership at the time of shipping from eGene’s warehouse with no return rights or privileges.

Service

Optional service offerings are not included in the price eGene charges customers for the initial product purchase. Under eGene’s standard warranty, the customer is entitled to repair or replacement of defective goods. No upgrades are included in the standard warranty.

Software

eGene has developed software that is marketed with its solutions as a component to operate and run its instruments and systems. eGene does not provide post-sale software support, except for functional defects in the software as contemplated in eGene’s warranty on its instruments.

Warranty Expense

At the time product revenue is recognized, eGene establishes an accrual for estimated warranty expenses associated with sales, recorded as a component of cost of revenue. eGene offers a one-year limited warranty on instrumentation products, which is included in the sales price of many of its products. eGene’s standard limited warranty covers repair or replacement of defective goods, a preventative maintenance visit on certain products as required and telephone based technical support. No upgrades are included in the standard warranty. In accordance with SFAS No. 5, “Accounting for Contingencies,” provision is made for estimated future warranty costs at the time of sale. Factors that affect eGene’s warranty liability include the number of installed units, historical and anticipated rates of warranty claims and cost per claim. The warranty accrual increased from $48,233 to $82,448 from 2005 to 2006.

Property, Plant and Equipment

The Company states property, plant and equipment (“PP&E”) at costs, except for PP&E that has been impaired, for which we write down the carrying amount to estimated fair market value, which then becomes the new cost basis. See Note 10.

eGene, Inc.

Notes to the Consolidated Financial Statements—(Continued)

December 31, 2006

Depreciation

Property and equipment are carried at cost for financial statement purposes. In the accompanying financial statements, depreciation is recorded on equipment over the estimated useful lives, ranging from three to seven years, using straight-line method. See Note 10. The Company recorded depreciation of $86,179 and $9,554 for the year ended on December 31, 2006, and 2005, respectively. Accumulated depreciation is $167,910 and $81,731 as of December 31, 2006, and 2005, respectively.

Amortization

The Company amortizes deferred patent legal fees. The Company recorded amortization of $6,109 and $5,439 for the year ended on December 31, 2006, and 2005, respectively. Accumulated amortization is $18,188 and $12,079 as of December 31, 2006, and 2005, respectively. For all patents currently effective, we expect annual amortization of approximately $6,000 over each of the next five years.

Total additions of deferred patent legal fees for the year ended December 31, 2006, and 2005 were $63,289 and $41,239 respectively.

Income Taxes

The Company accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

eGene has incurred net operating losses since inception. Such losses may be carried forward to offset future taxable income. No deferred tax benefit has been recorded.

Net Loss Per Share

Basic net income (loss) per share is calculated based on the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share would give effect to the dilutive effect of common stock equivalents consisting of stock options and warrants (calculated using the treasury stock method). Potentially dilutive securities have been excluded from the diluted earnings per share computations where they have an anti-dilutive effect due to eGene’s net loss. Potentially dilutive common stock equivalents excluded from the calculation of diluted net loss are approximately 5,446,368 and 4,571,808 shares for the years ended December 31, 2006 and 2005 respectively.

Stock-Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. No compensation cost is recognized for equity instruments for which employees do not render service. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. Effective January 1, 2006, the Company has adopted the provisions of SFAS No. 123(R), using the modified prospective method, which will require stock-based compensation expense to be recognized against earnings for the portion of outstanding unvested awards, based on the grant date fair value of those awards calculated using a Black-Scholes pricing model under SFAS 123(R).

eGene, Inc.

Notes to the Consolidated Financial Statements—(Continued)

December 31, 2006

Consequently, for the year ended December 31, 2006, the Company’s results of operations reflected compensation expenses for new stock options granted and vested under its stock incentive plans and the unvested portion of previous stock option grants which vested during these periods. The amounts recognized in the financial statements related to stock-based compensation were $36,196 for Direct Labor, $13,044 for Manufacturing and R&D, $22,011 for Marketing and Sales, $483,169 for salaries and wages, for a total of $554,420 for the year ended December 31, 2006.

Prior to the fiscal year 2006, the Company accounted for its stock-based employee compensation arrangements in accordance with the provisions and related interpretations of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” Had compensation cost for stock-based compensation been determined consistent with SFAS No. 123R, the net loss and net loss per share for the year ended December 31, 2005, would have been adjusted to the following pro forma amounts:

2005
Net loss, as reported	$(857,052)
Compensation cost under fair value based accounting method, net of tax	221,341

$(1,078,393)
Net loss per common share Basic and Diluted
As reported	$(0.05)
Pro forma	(0.07)

Weighted average shares	15,795,736

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing method. The Company uses historical data to estimate the expected price volatility and the expected option life. The Company has not made any dividend payments nor does it have plans to pay dividends in the foreseeable future. The following assumptions were used to estimate the fair value of options granted during the years ended December 31, 2006, and 2005, using the Black-Scholes option-pricing model:

	2006	2005
Expected life (years)	5	0-10
Interest rate	4.9%	3.0%
Volatility	148%	244%
Dividend yield	0%	0%

Cash and Cash Equivalents

Per the provisions of the Financial Accounting Standards Board (FASB) Statement No. 95, Statement of Cash Flows, cash equivalents consist primarily of certificates of deposits and other securities with original maturities of 90 days or less. Certificates of deposits and other securities with original maturities over 90 days are classified as short-term investments.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of accounts receivable. Accounts receivable are typically unsecured and are derived from revenues earned from customers primarily located in foreign countries. The Company performs ongoing credit evaluations

eGene, Inc.

Notes to the Consolidated Financial Statements—(Continued)

December 31, 2006

of its customers and maintains allowance for potential credit losses; historically, such losses have been immaterial and within management’s expectations. On December 31, 2005, three customers accounted for a total of 68% of the accounts receivable balance. On December 31, 2006, two customers accounted for a total of 61% of the accounts receivable balance.

Accounts Receivable

Accounts receivable are stated at amounts owed to eGene from customers. eGene grants credit to customers based on their financial conditions, generally without requiring collateral. Accounts which are determined to be uncollectible are immediately written off. The Company provides an allowance for doubtful accounts based on historical experience with its customers and an evaluation of the aging of the accounts receivable. The allowance for doubtful accounts is $19,898 as of December 31, 2006. The year end outstanding net accounts receivable balance increased from $585,563 to $980,817 from 2005 to 2006 due to revenue increases in December 2006.

Inventories

Inventories for use in the manufacture of eGene’s instruments include electronic components, devices, and accessories either produced or purchased from original equipment manufacturers. Inventories are stated at the lower of standard cost (which approximates actual cost on a first-in, first-out basis) or market, reflect appropriate reserves for potential obsolete, slow moving or otherwise impaired material, and include appropriate elements of material, labor, and indirect costs. eGene reserves or writes off 100% of the cost of inventory that it specifically identifies and considers obsolete or excessive to fulfill future sales estimates. eGene defines obsolete inventory as inventory that will no longer be used in the manufacturing process. Excess inventory is generally defined as inventory in excess of projected usage, and is determined using management’s best estimate of future demand at the time, based upon information then available to eGene.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2006 and 2005 was approximately $36,975 and $11,020, respectively.

Research and Development Expenses

eGene expenses research and development (R&D) costs in accordance with FASB Statement No. 2, Accounting for Research and Development Costs. eGene has incurred R&D costs for consulting, payroll and materials.

Stockholders’ Equity

eGene has 50,000,000 authorized common shares and 10,000,000 authorized preferred shares, with the preferred stock having such rights and preferences as the Board of Directors shall determine. A total of 18,583,335 common shares have been issued through December 31, 2006, at various stated values, totaling $6,310,988. Included in the issued shares are 321,973 subsidiary shares which were not yet submitted and replaced by the Company’s stock as of December 31, 2006. There have been no issuances of preferred shares.

Recently Issued Financial Accounting Standards

In September 2005, the Emerging Issues Task Force (EITF) reached a consensus on Issue No. 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty. This issue addresses the question

eGene, Inc.

Notes to the Consolidated Financial Statements—(Continued)

December 31, 2006

of when it is appropriate to measure purchase and sales of inventory at fair value and record them in cost of sales and revenues and when they should be recorded as exchanges measured at the book value of the item sold. The EITF concluded that purchases and sales of inventory with the same counterparty that are entered into in contemplation of one another should be combined and recorded as exchanges measured at the book value of the item sold. The consensus has been applied to new arrangements entered into and modifications or renewals of existing agreements, beginning in 2006. The adoption of this statement did not have a material impact on our results of operations or financial position.

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending December 31, 2007, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and beginning with the Company’s Annual Report for the year ending December 31, 2008, that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

In February 2006, the Financial Accounting Standards Board (FASB) issued statement 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements no. 133 and 140. This statement resolves issues addressed in Statement 133 Implementation Issue no. D1 “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This implementation guidance indicated that entities could continue to apply guidance related to accounting for beneficial interests in paragraphs 14 and 362 of Statement 140, which indicate that any security that can be contractually prepaid or otherwise settled in such a way that the holder of the security would not recover substantially all of its recorded investment should be subsequently measured like investments in debt securities classified as available for sale or trading, and may not be classified as held to maturity. Also, Implementation issue D1 indicated that holders of beneficial interests in securitized financial assets that are not subject to paragraphs 14 and 362 of Statement 140 are not required to apply Statement 133 to those beneficial interests, pending further guidance. Statement 155 eliminates the exemption from Statement 133 for interests in securitized financial assets. It also allows the preparer to elect fair value measurement at acquisition, at issuance or when a previously recognized financial instrument is subject to a remeasurement event. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.

In March 2006, the FASB issued statement 156 Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140. Under statement 140, servicing assets and servicing liabilities are amortized over the expected period of estimated net servicing income or loss and assessed for impairment or increased obligation at each reporting date. This statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. Subsequent measurement of servicing assets and servicing liabilities at fair value is permitted, but not required. If derivatives are used to mitigate risks inherent in servicing assets and servicing liabilities, those derivatives must be accounted for at fair value. Servicing assets and servicing liabilities subsequently measured at fair value must be presented separately in the statement of financial position and there are additional disclosures for all separately recognized servicing assets and servicing liabilities. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.

eGene, Inc.

Notes to the Consolidated Financial Statements—(Continued)

December 31, 2006

In June 2006, the FASB issued interpretation no 48 Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109. This interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109. Recognition of a tax position should be based on whether it is more likely than not that a tax position will be sustained. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. This interpretation is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of this interpretation will have material impact on our results of operations or financial position.

In September 2006, the Securities and Exchange Commission (SEC) release Staff Accounting Bulletin (SAB) No. 108 regarding the effects of prior year misstatements in considering current year misstatements for the purpose of a materiality assessment. The opinion in SAB 108 is that in the case of an error that has occurred and been immaterial in a number of previous years, the cumulative effect should be considered in assessing the materiality of the error in the current year. If the cumulative effect of the error is material, then the current year statements, as well as prior year statements should be restated. In the case of restated prior year statements, previously filed reports do not need to be amended, if the error was considered immaterial to previous year’s financial statements. However the statements should be amended the next time they are filed. The effects of this guidance should be applied cumulatively to fiscal years ending after November 15, 2006. Additional disclosure should be made regarding any cumulative adjustments made in the current year financial statements. We do not expect the adoption of this SAB will have material impact on our results of operations or financial position.

2. GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has limited financial resources and its operations from inception March 1, 1999, through December 31, 2006, have been unprofitable. These factors raise substantial doubt about its ability to continue as a going concern. If the Company is unsuccessful in their efforts and cannot attain sufficient profitable operations or if it cannot obtain additional sources of funding or investment, it may substantially curtail or terminate its operations.

3. SIGNIFICANT CONCENTRATIONS

For the twelve months ended December 31, 2006, five customers represented approximately 67% of total revenues. For the twelve months ended December 31, 2005, five customer represented approximately 75% of total revenues. If these customers decreased or terminated their purchases from the Company, the impact may have adverse effects on the Company’s operations and financial condition. The Company primarily sells one product, along with certain peripherals. If this product becomes un-saleable in future periods for any reason, the impact may have adverse effects on the Company’s financial condition. eGene maintained checking and savings deposits at one bank institution as of December 31, 2006, for a total of $209,607, which exceeded the Federal Depository Insurance Corporation insured limit of $100,000 per financial institution by $ 109,607. eGene’s management does not believe that this involves any significant risk. We obtain some of the components and subassemblies in our systems from a single source or a limited group of suppliers, and the partial or complete loss of one of these suppliers could cause production delays and a substantial loss of revenue. For the twelve months ended December 31, 2006, we have purchased this type of parts from two companies for $277,141 and $160,870, respectively.

eGene, Inc.

Notes to the Consolidated Financial Statements—(Continued)

December 31, 2006

4. COMMITMENTS

The Company leases office facilities in Irvine, California and Shanghai, People’s Republic of China (as of December 2006) under non-cancelable operating leases expiring through December 2011. The leases provide for monthly rental payments of $7,939 and $12,953, respectively. Rent expense relating to the leases amounted to approximately $87,864 for the year ended December 31, 2006, and $88,280 for the year ended December 31, 2005.

Operating Leases Liabilities
12 Month Period ended December 31,
2007	$234,674
2008	252,601
2009	226,469
2010	186,516
2011	186,516

Total	$1,086,776

Inventory Purchases

As of December 31, 2006, eGene did not have any material non-cancelable purchase commitments with any of its suppliers.

5. ACQUISITION OF BIOCAL TECHNOLOGY INC.

Effective July 14, 2004, the Company, formerly known as Centroid Consolidated Mines Co., (Centroid) completed a merger with BioCal Technology, Inc., (“BioCal”) a California corporation in the business of developing, manufacturing, and marketing analytical systems and reagents for the global genotyping market.

The merger caused BioCal to become a wholly-owned subsidiary of Centroid, a dormant, publicly held Nevada corporation. The terms of the merger provided that Centroid exchange one of its shares of common stock for every three outstanding shares of common stock of BioCal, and one of its options to acquire shares of common stock of Centroid for every three outstanding options to acquire common stock of BioCal, with the option exercise price of the BioCal options to be adjusted times three as a result of the exchange. The combination is a “reverse merger” which essentially results in the owners of BioCal controlling the post-merger entity. They became owners of approximately 73% of the reorganized company. The transaction is accounted for as a recapitalization of BioCal wherein the net assets are brought forward at their net book value with no goodwill recognized, and the pre-merger financial statements of BioCal are now the historical financial statements of the combined company.

The directors and executive officers of BioCal became the directors and officers of the reorganized entity which also has changed its name to eGene, Inc.

6. STOCK OPTIONS AND WARRANTS

eGene adopted a Stock Option Plan in 2006 for 2,500,000 shares maximum, in order to attract and retain key employees and to provide staff with equity incentives in order to promote the financial success of eGene. Stock Option Plans were also adopted in 1999, 2002 and 2004 for 2,366,667, 666,667 and 2,000,000 shares maximum, respectively. In the event the number of outstanding shares of eGene changed by a stock dividend, split, etc., such options shall be proportionately adjusted.

eGene, Inc.

Notes to the Consolidated Financial Statements—(Continued)

December 31, 2006

	Options		Warrants
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
2006
Granted	1,160,000	$0.68	0	$—
Exercised	181,443	0.05	0	—
Forfeited/expires	103,997	0.05	0	—
Outstanding at December 31	2,453,035	0.35	2,993,333	0.45
Exercisable	1,285,969	0.05	2,993,333	0.45

	Options		Warrants
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
2005
Granted	200,000	$0.05	2,993,333	$0.45
Exercised	211,667	0.05	0	—
Forfeited/expires	25,000	0.05	0	—
Outstanding at December 31	1,578,475	0.05	2,993,333	0.45
Exercisable	1,094,675	0.05	2,993,333	0.45

Summarized information about stock options and warrants outstanding December 31, 2006:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.05 - 0.68	2,453,035	5.7	$0.35	1,285,969	$0.05

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.45	2,993,333	4	$0.45	2,993,333	$0.45

7. INCOME TAXES

No provision has been made in the financial statements for income taxes because the Company has accumulated losses from operations since inception. Any deferred tax benefit arising from the operating loss carried forward is offset entirely by a valuation allowance since it is not currently estimable when and if the Company will have taxable income to take advantage of the losses.

Deferred Taxes	Balance	Rate	Tax
Federal loss carryforward (expires through 2026)	$5,307,713	34%	$1,804,623
State loss carryforward (expires through 2016)	$5,289,528	8.84%	467,594
Valuation allowance			(2,272,217)

Deferred tax asset			$—

eGene, Inc.

Notes to the Consolidated Financial Statements—(Continued)

December 31, 2006

The valuation allowance has increased $335,211 from $1,937,006 in the prior year.

Income tax expense differs from amounts computed by applying the statutory Federal rate to pretax income as follows:

	Years ended December 31,
	2006	2005
Federal statutory rate	34.0%	34.0%
Effect of:
State income taxes	8.84%	8.84%
Change in valuation allowance, Federal and State; and other	-42.84%	-42.84%

Effective tax rate	0.0%	0.0%

8. PROMISSORY NOTES—RELATED PARTY

In November and December 2006, the Company issued two promissory notes to officers of the Company having an aggregate principal amount of $330,000 for working capital and equipment financing. The promissory notes are considered unsecured and are scheduled to mature on June 30, 2007. The promissory notes bear interest at a fixed rate of 12% per annum and are payable on a quarterly basis. Unpaid accrued interest and interest expense relating to the promissory notes for the year ended December 31, 2006 amounted to approximately $1,817.

9. RELATED PARTY TRANSACTIONS

During the current year, the Company purchased parts from manufacturing companies whose ownership includes one of the Company’s Directors and shareholders. The total purchases for 2006 and 2005 were $277,141 and $84,104, respectively. The total balance owed to these parties as of December 31, 2006, is $97,219.

During 2006 and 2005, the Company received $69,202 and $52,732 in parts sales from a manufacturing company whose ownership includes one of the Company’s Directors and shareholders. The parties’ accounts receivable balances for 2006 are $20,389. During 2005, the Company received $214,134 in parts sales from a shareholder.

During the current year, the Company paid $36,000 for financial advisory services to a shareholder. $25,000 was paid to a shareholder for financial advisory services during the prior year. No amounts are owed to the parties as of December 31, 2006, and 2005.

10. PROPERTY, PLANT AND EQUIPMENT

The following table summarizes the fixed asset balances as of December 31, 2006.

Property, Plant & Equipment
Computer Equipment	$59,592
Equipment & Machinery	53,912
Furniture & Fixtures	22,537
Injection Molds	287,347

Total Property, Plant & Equipment	423,388
Accumulated Depreciation	(167,910)

Net Property, Plant & Equipment	$255,478

eGene, Inc.

Notes to the Consolidated Financial Statements—(Continued)

December 31, 2006

The Company recorded depreciation of $86,179 and $9,554 for the years ended on December 31, 2006, and 2005, respectively.

11. INVENTORY

The following table sets forth the inventory balances in the various categories as of December 31, 2006 and 2005:

	2006	2005
Raw Material	$191,893	$272,024
Demo Units	58,500	—
Finished Goods	60,500	38,500

Total	$310,893	$310,524

12. SETTLEMENT PAYABLE

On February 23, 2006, the Company entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) by and among the Company and Udo Henseler, former Chairman, CEO, and director of the Company (“Henseler”). The following are the principal terms of the Settlement Agreement: For and in consideration of the payment of the sum of $282,888 together with interest at the rate of four percent per annum, to be paid to Henseler by the Company in monthly installments until paid in full, Henseler released eGene from and against any and all claims which Henseler ever had, now has or hereafter may have against the Company. The Company released Henseler from and against any and all claims which the Company ever had, now has or hereafter may have against Henseler. Henseler agreed to resign as a member of the Board of Directors of the Company subsequent to his resignation from his eGene CEO position in July 2005. Henseler retained approximately 143,334 unexercised, vested stock options in eGene and was permitted by eGene to exercise such options at an exercise price of $0.05 each for a total exercise price of $7,166.70 within thirty months of the date of the execution of the Settlement Agreement. The full settlement was accrued as of December 31, 2005. The settlement payable balance as of December 31, 2006, was $173,718.

13. SECURITIES ISSUANCE

In September, 2005, our Board of Directors adopted, ratified and approved the offer and sale of units at a price of $0.30 per unit, such units to be comprised of one (1) share of eGene $0.001 par value common stock (the “Common Stock”); and one warrant to purchase one (1) additional share of eGene Common Stock at an exercise price of $0.45 in cash per share for a term of five (5) years from the closing of the offering; and further resolved that excluding the Warrant exercise price, the Company raise $1,000,000 to $4,000,000 or such other amount as a majority of the members of the Board of Directors may agree, from the sale of the Units. There were no registration rights afforded to the investors in the offering; provided, however, that if the Common Stock and/or the shares to be issued pursuant to the exercise of the Warrants are hereafter granted any registration rights to the holders thereof, that such registration rights shall include a “call” provision at $0.01 per share on thirty (30) days written notice once the Common Stock trades at two and one-half (2-1/2) times the Warrant exercise price for ten (10) consecutive trading days on a nationally recognized medium of no less significance than the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc., the NASDAQ Small Cap or a recognized national stock exchange, and provided, further, that there is a registration statement that is effective and that covers the shares underlying the Warrants.

eGene, Inc.

Notes to the Consolidated Financial Statements—(Continued)

December 31, 2006

In April, 2006, the Company issued 50,000 shares of “restricted securities” (common stock) to a non-related party for services rendered. These shares were valued at $1.02 per share, which was the fair value of the shares at the date of issuance. Concurrently, this expense was recognized under the caption “Marketing and Sales”. In June, 2006, our Board of Directors approved to accept a cash advance in the amount of $150,000 from a shareholder, and the Company accepted this cash advance as an additional purchase of shares of the Company’s “restricted securities” (common stock) at a price of $0.64 per share for 234,375 shares. There were no registration rights afforded to the investor.

We issued these securities to persons who were either “accredited investors,” or “sophisticated investors” who, by reason of education, business acumen, experience or other factors, were fully capable of evaluating the risks and merits of an investment in our Company; and each had prior access to all material information about us. We believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

14. WARRANT ISSUANCE FOR FUTURE SERVICES

On September 22, 2005, the Company entered into a one-year consulting agreement with another company (“Consultant”). As part of the terms of the agreement, the Company has issued common stock purchase warrants to purchase 500,000 shares of the Company’s common stock, exercisable over five years at $0.45 per warrant. The Company also agreed to pay the Consultant $3,000 per month during the one-year term of the agreement. The Company has valued the compensation cost associated with the warrants at the estimated fair value of $90,000, with $22,500 being expensed during 2005 and $67,500 being expensed during 2006. The agreement also provides a finder’s fee of ten percent (10%) for any funds raised in an offering from introductions by the Consultant.

15. SUBSEQUENT EVENTS

The following stock options were exercised:

David Senitzer	2/26/2007	12,500 shares
Varoujan Amirkhanian	4/10/2007	450,000 shares

These securities were sold under Rule 506 of Regulation D of the Securities and Exchange Commission and Section 4(2) of the Securities Act of 1933, as amended. All purchasers were either “accredited investors” or directors, officers or affiliates of our Company.

On April 6, 2007, our Board of Directors adopted, ratified and approved that all unvested outstanding options were deemed to be vested effective immediately.

On April 12, 2007, a Source Code License Agreement was executed between the Company and SciBridge Software. SciBridge Software is the owner of the source code for the BioCalculator Software consisting of BioCalculator specific components (“BioCalculator Components”) and the core components (“Core Components”). This software is currently used by the Company to perform instrument control, data acquisition and data analysis. Subject to the terms and conditions of this Source Code License Agreement, SciBridge Software granted to the Company an exclusive, worldwide, perpetual, irrevocable, fully-paid up, royalty-free license to the source code of the BioCalculator Components and a non- exclusive, worldwide, perpetual, irrevocable, fully-paid up, royalty-free license to the source code of the Core Components. In consideration of the license granted, the Company will pay SciBridge Software $750,000.

eGene, Inc.

Notes to the Consolidated Financial Statements—(Continued)

December 31, 2006

On April 12, 2007, an Agreement and Plan of Merger was executed and delivered between the Company, Electra Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Qiagen North American Holdings, Inc., a California corporation (“Qiagen”), and Qiagen, pursuant to which Merger Sub will merge with and into the Company, the Company shall continue as the surviving corporation and a wholly-owned subsidiary of Qiagen and the separate corporate existence of Merger Sub shall cease. Additional agreements and documents reviewed and adopted by the Company’s Board of Directors included, but were not limited to: separate Voting Agreements for members of management and others; the Employment Agreements and Non-Competition Agreements with Ming S. Liu and Varoujan Amirkhanian, directors and executive officers of the Company; the Employment Agreement and Non-Solicitation Agreement with Peter Sheu, the Company’s CFO; the Founders Certificate requiring the signatures of Ming S. Liu and Varoujan Amirkhanian; the Option Termination Agreement to be signed by holders of all outstanding options to acquire common stock of the Company; the Company Disclosure Letter required by Section 2 of the Merger Agreement; and the proposed Press Release regarding the Merger.

ANNEX A

AGREEMENT AND PLAN OF MERGER

AMONG

QIAGEN NORTH AMERICAN HOLDINGS, INC.,

ELECTRA MERGER SUB, INC.

AND

EGENE, INC.

Dated as of April 12, 2007

As Amended on May 11, 2007

A-i

A-ii

EXHIBITS

EXHIBIT A -         Articles of Merger

A-iii

INDEX OF DEFINITIONS

Acquisition Agreement	51
Affiliate	9
Agreement	1
Articles of Merger	3
Business Day	2
Closing	2
Closing Average	7
Closing Date	2
COBRA Coverage	25
Code	24
Company	1
Company Certificate	4
Company Certificates	4
Company Common Stock	3
Company Disclosure Letter	10
Company Employee Plans	24
Company Financial Statements	17
Company Intellectual Property Rights	36
Company Material Adverse Effect	10
Company Material Contract	20
Company Optionholder	5
Company Preferred Stock	12
Company SEC Reports	17
Company Software	38
Company Stock Options	5
Company Stock Plans	12
Company Stock Warrants	12
Confidentiality Agreement	56
Continuing Employees	57
Contract	19
Dissenting Shares	4
Effective Time	3
Employment Agreements	1
environment	35
Environmental Law	35
Equitable Exceptions	15
ERISA	23
ERISA Affiliate	24
Exchange Act	16
Exchange Agent	7
Exchange Ratio	3
Excluded Shares	5
Founder Certificates	1
GAAP	17
Governmental Authority	16
HSR Act	16
Interim Period	45
IP Agreements	1
IRS	24
Law	5

A-iv

Lease	31
Liens	11
Material Permits	22
Materials of Environmental Concern	35
Merger	1
Merger Consideration	4
Merger Sub	1
Merger Sub Common Stock	6
Most Recent Balance Sheet	19
Most Recent Balance Sheet Date	19
New Parent Proposal	52
NRS	1
Option Cancellation Agreement	5
Order	51
Other Filings	54
Parent	1
Parent Material Adverse Effect	40
Party	1
Person	13
Proxy Statement	30
QIAGEN	4
QIAGEN Common Stock	4
QIAGEN Financial Statements	43
QIAGEN SEC Reports	42
Registration Statement	30
release	35
Representative	49
Requisite Stockholder Approval	14
Returns	32
Sarbanes-Oxley Act	18
SEC	12
Securities Act	12
Special Meeting	30
Subsidiary	12
Superior Takeover Proposal	51
Surviving Corporation	2
Takeover Proposal	50
Tax	32
Termination Fee	66
Third Party Intellectual Property Rights	37
Voting Agreements	1

A-v

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is made and entered into as of April 12, 2007 by and among QIAGEN NORTH AMERICAN HOLDINGS, INC., a California corporation (“Parent”), ELECTRA MERGER SUB, INC., a Nevada corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and EGENE, INC., a Nevada corporation (the “Company”). Parent, Merger Sub and the Company are sometimes referred to herein each individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Boards of Directors of each of Parent, Merger Sub and the Company have approved and declared it to be advisable and in the best interests of their respective stockholders that Parent acquire the Company; and

WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each approved this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), in accordance with the Nevada Revised Statutes (the “NRS”) and the terms and conditions set forth herein, which Merger will result in, among other things, the Company becoming a wholly owned subsidiary of Parent;

WHEREAS, as a condition to the willingness of, and an inducement to Parent and Merger Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement certain holders of shares of the Company’s common stock are entering into voting agreements (the “Voting Agreements”); and

WHEREAS, as a further condition to the willingness of, and a further inducement to Parent and Merger Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement certain officers of the Company are entering into employment agreements (the “Employment Agreements”) and non-competition, confidentiality and intellectual property agreements (the “IP Agreements”) and delivering certain certificates to the Parent (the “Founder Certificates”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows.

1. THE MERGER

1.1 The Merger. At the Closing (as defined in Section 1.2), in accordance with the NRS and the terms and conditions of this Agreement, the Merger Sub shall be merged with and into the Company. From and after the Effective Time (as defined in Section 1.3), the separate corporate existence of Merger Sub shall cease and the Company, as the surviving corporation in the Merger, shall continue its existence under the laws of the State of Nevada as a wholly owned subsidiary of Parent. The separate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as hereinafter set forth in this Article 1. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article 7, and subject to the satisfaction or waiver, as the case may be, of the conditions set forth in Article 6, the closing of the Merger and other transactions contemplated by this Agreement (the “Closing”) shall take place at a time and on a date to be mutually agreed upon by the Parties (the “Closing Date”), which date shall be no later than the second Business Day (as defined below) after all the conditions set forth in Article 6 (excluding conditions that, by their nature, cannot be satisfied until the Closing, it being understood that the Closing shall remain subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived in accordance with Section 7.5, unless another time and/or date is agreed to in writing by the Parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111. For purposes of this Agreement,

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are required or permitted to be closed in New York, New York.

1.3 Filing of Articles of Merger. Subject to the provisions of this Agreement, at the Closing, the Parties shall cause the Merger to become effective by causing Merger Sub and the Surviving Corporation to execute and file in accordance with the NRS articles of merger with the Secretary of State of the State of Nevada in substantially the form of Exhibit A attached hereto (the “Articles of Merger”). The Merger shall become effective upon such filing, or at such later date and time as is agreed by the Parent and the Company and set forth in the Articles of Merger (the “Effective Time”).

1.4 Effect of the Merger. Upon the Closing, the Merger shall have the effects set forth in this Agreement and in Chapter 92A of the NRS.

1.5 Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time by virtue of the Merger and without further action on the part of the Parties, the Articles of Incorporation and Bylaws of the Merger Sub immediately prior to the Closing shall become the Articles of Incorporation and Bylaws of the Surviving Corporation until amended in accordance with the respective terms thereof; provided, however, that, notwithstanding the foregoing, Article 1 of the Articles of Incorporation of the Surviving Corporation shall continue to read as follows: “The name of the Corporation is EGENE, INC.”

1.6 Directors and Officers. Subject to the requirements of Law (as defined in Section 1.7(c)), the directors and officers of Merger Sub immediately prior to the Closing shall become the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Articles of Incorporation and Bylaws.

1.7 Conversion of Company Common Stock, Etc. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holders of the following securities:

(a) Each share of the Company’s common stock, par value $0.001 per share (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall be canceled and each holder of such shares of Company Common Stock shall be entitled to receive from Parent or directly from QIAGEN, as contemplated below, in the aggregate, in compensation for the cancellation of each share of Company Common Stock and in exchange therefor: (i) $0.65 per share and (ii) 0.0416 (the “Exchange Ratio”) fully paid and non-assessable ordinary shares of QIAGEN N.V. (“QIAGEN”), the sole stockholder of Parent, EUR 0.01 par value per share (“QIAGEN Common Stock”), but not to exceed an aggregate of 1,000,000 shares of QIAGEN Common Stock, subject to adjustment as set forth in Section 1.11. which QIAGEN Common Stock shall, for purposes of the Laws of the Netherlands, be paid for by the holder of the Company common stock as described below.

By virtue of the Merger and without any further action on the part of the holders of Company Common Stock, each holder of Company Common Stock shall be deemed to have subscribed under this Agreement for the shares of QIAGEN Common Stock that are to be issued to such holder in accordance with this Section 1.7. In accordance with the Law of the Netherlands, each holder of Company Common Stock shall be obligated to pay up the QIAGEN Common Stock so issued to such holder in accordance with this Section 1.7. This payment obligation on the part of the holders of Company Common Stock (which, solely for the purpose of satisfying this obligation to pay up the QIAGEN Common Stock, shall be equal to the par value of such QIAGEN Common Stock) shall be fully satisfied and paid by Parent paying on behalf of and for the account of such holders of Company Common Stock to QIAGEN an amount equal to such holder’s right to receive compensation (which, solely for the purpose of satisfying this obligation to compensate the holders of Company Common Stock, shall also be equal to the par value of such shares of QIAGEN Common Stock) by Parent for the cancellation of the Company Common Stock.

(b) At the Effective Time, all shares of Company Common Stock shall automatically be cancelled and shall cease to exist, and each holder of a certificate which previously represented any such share of Company Common Stock (each, a “Company Certificate” and, collectively, the “Company Certificates”) shall cease to have any rights with respect thereto other than the right to receive the cash and a certificate representing the shares of QIAGEN Common Stock such holder is entitled to receive pursuant to this Section 1.7 together with cash in lieu of fractional shares, if any, of QIAGEN Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.12 hereof, in each case without interest (such cash and shares of QIAGEN Common Stock together with any cash in lieu of fractional shares being referred to herein as the “Merger Consideration”) and subject to Section 1.7(c) below.

(c) Dissenting Shares. Notwithstanding anything to the contrary in this Section 1.7, any shares of the Company Common Stock outstanding immediately prior to the Effective Time and held by a person who has not voted in favor of the Merger or consented thereto in writing and who has demanded payment of fair value for such shares in accordance with Sections 92A.300 to 92A.500, inclusive, of the NRS (the “Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its dissenters’ rights or it is determined that such holder does not have dissenters’ rights in accordance with the NRS. If, after the Closing, such holder fails to perfect or withdraws or loses its dissenters’ right, or if it is determined that such holder does not have dissenters’ rights, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent and Merger Sub prompt notice of any demands for payment received by the Company, and Parent and Merger Sub shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable federal, state, local or foreign statute, law, regulation, requirement, interpretation, permit, license, approval, authorization, rule, ordinance, code, policy or rule of common law of any Governmental Authority (as such term is defined in Section 2.4(d) of this Agreement), including any judicial or administrative interpretation thereof (“Law”). The Company shall not, except with prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, unless and to the extent required to do so under Law.

1.8 Cancellation of Shares. At the Effective Time each share of Company Common Stock either owned by the Company as treasury stock or owned by Parent or any direct or indirect wholly owned Subsidiary of Parent or the Company immediately prior to the Effective Time (collectively, “Excluded Shares”), shall be canceled and extinguished without any conversion thereof or payment therefor.

1.9 Company Stock Options.

(a) Section 2.3(e) of the Company Disclosure Letter sets forth a list of all grantees holding unexercised and unexpired options to purchase shares of Company Common Stock (the “Company Stock Options”) as of the date of this Agreement (each a “Company Optionholder”). Each vested and unvested Company Stock Option to purchase Company Common Stock that is outstanding immediately before the Effective Time and listed on Section 2.3(e) of the Company Disclosure Letter shall be cancelled and extinguished at the Effective Time and shall become the right to receive the amount set forth below in this Section 1.9, provided that such Company Optionholder has entered into an option cancellation agreement, in the form acceptable to Parent (each an “Option Cancellation Agreement”), which agreement shall become effective at the Effective Time. As promptly as practicable subsequent to the Effective Time and subject to each Company Optionholder entering into a Option Cancellation Agreement, the Company shall provide from the assets of the Company to each grantee listed in Section 2.3(e) of the Company Disclosure Letter, for delivery and cancellation of such Company Optionholder’s Company Stock Options, a cash payment in an amount equal to the product of (a) the number of shares of Company Common Stock subject to such Company Stock Option and (b) an amount equal to the amount, if any, by which $1.36 exceeds the exercise price per share of each such Company Stock Option. At or before the Effective Time, the Company shall take any necessary action pursuant to the terms of Company Stock Options or the Company Option Plans pursuant to which they were issued to give effect to the provisions of this Section 1.9 hereof.

(b) Withholding of Tax. Parent or the Surviving Corporation will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Stock Options such amounts as Parent (or any Affiliate of Parent including the Surviving Corporation) shall determine in good faith it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock Option in respect of whom such deduction and withholding were made by Parent or the Surviving Corporation.

1.10 Capital Stock of Merger Sub. Each share of common stock of Merger Sub, $0.01 par value per share (“Merger Sub Common Stock”), issued and outstanding immediately prior to the Effective Time shall be converted automatically into one fully paid and non-assessable share of common stock of the Surviving Corporation, $0.01 par value per share. From and after the Effective Time, each stock certificate of Merger Sub which previously represented shares of Merger Sub Common Stock shall evidence ownership of an equal number of shares of common stock of the Surviving Corporation.

1.11 Adjustments to Merger Consideration. The Exchange Ratio and the per share cash Merger Consideration shall be appropriately adjusted, at any time and from time to time, to fully reflect the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into QIAGEN Common Stock or Company Common Stock, as the case may be), reorganization, recapitalization or other like change with respect to QIAGEN Common Stock or, if permitted by the terms of Section 4.1, Company Common Stock, as the case may be, occurring (or for which a record date occurs) during the Interim Period (as defined in Section 4.1).

1.12 No Fractional Shares. No certificate or scrip representing fractional shares of QIAGEN Common Stock shall be issued upon the surrender of Company Certificates for exchange, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of QIAGEN Common Stock (after taking into account all Company Certificates delivered by such holder) shall receive from Parent, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of QIAGEN Common Stock multiplied by the Closing Average. For purposes of this Agreement, the “Closing Average” shall be the average last reported sale price per share of QIAGEN Common Stock (rounded up to the nearest cent) on the Nasdaq Global Select Market (“NGSM”) as reported in the Wall Street Journal, or, if not reported therein, any other authoritative source reasonably selected by Parent) for the ten (10) consecutive trading days ending on the second trading day immediately prior to the Closing.

1.13 Exchange of Certificates.

(a) Exchange Agent. Prior to the Closing, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as Exchange Agent in the Merger (the “Exchange Agent”). When and as needed, Parent shall make available to the Exchange Agent for exchange (through such procedures as Parent may reasonably adopt) sufficient cash and shares of QIAGEN Common Stock to be exchanged pursuant to Section 1.7 of the Agreement.

(b) Exchange Procedures. Promptly after the Closing, the Surviving Corporation shall cause to be mailed to each holder of record certificate or certificates which immediately prior to the Closing represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.7, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of the Company Certificates in exchange for cash representing the Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such Company Certificate shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of QIAGEN Common Stock that such holder has the right to receive and (B) a check for the cash consideration that such holder is entitled to receive, including any cash consideration, any cash in lieu of fractional shares of QIAGEN Common Stock, and any dividends or other distributions to which such holder is entitled pursuant to Section 1.7, and the Company Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Company Certificate that, prior to the Closing, represented shares of Company Common Stock shall be deemed from and after the Closing, for all corporate purposes, to evidence the right to receive upon such surrender the number of full shares of QIAGEN Common Stock into which the holder of such shares of Company Common Stock is entitled and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.13. Any portion of the shares of QIAGEN Common Stock and cash deposited with the Exchange Agent pursuant to Section (b) above, which remains undistributed to the holders of the shares of Company Common Stock for six (6) months after the Closing shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this Section 1.13 shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for QIAGEN Common Stock, cash consideration or any cash in lieu of fractional shares of QIAGEN Common Stock and any dividends or distributions with respect to QIAGEN Common Stock to which such holders may be then entitled. Any portion of the cash deposited with the Exchange Agent pursuant to Section 1.13(a) remaining unclaimed by holders of Company Common Stock as of the date which is immediately prior to the date that such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

(c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Closing with respect to QIAGEN Common Stock with a record date after the Closing will be paid to the holder of any unsurrendered shares of Company Common Stock with respect to the shares of QIAGEN Common Stock represented thereby and no cash in lieu of fractional shares of QIAGEN Common Stock shall be paid to any such holder until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to Law, following surrender of any such Company Certificate, there shall be paid to the holder of record of such Company Certificate representing the whole number of shares of QIAGEN Common Stock to be issued in exchange therefor, without interest, at the time of such surrender, the applicable cash consideration, any cash in lieu of fractional shares of QIAGEN Common Stock and any dividends or other distributions with a record date after the Closing theretofore paid with respect to such whole number of shares of QIAGEN Common Stock.

(d) Transfers of Ownership. If any certificate for shares of QIAGEN Common Stock or check is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, accompanied by all documents reasonably requested or required by Parent to evidence and effect such transfer, and that the stockholder requesting such exchange shall have paid to Parent, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a check or certificate for shares of QIAGEN Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is otherwise not payable.

(e) Withholding of Tax. Parent, Surviving Corporation or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent (or any Affiliate of Parent (as defined in Rule 13e-3(a)(i) of the Exchange Act, an “Affiliate”), including the Surviving Corporation) or the Exchange Agent shall determine in good faith they are required to deduct and withhold with respect to the making of such payment under the Code or any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Parent, Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of whom such deduction and withholding were made by Parent.

1.14 No Liability. To the extent permitted by applicable law, none of the Exchange Agent, Parent, Merger Sub or the Surviving Corporation shall be liable to a holder of shares of Company Common Stock for any shares of QIAGEN Common Stock or any amount of cash properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.15 Taking of Necessary Action; Further Action. If, at any time and from time to time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Surviving Corporation full right, title and possession of all properties, assets, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation shall be and are fully authorized, in the name of and on behalf of any of the Company, Merger Sub or the Surviving Corporation, to take, or cause to be taken, all such lawful and necessary action as is not inconsistent with this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter provided by the Company to Parent on the date hereof (the “Company Disclosure Letter”), the Company, on behalf of itself and its Subsidiaries, represents and warrants to Parent that the statements contained in this Section 2 are true, complete and correct. The Company Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 2, and the disclosure in any paragraph shall qualify only the corresponding paragraph of this Section 2. As used in this Agreement, a “Company Material Adverse Effect” means any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), results of operations or reasonably foreseeable prospects of the Company and its Subsidiaries, taken as a whole, excluding any changes, events or effects that are solely attributable to: (i) general economic conditions worldwide or (ii) conditions resulting from the announcement of this Agreement and the pendency of the Merger and other transactions contemplated hereby. In the event of any litigation regarding clause (ii) of the foregoing provision, the Company shall be required to sustain the burden of demonstrating that any such change, event or effect is directly attributable to the Merger and other transactions contemplated by this Agreement.

2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Nevada. The Company is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate and tax good standing, under the laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has provided to Parent true, complete and correct copies of its Articles of Incorporation and Bylaws, each as amended to date. The Company is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws.

2.2 Subsidiaries.

(a) Section 2.2(a) of the Company Disclosure Letter sets forth a true, complete and correct list of each Subsidiary of the Company and the jurisdiction of incorporation or formation thereof.

(b) Each Subsidiary of the Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation, and is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate and tax good standing, under the laws of each jurisdiction where the character of the properties and other assets owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) All of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company are: (i) duly authorized, validly issued, fully paid, non-assessable; (ii) owned, directly or indirectly, by the Company free and clear of all liens, claims, security interests, pledges and encumbrances of any kind or nature whatsoever (collectively, “Liens”); and (iii) free of any restriction, including any restriction which prevents the payment of dividends to the Company or any other Subsidiary of the Company, or which otherwise restricts the right to vote, sell or otherwise dispose of such capital stock or other ownership interest, other than restrictions under the Securities Act of 1933, as amended (the “Securities Act”) and state securities Law.

(d) None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the U.S. Securities and Exchange Commission (the “SEC”).

(e) For purposes of this Agreement, the term “Subsidiary” shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner, manager or managing member, (ii) such party or any Subsidiary of such party owns a majority of the outstanding equity or voting securities or interests or (iii) such party or any Subsidiary of such party has the right to elect at least a majority of the members of the board of directors or others performing similar functions with respect to such corporation or other organization.

2.3 Capital Structure.

(a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Company Preferred Stock”).

(b) As of the close of business on the day prior to the date hereof: (i) 19,045,835 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Preferred Stock were issued or outstanding; (iii) no shares of Company Common Stock were held in the treasury of the Company; (iv) 1,990,535 shares of Company Common Stock were duly reserved for future issuance pursuant to employee stock options granted pursuant to the Company’s stock option plans (the “Company Stock Plans”); and (v) 2,993,332 shares of Company Common Stock were duly reserved for future issuance pursuant to warrants to purchase shares of Company Common Stock (the “Company Stock Warrants” ). Except as described above, as of the close of business on the day prior to the date hereof, there were no shares of voting or non-voting capital stock, equity interests or other securities of the Company authorized, issued, reserved for issuance or otherwise outstanding.

(c) All outstanding shares of Company Common Stock are, and all shares which may be issued pursuant to the Company Stock Plan, the Company Stock Options and the Company Stock Warrants, will be, when issued against payment therefore in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any kind of preemptive, subscription or any kind of similar rights.

(d) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as described in subsection (b) above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company is a party or bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Neither the Company nor any Subsidiary of the Company is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person (as defined in Section 3(a)(9) of the Exchange Act, a “Person”).

(e) Section 2.3(e) of the Company Disclosure Letter contains a true, complete, and correct list of each holder of any Company Stock Options, including for each Company Stock Option: (i) the date of grant;

(ii) the exercise price; (iii) the number of shares of Company Common Stock subject thereto; (iv) the vesting schedule and expiration date; and (v) any other material terms, including any terms regarding the acceleration of vesting. Section 2.3(e) of the Company Disclosure Letter contains a true, complete, and correct list of each holder of any Company Stock Warrant, including for each Company Stock Warrant: (i) the date of issuance; (ii) the exercise price; (iii) the number of shares of Company Common Stock subject thereto; (iv) the vesting schedule (if any) and expiration date; and (v) any other material terms, including any terms regarding anti-dilution protection or acceleration of vesting.

(f) All of the issued and outstanding shares of Company Common Stock were issued in compliance in all material respects with all applicable federal and state securities Law.

(g) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of the Company. Except as described in this Section 2.3, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company or any of its Subsidiaries based upon revenues generated by them without augmentation as a result of the Merger or other transactions contemplated hereby) or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company or any of its Subsidiaries.

(h) Other than the Voting Agreements, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the stockholders of the Company, is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of the Company or any of its Subsidiaries.

2.4 Authority; No Conflict; Required Filings.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and, subject to the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in accordance with the NRS and the Company’s Articles of Incorporation (the “Requisite Stockholder Approval”), to perform its obligations hereunder and consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and, subject to obtaining the Requisite Stockholder Approval, the performance of its obligations hereunder and the consummation of the Merger and other transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company.

(b) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject only to: (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; and (ii) general equitable principles (whether considered in a proceeding in equity or at law) (collectively, the “Equitable Exceptions”).

(c) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Merger and other transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, or result in the creation of any Liens in or upon any of the properties or other assets of the Company or any of its Subsidiaries under any provision of: (i) the Articles of Incorporation, Bylaws of the Company or other equivalent organizational documents of any of its

Subsidiaries; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) permit, license, franchise, statute, law, ordinance or regulation or (B) judgment, decree or order, in each case applicable to the Company or any of its Subsidiaries, or by which any of their respective properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement (including any license agreement), lease or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of their respective properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences, if any, that could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect or impair in any material respect the ability of the Parties to consummate the Merger and the other transactions contemplated hereby on a timely basis.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any government, governmental, statutory, regulatory or administrative authority, agency, body or commission or any court, tribunal or judicial body, whether federal, state, local or foreign (each, a “Governmental Authority”) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement or the consummation of the Merger and other transactions contemplated hereby except for: (i) compliance with any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any other applicable foreign or domestic laws; (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada in accordance with the NRS; (iii) compliance with any applicable requirements under the Securities Act; (iv) compliance with any applicable requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (v) compliance with any applicable state securities, takeover or so-call “Blue Sky” Laws; and (vi) such consents, approvals, orders or authorizations, or registrations, declarations or filings which if not obtained or made, could not reasonably be expected to result in a Company Material Adverse Effect.

2.5 Board Approval; Takeover Statutes; Required Vote.

(a) The Board of Directors of the Company has, at a meeting duly called and held, by a unanimous vote of all directors: (i) approved and declared advisable this Agreement; (ii) determined that the Merger and other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and its stockholders; (iii) resolved to recommend to the stockholders of the Company (A) the approval of the Merger and the other transactions contemplated hereby and (B) the approval and adoption of this Agreement; and (iv) directed that this Agreement be submitted to the stockholders of the Company for their approval and adoption.

(b) No “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation under the laws of the State of Nevada or other applicable Law is applicable to the Company, this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

(c) The Requisite Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to approve and adopt this Agreement, the Merger or any of the other transactions contemplated hereby.

2.6 SEC Filings; Sarbanes-Oxley Act.

(a) Except as set forth on Section 2.6(a) of the Company Disclosure Letter, since January 1, 2001, the Company has timely filed all forms, reports and documents required to be filed by the Company with the SEC, including all exhibits required to be filed therewith, and has made available to Parent true, complete and correct copies of all of the same so filed (including any forms, reports and documents filed after the date hereof, the “Company SEC Reports”). The Company SEC Reports: (i) were (or will be when filed, as the case may be) timely filed; (ii) at the time filed complied (or will comply when filed, as the case may be) in all material respects with the applicable requirements of the Securities Act and the Exchange Act; and (iii) did not at the time they were filed (or, if later filed, amended or superseded, then on the date of such later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (collectively, the “Company Financial Statements”), at the time filed (or to be filed): (i) complied or will comply, as the case may be, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, (ii) was or will be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as may otherwise be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Form 10-QSB promulgated by the SEC, and (iii) fairly presented or will fairly present, as the case may be, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the respective dates indicated and the consolidated results of operations and cash flows for the periods therein indicated, except, in the case of the unaudited interim financial statements for the absence of footnotes and normal year-end adjustments which were not and will not be material in amount.

(c) Each Company Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date of such registration or any post effective amendment thereto became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) The Company has designed and maintains disclosure controls and procedures (as defined in 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has complied in all material respect with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under or pursuant to such act (the “Sarbanes-Oxley Act”) or under the Exchange Act. Each Company SEC Report that was required to be accompanied by a certification required to be filed or submitted by the Company’s principal executive officer or the Company’s principal financial officer was accompanied by such certification and at the time of filing such certification was true and accurate.

(e) The management of the Company has (i) established and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, (ii) established and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP, and (iii) has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s Board of Directors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting identified by the management of the Company which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has disclosed to Parent prior to the date hereof all disclosures described in clause (iii) of the immediately preceding sentence made prior to the date of this Agreement.

2.7 Absence of Undisclosed Liabilities. The Company and its Subsidiaries do not have any material liabilities or obligations, whether fixed, contingent, accrued or otherwise, liquidated or unliquidated and whether due or to become due, other than: (i) liabilities reflected or reserved against on the balance sheet (the “Most Recent Balance Sheet”) for the year ended December 31, 2006 (the “Most Recent Balance Sheet Date”)

contained in the Company’s Form 10-KSB to be filed with the SEC not later than April 16, 2007 in substantially the form delivered to Parent together with the Company Disclosure Letter; (ii) obligations under any Company Material Contract (as defined in Section 2.9); and (iii) liabilities or obligations incurred since the Most Recent Balance Sheet Date in the ordinary course of business, consistent with past practice in both number, type and amount.

2.8 Absence of Certain Changes or Events. Since the Most Recent Balance Sheet Date, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, and there has not been: (i) any action, event or occurrence which has had, or could reasonably be expected to result in, a Company Material Adverse Effect; or (ii) any other action, event or occurrence that would have required the consent of Parent pursuant to Section 4.1 had such action, event or occurrence taken place after the execution and delivery of this Agreement.

2.9 Agreements, Contracts and Commitments.

(a) For purposes of this Agreement, the term “Contract” shall mean any legally binding contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, franchise or license, whether oral or written (each, including all amendments thereto) to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties are bound.

(b) Section 2.9 of the Company Disclosure Letter contains a complete list of the following Contracts (each a “Company Material Contract”):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-B promulgated under the Securities Act and the Exchange Act) of the SEC with respect to the Company and its Subsidiaries;

(ii) any employment-related Contract or plan, including any stock option plan, stock appreciation right plan or stock purchase plan or material Contract;

(iii) any Contract containing any covenant (A) limiting the right of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person in any line of business, or (B) prohibiting the Company or any of its Subsidiaries (or, after the Closing Date, Parent) from engaging in business with any Person or levying a fine, charge or other payment for doing so;

(iv) any Contract (A) relating to the pending or future disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets other than in the ordinary course of business or (B) pursuant to which the Company or any of its Subsidiaries will acquire after the date of this Agreement any material assets or ownership interest in any other Person or other business enterprise other than the Company’s Subsidiaries;

(v) any research, clinical trial, development, distribution, sale, supply, license, marketing, co-promotion or manufacturing by third parties of (x) products (including products under development) of the Company or any of its Subsidiaries, (y) products (including products under development) licensed by the Company or any of its Subsidiaries, or (z) any Company Intellectual Property Rights;

(vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, other than (A) accounts receivables and payables, (B) loans to direct or indirect wholly owned Subsidiaries, and (C) advances to employees for travel and business expenses, in each case in the ordinary course of business consistent with past practice;

(vii) any settlement Contract with ongoing obligations other than releases that are immaterial in nature or amount and which are entered into in the ordinary course of business;

(viii) other than purchase orders in the ordinary course of business, any other Contract that provides for payment obligations by the Company or any of its Subsidiaries in any twelve (12) month period of $100,000 or more in any individual case that is not terminable by the Company or its Subsidiaries upon notice of sixty (60) days or less without material liability to the Company or its Subsidiaries; and

(ix) any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination of which would be reasonably expected to have an Company Material Adverse Effect and is not disclosed pursuant to clauses (i) through (viii) above, inclusive.

(c) The Company has made available to Parent true, complete and correct copies of each Company Material Contract. Neither the Company nor any of its Subsidiaries is in breach, or has received in writing any claim or threat that it is in breach, of any of the terms or conditions of any Company Material Contract in such a manner as would permit any other party thereto to cancel or terminate the same or to collect material damages from the Company or any of its Subsidiaries. Each Company Material Contract that has not expired or otherwise been terminated in accordance with its terms is in full force and effect and, to the knowledge of the Company, no other party to such contract is in default in any material respect.

(d) None of the Company Material Contracts or any other Contract to which the Company or any of its Subsidiaries is a party (A) grants or obligates the Company or any Subsidiary of the Company to grant an exclusive right (or, in the case of any product that has not been approved for commercial sale in the United States, any right) to such third party for the research, clinical trial, development, distribution, sale, supply, license, marketing, co-promotion or manufacturing of any such product, patent or other Company Intellectual Property Right, (B) provides for the payment by the Company or any of its Subsidiaries of any early termination fee or (C) requires or obligates the Company or any of its Subsidiaries to purchase specified minimum amounts of any product or to perform or conduct research, clinical trials or development for the benefit of any person other than the Company or any of its Subsidiaries.

2.10 Compliance with Laws.

(a) Each of the Company and its Subsidiaries has at all times complied with, and is presently in compliance with, all Laws applicable to it, its properties or other assets or its business or operations.

(b) Each of the products and product candidates of the Company and its Subsidiaries is being, and at all times has been, developed, tested, manufactured and stored, as applicable, in compliance with all Law, including those relating to good manufacturing practice, good laboratory practice and good clinical practice.

(c) The Company has made available to Parent each annual report filed by any of the Company and its Subsidiaries with any Governmental Authority with respect to each product and product candidates of the Company or its Subsidiaries.

2.11 Material Permits.

(a) Each of the Company and its Subsidiaries holds all federal, state, local and foreign governmental licenses, permits, franchises and authorizations necessary for conduct of its business as presently conducted and the ownership and operation of its properties and other assets, including those that are required under all Environmental Laws (as defined in Section 2.20). Each of the Company and its Subsidiaries has filed with all applicable federal, state and local regulatory bodies for and received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the business of the Company and its Subsidiaries as currently conducted, the absence of which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. The Company and its Subsidiaries are, and at all relevant times have been, in compliance in all material respects with all such licenses, franchises, registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations (collectively the “Material Permits”). To the knowledge of the Company, each third party which is a manufacturer or contractor for the Company or its Subsidiaries is in compliance in all material respects with all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations insofar as the same pertain to the manufacture of products for the Company.

2.12 Litigation and Product Liability. There is no suit, action, arbitration, claim, governmental or other proceeding before any Governmental Authority pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries which, if decided adversely might (a) be considered reasonably likely to result in (i) a Company Material Adverse Effect or (ii) damages payable by the Company of any of its

Subsidiaries in excess of $50,000 in the aggregate, or (b) otherwise impair in any material respect the ability of the Parties to consummate the Merger and other transactions contemplated by this Agreement on a timely basis. No product liability claims have been asserted or, to the knowledge of the Company, threatened against the Company or in respect of any product or product candidate tested, researched, developed, manufactured, marketed, distributed, handled, stored, or sold by, on behalf of or in cooperation with the Company.

2.13 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon or otherwise applicable to the Company or any of its Subsidiaries which has the effect of prohibiting or materially impairing (a) any current or future business practice of the Company or any of its Subsidiaries or (b) any acquisition of any Person or property by the Company or any of its Subsidiaries.

2.14 Employee Benefit Plans.

(a) Section 2.14 of the Company Disclosure Letter lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock or other security option, stock or other security purchase, stock or other security appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, which have ever been sponsored or maintained or entered into for the benefit of, or relating to, any present or former employee or director of the Company, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (an “ERISA Affiliate”), whether or not such plan is terminated (together, the “Company Employee Plans”). With respect to each Company Employee Plan, the Company has provided to Parent, the correct and complete copies of (where applicable) (i) all plan documents, summary plan descriptions, summaries of material modifications, amendments, and resolutions related to such plans, (ii) the most recent determination letters received from the Internal Revenue Service (“IRS”), (iii) the three most recent Form 5500 Annual Reports and summary annual reports, (iv) the most recent audited financial statement and actuarial valuation, if applicable, and (v) all related agreements, insurance contracts and other agreements which implement each such Company Employee Plan.

(b)(i) There has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”), with respect to any Company Employee Plan, (ii) there are no claims pending (other than routine claims for benefits) or threatened against any Company Employee Plan or against the assets of any Company Employee Plan, nor are there any current or threatened Liens on the assets of any Company Employee Plan, (iii) all Company Employee Plans conform to, and in their operation and administration are in all respects in compliance with the terms thereof and requirements prescribed by any and all Law (including ERISA and the Code and all applicable requirements for notification, reporting and disclosure to participants or the Department of Labor, IRS or Secretary of the Treasury), (iv) the Company and ERISA Affiliates have performed all obligations required to be performed by them under, are not in default under or violation of, and the Company has no knowledge of any default or violation by any other party with respect to, any of the Company Employee Plans, (v) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each corresponding trust exempt under Section 501 of the Code has received or is the subject of a favorable determination or opinion letter from the IRS, and nothing has occurred which may be expected to cause the loss of such qualification or exemption, (vi) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code or otherwise, the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years, (vii) the transaction contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary under any Company Employee Plan, (viii) each Company Employee Plan, if any, which is maintained outside of the United States has been operated in all material respects in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Company Employee Plan is present or operates and, to the extent relevant, the United States and (ix) neither the Company nor any ERISA Affiliate has ever made a complete or partial withdrawal from a Multiemployer Plan (as such term is defined in Section 3(37) of ERISA) resulting in “withdrawal liability” (as such term is defined in Section 4201 of ERISA), without regard to any subsequent waiver or reduction under Section 4207 or 4208 of ERISA.

(c) No Company Employee Plan is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, and neither the Company nor ERISA Affiliate has ever partially or fully withdrawn from any such plan. No Company Employee Plan is a Multiemployer Plan or “single-employer plan under multiple controlled groups” as described in Section 4063 of ERISA, and neither the Company nor any ERISA Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan. No Company Employee Plan is a “multiple employer welfare arrangement” as described in Section 3(40) of ERISA.

(d) Each Company Employee Plan that is a “group health plan” (within the meaning of Section 5000(b)(1) of the Code) has been operated in compliance with all Law applicable to such plan, its terms, and with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA (“COBRA Coverage”), Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable. No Company Employee Plan or written or oral agreement exists which obligates the Company or any ERISA Affiliate to provide health care coverage, medical, surgical, hospitalization, death or similar benefits (whether or not insured) to any employee, former employee or director of the Company or any ERISA Affiliate following such employee’s, former employee’s or director’s termination of employment with the Company or any ERISA Affiliate, including retiree medical, health or life benefits, other than COBRA Coverage.

(e) Except as set forth on Schedule 2.14(e) of the Company Disclosure Letter, no Company Employee Plan, excluding any short-term disability, non-qualified deferred compensation or health flexible spending account plan or program, is self-funded, self-insured or funded through the general assets of the Company or an ERISA Affiliate. Except as set forth on Section 2.14(e) of the Company Disclosure Letter, no Company Employee Plan which is an employee welfare benefit plan under Section 3(1) of ERISA is funded by a trust or is subject to Section 419, 419A or 501(c)(9) of the Code.

(f) All contributions due and payable on or before the Closing Date in respect of any Company Employee Plan have been made in full and proper form, or adequate accruals in accordance with generally accepted accounting principles have been provided for in the Company’s Financial Statements for all other contributions or amounts in respect of the Company Employee Plans for periods ending on the Closing Date.

(g) Except as set forth on Section 2.14(g) of the Company Disclosure Letter, no Company Employee Plan currently or previously maintained by Company or any of its ERISA Affiliates provides any post-termination health care or life insurance benefits, and neither the Company nor its ERISA Affiliates has any obligations (whether written or oral) to provide any post-termination benefits in the future (except for COBRA Coverage).

(h) The consummation of the transactions contemplated by this Agreement will not, except as set forth in Section 2.14(h) of the Company Disclosure Letter, (A) entitle any individual to severance or separation pay, or (B) accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual. No payment made or contemplated under any Company Employee Plan or other benefit arrangement constitutes an “excess parachute payment” within the meaning of Section 280G of the Code.

(i) With respect to each Company Employee Plan, (A) other than as specifically required by law, there are no restrictions on the ability of the sponsor of each Company Employee Plan to amend or terminate any Company Employee Plan, the Company has expressly reserved in itself the right to amend, modify or terminate any such Company Employee Plan, or any portion of it, and has made no representations (whether orally or in writing) which would conflict with or contradict such reservation or right; and (B) the Company has satisfied any and all bond coverage requirements of ERISA. Each Company Employee Plan may be transferred by the Company or ERISA Affiliate to Parent.

(j) Each Company Employee Plan which is a non-qualified deferred compensation plan is in “good faith” compliance with Section 409A of the Code as modified by the applicable Treasury guidance. No Company Employee Plan providing for equity in the Company, including without limitation, stock options and restricted stock grants, involve deferred compensation under Section 409A of the Code.

(k) No Company Employee Plan presents any risk of liability to the Company, its assets or stock, including a risk of Lien against the Company, its assets or stock whether before or on or after the Closing.

(l) Neither the Company nor any of its ERISA Affiliates or Subsidiaries is a party to any written or oral: (i) union or collective bargaining agreement; (ii) agreement with any current or former employee the benefits of which are contingent upon, or the terms of which will be materially altered by, the consummation of the Merger or other transactions contemplated by this Agreement; or (iii) except as set forth no Section 2.14(l)(iii) of the Company Disclosure Letter, agreement with any current or former employee of the Company or any of its ERISA Affiliates or Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $150,000 per annum.

(m) Section 2.14(m) of the Company Disclosure Letter sets forth a true and complete list of each current or former employee, officer, director or investor of the Company who holds, as of the date hereof, any option, warrant or other right to purchase shares of capital stock of the Company, together with the number of shares subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of each such option, warrant and right. Section 2.14(m) of the Company Disclosure Letter also sets forth the total number of such options, warrants and rights. True, complete and correct copies of each agreement (including all amendments and modifications thereto) between the Company and each holder of such options, warrants and rights relating to the same have been furnished to Parent and are listed in Section 2.14(m) of the Company Disclosure Letter.

2.15 Labor and Employment Matters.

(a)(i) There are no controversies pending or, to the knowledge of the Company, threatened between the Company or its Subsidiaries and any of their respective employees or former employees; and (ii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, work council agreement, work force agreement or any other labor union contract applicable to persons employed by the Company or its Subsidiaries, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees. The Company is not subject to any actual or threatened charge of (i) an unfair labor practice, (ii) safety violations or Occupational Safety and Health Act violations; (iii) wage or hour violations; (iv) discriminatory acts or practices; or (v) claims by governmental agencies that the Company has failed to comply with Law. The Company is not currently and has not been the subject of any threatened or actual “whistleblower” or similar claims by past or current employees or any other persons.

(b) The Company is currently in compliance with all Law relating to employment, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate

Governmental Authority all amounts required to be withheld from Company employees and is not liable for any arrears of wages, taxes penalties or other sums for failing to comply with any of the foregoing.

(c)(i) Except as otherwise set forth in Section 2.15(c) of the Company Disclosure Letter, all contracts of employment to which the Company or, to the knowledge of the Company, any of its Subsidiaries is a party are terminable by the Company or its Subsidiaries on three months’ notice or less without compensation; (ii) there are no customs, established practices, plans, policies or discretionary arrangements of the Company or, to the knowledge of the Company, any of its Subsidiaries in relation to the termination of employment of any of its employees (whether voluntary or involuntary); (iii) neither the Company nor, to the knowledge of the Company, any of its Subsidiaries has any outstanding liability to pay compensation for loss of office or employment or a severance payment to any present or former employee or to make any payment for breach of any agreement listed in Section 2.15(c) of the Company Disclosure Letter; (iv) there is no term of employment of any employee of the Company or, to the knowledge of the Company, any of its Subsidiaries which shall entitle that employee to treat the consummation of the Merger as amounting to a breach of his contract of employment or entitling him to any payment or benefit whatsoever or entitling him to treat himself as redundant or otherwise dismissed or released from any obligation.

(d) Section 2.15(d) of the Company Disclosure Letter sets forth a list of the Company’s employees as of the date hereof including such employee’s job title, current compensation rate, and accrued unpaid leave or vacation.

(e) Section 2.15(e) of the Company Disclosure Letter sets forth a list of those employees who have been terminated or have resigned during the 90-day period ending on the date hereof.

(f) Section 2.15(f) of the Company Disclosure Letter sets forth a list of each employment agreement to which the Company is a party that contains change of control provisions.

(g) Section 2.15(g) of the Company Disclosure Letter sets forth a list of the Company employees that have not executed a confidentiality agreement or an invention assignment agreement with the Company, the forms of which agreements have been provided to Parent.

2.16 Registration Statement; Proxy Statement/Prospectus.

(a) The information supplied or to be supplied by the Company for inclusion (or incorporation by reference, as the case may be) in the registration statement on Form F-4 (or such successor form as shall then be appropriate) pursuant to which the shares of QIAGEN Common Stock to be issued in the Merger will be registered by Parent with the SEC (including any amendments or supplements thereto, the “Registration Statement“) shall not at the time such document is filed with the SEC, at the time amended or supplemented and at the time the Registration Statement is declared effective by the SEC and at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(b) The information supplied or to be supplied by the Company for the inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the special meeting of stockholders of the Company (the “Special Meeting”) to consider the Merger and to vote on a proposal to approve the Merger and approve and adopt this Agreement (such proxy statement/prospectus, as the same may be amended or supplemented, the “Proxy Statement”) shall not on the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of the Special Meeting or at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies by the Company for the Special Meeting which has in the interim become false or misleading in any material respect.

(c) If at any time prior to the Closing any event or circumstance should occur or be discovered involving the Company, its officers, directors or any other Affiliate of the Company (as defined in Rule 13e-3(a)(i) of the Exchange Act), which is required under the Securities Act or the Exchange Act to be set forth in the Registration Statement or Proxy Statement, the Company shall immediately inform Parent of such event, and with respect to the Proxy Statement, the Company shall promptly prepare an amendment or supplement to the Proxy Statement in which such event shall be fully and accurately described. Such amendment or supplement shall first be provided to Parent for its review and then promptly filed with the SEC and, as required under the Securities Act or the Exchange Act, disseminated to the stockholders of the Company.

2.17 Properties and Assets. The Company and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected on the Most Recent Balance Sheet or acquired since the Most Recent Balance Sheet Date, or, in the case of leased properties and assets, valid leasehold interests in such properties and assets, in each case free and clean of all Liens.

(a) Section 2.17(a) of the Company Disclosure Letter sets forth a true, complete and correct list of each parcel of real property ever owned or leased by the Company or any of its Subsidiaries (the leases pursuant to which the Company or any of its Subsidiaries is a tenant being hereinafter referred to as the “Lease”). As of the date of this Agreement, the Leases are in full force and effect in accordance with their terms. The Company is not in default of any of its obligations under the Leases. To the Company’s knowledge, the landlords under the Leases are not in default of the landlords’ obligations under the Leases.

(b) The facilities, property and equipment owned, leased or otherwise used by the Company or any of its Subsidiaries are in a good state of maintenance and repair, free from material defects and in good operating condition (subject to normal war and tear), and suitable for the purposes for which they are presently used.

(c) From and after the Closing, the tangible assets owned or leased by the Surviving Corporation, together with its intangible assets are adequate to conduct the business and operations of the Company and its Subsidiaries as currently conducted.

2.18 Insurance.

(a) Section 2.18 of the Company Disclosure Letter sets forth a list of each insurance policy and all material claims made under such policies since January 1, 2004. The Company and its Subsidiaries maintain policies of insurance with reputable companies against loss relating to their business, operations and properties and such other risks as companies engaged in similar business would, in accordance with good business practice, customarily insure (the “Insurance Policies”). Without limiting the foregoing, these include fire liability, commercial general liability, product liability, clinical trial, employer’s liability, workmen’s compensation, business automobile insurance and directors and officers liability. All premiums due and payable under the Insurance Policies have been paid on a timely basis and the Company and its Subsidiaries are in compliance in all material respects with all other terms thereof. True, complete and correct copies of the Insurance Policies have been made available to Parent.

(b) The Insurance Policies are in full force and effect and there are no material claims pending as to which coverage has been questioned, denied or disputed. All material claims thereunder have been filed in a due and timely fashion, and neither the Company nor any of its Subsidiaries has been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has the Company or any of its Subsidiaries received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

2.19 Taxes.

(a) For purposes of this Agreement, a “Tax” means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for Taxes of a predecessor entity.

(b) Each of the Company and its Subsidiaries has accurately prepared and timely filed all federal, state, local and foreign returns, estimates, information statements and reports required to be filed by it (collectively, “Returns”) relating to any and all Taxes concerning or attributable to the Company or any of its Subsidiaries or to their operations, and all such Returns are true, complete and correct in all material respects.

(c) Each of the Company and its Subsidiaries: (i) has paid all Taxes it is obligated to pay as reflected on the Returns or otherwise; and (ii) has withheld all federal, state, local and foreign Taxes required to be withheld with respect to its employees or otherwise.

(d) There is no Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries that is not accurately reflected as a liability on the Most Recent Balance Sheet, nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(e) Neither the Company nor any of its Subsidiaries has any material liability for unpaid Taxes that has not been properly accrued for under GAAP and reserved for on the Most Recent Balance Sheet, whether asserted or unasserted, contingent or otherwise.

(f) No claim has ever been made in writing by an authority in a jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction.

(g) The Company has not agreed to and is not required to make any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method initiated by the Company, and to the Company’s Knowledge, the IRS has not proposed any such adjustment or change in accounting method.

(h) The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

(i) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the disallowance of a deduction under Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax law) for employee remuneration.

2.20 Environmental Matters.

(a) The Company is in compliance in with all Environmental Laws (as defined below), which compliance includes the possession by the Company and its Subsidiaries of all Material Permits required under all Environmental Laws, and compliance with the terms and conditions thereof.

(b) The Company has not received any communication, whether from a Governmental Authority or other Person, that alleges that either the Company or any of its Subsidiaries is not in compliance with any Environmental Laws or any Material Permit required under any applicable Environmental Law, or that it is liable under any Environmental Law, or that it is responsible (or potentially responsible) for the remediation of any Materials of Environmental Concern (as defined below) at, on or beneath its facilities or at, on or beneath any land adjacent thereto or any other property, and there are no conditions existing at such facilities that could reasonably be expected to prevent or interfere with such full compliance or give rise to such liability in the future. The Company has no knowledge of any environmental condition at any of the properties leased by the Company or any of its Subsidiaries that would have a material adverse affect on the Company or its Subsidiaries.

(c) There are no past or present facts, circumstances or conditions, including the release of any Materials of Environmental Concern, that could reasonably be expected to give rise to any liability or result in a claim against the Company or any of its Subsidiaries under any Environmental Law.

(d) The Company has made available to Parent true, complete and correct copies of all of the Company’s environmental audits, assessments and documentation regarding environmental matters pertaining to, or the environmental condition of, its facilities or the compliance (or non-compliance) by the Company and its Subsidiaries with any Environmental Laws.

(e) None of the facilities ever used by the Company or any of its Subsidiaries has even been a site for the use, generation, manufacture, discharge, assembly, processing, storage, release, disposal or transportation to or from of any Materials of Environmental Concern, except for Materials of Environmental Concern used in the ordinary course of business of the Company and its Subsidiaries, all of which Materials of Environmental Concern have been stored and used in strict compliance with all Material Permits and Environmental Laws.

(f) Neither the Company nor any of its Subsidiaries is the subject of any federal, state, local or private litigation, proceedings, administrative action, or investigation involving a demand for damages or other potential liability under any Environmental Laws. Neither the Company nor any of its Subsidiaries has received or is subject to any governmental order or decree relating in any way to Environmental Laws.

(g) No underground storage tanks or surface impoundments exist on any property currently owned or leased by the Company or its Subsidiaries.

(h) For purposes of this Agreement, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, “Environmental Law” shall mean any Law existing and in effect on the date hereof relating to pollution or protection of the environment, including any statute or regulation or common law pertaining to the: (i) manufacture, processing, use, distribution, management, possession, use, treatment, storage, disposal, generation, transportation, remediation of Materials of Environmental Concern; (ii) air, water and noise pollution; (iii) the protection and use of surface water, groundwater and soil; (iv) the release or threatened release into the environment of hazardous substances, or solid or hazardous waste, including emissions, discharges, releases, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) the conservation, management, or use of natural resources and wildlife, including all endangered and threatened species; (vi) aboveground or underground storage tanks, vessels and containers; and (vii) abandoned, disposed or discarded barrels, tanks, vessels, containers and other closed receptacles and “Materials of Environmental Concern” shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, material, pollutant or contaminant which is hazardous, toxic or otherwise harmful to health, safety, natural resources, wildlife or the environment, including asbestos, asbestos containing materials, polychlorinated biphenals, radon and urea formaldehyde foam, petroleum and petroleum products, medical or infectious waste, radioactive material, hazardous waste, and raw materials which include hazardous constituents, or any other similar substances, or any substances or materials which are now or in the future included under or regulated by any Environmental Law.

2.21 Intellectual Property.

(a) Each of the Company and its Subsidiaries owns, is licensed or otherwise possesses legally enforceable rights to use, license and exploit all patents (including any registrations, continuations, continuations in part, divisionals, renewals, reexaminations, reissues and applications therefor), copyrights, trademarks, service marks, trade names, Uniform Resource Locators and Internet URLs, designs, slogans and general intangibles of like nature, computer programs and other computer software, databases, technology, trade secrets and other confidential information, know-how, proprietary technology, processes, formulae, algorithms, models, user interfaces, customer lists, inventions, source codes and object codes and methodologies, architecture, structure, display screens, layouts, development tools, instructions, templates, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to each of the foregoing, together with all goodwill related to any of the foregoing, in each case as is necessary to conduct their respective businesses as presently conducted and as reasonably foreseeable (collectively, the “Company Intellectual Property Rights”).

(b) Section 2.21(b) of the Company Disclosure Letter sets forth, with respect to all Company Intellectual Property Rights registered with any Governmental Authority or for which an application has been filed with any Governmental Authority, (i) the registration or application number, the date filed and the title, if applicable, of the registration or application and (ii) the names of the jurisdictions covered by the applicable registration or application. Section 2.21(b) of the Company Disclosure Letter identifies and provides a brief description of all other Company Intellectual Property Rights as of the date hereof that are material to the business of the Company and its Subsidiaries. Section 2.21(b) of the Company Disclosure Letter identifies each Company Material Contract currently in effect containing any ongoing royalty or payment obligations in excess of $25,000 per annum with respect to Company Intellectual Property Rights that are licensed or otherwise made available to the Company and its Subsidiaries.

(c) All Company Intellectual Property Rights that have been registered with any Governmental Authority are valid and subsisting. As of the Closing Date, in connection with such registered Company Intellectual Property Rights, all necessary registration, maintenance and renewal fees have been paid and all necessary documents and certificates have been filed with the relevant Governmental Authorities.

(d) Neither the Company nor any of its Subsidiaries is, or will as a result of the consummation of the Merger or other transactions contemplated by this Agreement be, in breach in any material respect of any license, sublicense or other agreement relating to the Company Intellectual Property Rights, or any licenses, sublicenses and other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties (the “Third Party Intellectual Property Rights”), the breach of which would be considered reasonably likely to result in a Company Material Adverse Effect.

(e) Neither the Company nor any of its Subsidiaries has been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right and, except as set forth in Section 2.21(e) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property. With respect to its marketed products, the Company does not infringe any third party intellectual property rights. With respect to its product candidates and products in research or development, after the same are marketed, the Company will not infringe any third party intellectual property rights.

(f) To the knowledge of the Company and its Subsidiaries, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of any Company Intellectual Property Rights.

(g) All of the Company’s computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code (except software purchased or licensed by the Company under commodity or shrink-wrap license agreements for use in the operation of its business in the ordinary course) including without limitation the “biocalculator” software used on certain of the Company’s instrument systems (collectively, the “Company Software”) were developed by Persons employed by the Company during the course and within the scope of their employment by the Company. No Person employed by or affiliated with the Company has employed or proposes to employ any trade secret of any former employer and no Person employed by or affiliated with the Company has violated any confidential relationship which such Person may have had with any third party, in connection with such development of Company Software. All Company Software is free from any significant software defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof, if applicable, and the applications can be compiled without undue burden from source code owned by and in the possession of the Company.

2.22 Brokers. No broker, financial advisor, investment banker or other Person is entitled to any fee, commission or expense reimbursement in connection with the Merger or other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

2.23 Certain Business Practices. Neither the Company, its Subsidiaries or, to the knowledge of the Company, any director, officer, employee, consultant, service provider, or agent of the Company has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended; or (d) made any other unlawful payment. No Person or so-called “whistleblower” has submitted to the Company, any Subsidiary or any member of the Board of Directors of either the Company or any Subsidiary any complaint concerning any accounting or auditing matter, or any notice concerning the violation or potential violation of the federal securities or other Law, with respect to the Company or any Subsidiary, or any officer, director, employee or agent of either the Company or any Subsidiary, or concerning any violations or potential violations of the Company’s or any Subsidiary’s corporate code of conduct or code of ethics, in each case whether such notices or complaints are made pursuant to the provisions of the Sarbanes-Oxley Act or otherwise.

2.24 Government Contracts. Neither the Company nor any of its Subsidiaries has been suspended or debarred from bidding on contracts with any Governmental Authority, and no such suspension or debarment has been initiated or threatened. The consummation of the Merger and other transactions contemplated by this Agreement will not result in any such suspension or debarment of the Company, any of its Subsidiaries or the Parent (assuming that no such suspension or debarment will result solely from the identity of Parent).

2.25 Relationships with Customers and Suppliers. Between December 31, 2005 and the date hereof, no customer or supplier of the Company that is material to the Company and its Subsidiaries, taken as a whole, has canceled or otherwise terminated, or provided notice to the Company or any of its Subsidiaries of its intent, or, to the knowledge of the Company, threatened, to terminate its relationship with the Company or the applicable Subsidiary, or, between December 31, 2005 and the date hereof, decreased or limited in any material respect, or provided notice to the Company or any of its Subsidiaries of its intent, or, to the knowledge of the Company, threatened, to decrease or limit in any material respect, its purchases from or sales to the Company or its Subsidiaries.

2.26 Interested Party Transactions. Since January 1, 2005, no event has occurred that would be required to be reported by the Company as a “Certain Relationship or Related Transaction” pursuant to Item 404 of Regulation S-B.

2.27 Full Disclosure. No representation or warranty by Company in this Agreement or in any certificate furnished or to be furnished by or on behalf of the Company to the Parent or Merger Sub pursuant to the provisions hereof, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made and as of the date so made, in order to make the statements herein or therein not misleading.

3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent, on behalf of itself and its Subsidiaries, represents and warrants to the Company that the statements contained in this Section 3 are true, complete and correct. As used in this Agreement, a “Parent Material Adverse Effect” means any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), results of operations or reasonably foreseeable prospects of Parent and its Subsidiaries, taken as a whole, excluding any changes, events or effects that are attributable to: (i) general economic conditions worldwide; and (ii) conditions affecting the biotech industry in which Parent and its Subsidiaries compete.

3.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of California. Parent is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate and tax good standing, under the laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not have a Parent Material Adverse Effect. Parent is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws.

3.2 Authority; No Conflict; Required Filings.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the Merger and other transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub.

(b) This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject only to the Equitable Exceptions.

(c) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the Merger and other transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, or result in the creation of any Liens in or upon any of the properties or other assets of Parent or any of its Subsidiaries under any provision of: (i) the Articles of Incorporation, Bylaws or other equivalent organizational documents of Parent or any of its Subsidiaries; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) permit, license, franchise, statute, law, ordinance or regulation or (B) judgment, decree or order, in each case applicable to Parent or any of its Subsidiaries, or by which any of their respective properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of their respective properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences, if any, that could not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect or impair in any material respect the ability of the Parties to consummate the Merger and the other transactions contemplated hereby on a timely basis.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery by each of Parent and Merger Sub of this Agreement or the consummation of the Merger or other transactions contemplated hereby except for: (i) compliance with any applicable requirements under the HSR Act and any other Law; (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada in accordance with the NRS; (iii) compliance with any applicable requirements under the Securities Act; (iv) compliance with any applicable requirements under the Exchange Act; (v) compliance with any applicable state securities, takeover or so-called “Blue Sky” Law; and (vi) such consents, approvals, orders or authorizations, or registrations, declarations or filings which if not obtained or made, could not reasonably be expected to result in a Parent Material Adverse Effect.

3.3 Compliance with Law. Each of Parent and its Subsidiaries has at all times complied with all Law, and is not in violation of, and has not received any written claim or notice of violation of, any such Law with respect to the conduct of its business or the ownership and operation of its properties and other assets, except for such instances of non-compliance or violation, if any, which could not reasonably be expected to result in a Parent Material Adverse Effect.

3.4 Litigation. Other than shareholder derivative suits, there is no suit, action, arbitration, claim, governmental or other proceeding before any Governmental Authority pending or, to the knowledge of Parent, threatened, against Parent or any of its Subsidiaries which, if decided adversely would impair in any material respect the ability of the Parties to consummate the Merger and other transactions contemplated by this Agreement on a timely basis.

3.5 SEC Filings; Financial Statements.

(a) Since January 1, 2006, QIAGEN has timely filed all forms, reports and documents required to be filed by QIAGEN with the SEC, including all exhibits required to be filed therewith, and has made available to the Company true, complete and correct copies of all of the same so filed (including any forms, reports and documents filed after the date hereof, the “QIAGEN SEC Reports”). The QIAGEN SEC Reports: (i) at the time filed complied (or will comply when filed, as the case may be) in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act; and (ii) did not at the time they were filed (or, if later filed, amended or superseded, then on the date of such later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the QIAGEN SEC Reports (collectively, the “QIAGEN Financial Statements”), complied or will comply, as the case may be, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved except as may otherwise be indicated in the notes thereto or, in the case of unaudited interim financial statements, and fairly presented or will fairly present, as the case may be, in all material respects, the consolidated financial position of QIAGEN and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods therein indicated, except, in the case of the unaudited interim financial statements for the absence of footnotes and normal year-end adjustments which were not and will not be material in amount.

3.6 Registration Statement; Proxy Statement/Prospectus.

(a) The information supplied or to be supplied by Parent for inclusion (or incorporation by reference, as the case may be) in the Registration Statement shall not at the time such document is filed with the SEC, at the time amended or supplemented and at the time the Registration Statement is declared effective by the SEC contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(b) The information supplied or to be supplied by Parent for the inclusion (or incorporation by reference, as the case may be) in the Proxy Statement shall not on the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or otherwise necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier written communication constituting a solicitation of proxies by the Parent or any of its Subsidiaries for the Special Meeting which has in the interim become false or misleading in any material respect.

(c) If at any time prior to the Closing any event or circumstance should occur or be discovered involving QIAGEN, its officers, directors or any other Affiliate of QIAGEN, which is required under the Securities Act or the Exchange Act to be set forth in the Registration Statement or Proxy Statement, Parent shall immediately inform the Company of such event and Parent shall promptly prepare an amendment or supplement to the Registration Statement and the Company shall promptly prepare an amendment or supplement to the Proxy Statement in each of which such event shall be fully and accurately described. Such amendments or supplements shall first be provided to the Company or Parent for its review and then promptly filed with the SEC and, as required under the Securities Act or the Exchange Act, disseminated by the Company to its stockholders of the Company.

3.7 Interim Operations of Merger Sub (No Parent Vote Required). Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement has engaged in no other business activities and has conducted its operations only as contemplated in this Agreement. No vote or other action of the stockholders of Parent is required by Law, Parent’s Articles of Incorporation or Parent’s Bylaws or otherwise in order for Parent and Merger Sub to consummate the Merger and the transactions contemplated thereby.

3.8 Financing. Parent and Merger Sub have sufficient funds to perform all of their respective obligations under this Agreement and to consummate the Merger.

3.9 QIAGEN Common Stock. All shares of QIAGEN Common Stock to be issued in connection with the Merger will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any kind of preemptive, subscription or any kind of similar rights.

3.10 Full Disclosure. No representation or warranty by Parent and Merger Sub in this Agreement or in any certificate furnished or to be furnished by Parent or Merger Sub to the Company pursuant to the provisions hereof, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made and as of the date so made, in order to make the statements herein or therein not misleading.

4. CONDUCT OF BUSINESS PENDING THE MERGER

4.1 Conduct of Business Pending the Merger.

(a) The Company covenants and agrees that, beginning on the date hereof and continuing until the earlier to occur of the Closing or such earlier time as this Agreement is terminated in accordance with Section 7 (such period being hereinafter referred to as the “Interim Period”), except as expressly required by this Agreement or unless Parent shall otherwise consent in writing, the Company shall, and shall cause each of its Subsidiaries to: (i) conduct its business only in the ordinary course of business, consistent with past practice and according to the plans and budgets previously made available to Parent; (ii) not take any action, or fail to take any action, except in the ordinary course of business, consistent with past practice; and (iii) use its best efforts to preserve intact its business organization, properties and assets, keep available the services of its officers, employees and consultants, maintain in effect all Company Material Contracts and preserve its relationships, customers, licensees, suppliers and other Persons with which it has business relations. By way of amplification and not limitation, except as expressly permitted by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Parent:

(i) amend their Articles of Incorporation, Bylaws or other equivalent organizational documents, or otherwise alter their corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

(ii) issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Company or any of its Subsidiaries (except for the issuance of shares of Company Common Stock pursuant to the exercise of Company Stock Warrants);

(iii) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or interest in or securities of any of its Subsidiaries;

(iv) sell, transfer, pledge, dispose of or encumber any material properties, facilities, equipment or other assets except for sales of obsolete inventory and equipment in the ordinary course of business in an amount not exceeding $25,000 individually or $50,000 in the aggregate;

(v) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of its capital stock or other equity interests (except that a wholly owned Subsidiary of the Company may declare and pay cash dividends to the Company);

(vi) split, combine or reclassify any shares of its capital stock or other securities or equity interests, or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock or equity interests;

(vii) sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Company Intellectual Property Rights, or amend or modify in any material respect any existing agreements with respect to any Company Intellectual Property Rights;

(viii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) an interest in any corporation, limited liability company, partnership, joint venture or other business organization or division thereof;

(ix) incur indebtedness for borrowed money in an aggregate amount in excess of $250,000, or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company’s Subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans, advances or enter into any financial commitments, except in the ordinary course of business and as otherwise permitted under any loan or credit agreement to which the Company or any of its Subsidiaries is a party as of the date of this Agreement;

(x) authorize any capital expenditures in excess of $50,000 in the aggregate;

(xi) take or permit to be taken any action to: (A) increase the compensation payable to its officers or employees, except for increases in salary or wages required by agreements entered into prior to the date of this Agreement or otherwise in the ordinary course of business consistent with past practice; (B) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, its officers; (C) grant any severance or termination pay to, or enter into any employment or severance agreement with, any employee; (D) enter into any collective bargaining agreement; or (E) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees;

(xii) hire any employees or make any changes to the personnel or business policies of the Company.

(xiii) change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by statutory accounting principles or GAAP;

(xiv) create, incur, suffer to exist or assume any Lien on any of its material properties, facilities or other assets;

(xv)(A) enter into any Company Material Contract; (B) modify, amend or terminate, or transfer or assign in any material respect, any Company Material Contract or waive, release or assign any material rights or claims thereto or thereunder; (C) enter into or extend any lease with respect to real property or (D) initiate or participate in any new research, clinical trials or clinical trial or development programs;

(xvi) enter into any agreement, or amend the terms of any existing agreement, which grants to any Person exclusive supply, manufacturing, production, marketing or distribution rights with respect to any of its products or technologies;

(xvii) make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability, or agree to an extension of a statute of limitations with respect thereto;

(xviii) pay, discharge, satisfy or settle any material litigation or waive, assign or release any rights or claims with respect thereto, other than settlements in the ordinary course of business involving only the payment of non-material amounts of cash and no admission being made with respect to (A) any criminal wrongdoing or (B) the invalidity or unenforceability of, or any infringement with respect to, any Company Intellectual Property Rights;

(xix) accelerate or otherwise amend the terms of any outstanding options under the Company Stock Plan;

(xx) fail to maintain in full force and effect all insurance policies currently in effect, or permit any of the coverage thereunder to lapse, in each case without simultaneously securing replacement insurance policies which will be in full force and effect and provide coverage substantially similar to or greater than under the prior insurance policies;

(xxi) fail to make any expenditures that are necessary and sufficient to maintain or, to the extent budgeted or consistent with the past practice of the Company and its Subsidiaries, improve the conditions of the properties, facilities and equipment of the Company and its Subsidiaries, including budgeted expenditures relating to maintenance, repair and replacement;

(xxii) take any action or fail to take any reasonable action permitted by this Agreement if such action or failure to take action could reasonably be expected to result in either (A) any of the representations and warranties of the Company set forth in Section 2 of this Agreement becoming untrue in any material respect or (B) any of the conditions to the Closing set forth in Section 6 of this Agreement not being satisfied as of the Closing Date;

(xxiii) enter any agreement with respect to Company Intellectual Property Rights or with respect to Company Intellectual Property Rights or with respect to the intellectual property of any third party, or enter into any collaboration, co-marketing or co-promotion agreement regarding any of the Company’s technologies or otherwise extend, modify or amend any rights with respect to the foregoing; or

(xxiv) authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

(b) During the Interim Period, the Company shall, and shall cause each of its Subsidiaries to: (i) solicit and accept customer orders in the ordinary course of business; and (ii) cooperate with Parent in communicating with suppliers, collaborators, customers and licensors to accomplish the orderly transfer of the business and operations of the Company and its Subsidiaries to the control of the Parent on the Closing Date.

4.2 No Solicitation of Transactions.

(a) The Company shall, and shall cause its officers, directors, employees, auditors, accountants, attorneys, investment bankers, financial advisors and other advisors (each, a “Representative”) and Affiliates and any other agents, to (i) immediately cease and cause to be terminated any discussions, negotiations or communications with any party or parties with respect to any Takeover Proposal, and (ii) promptly after the date hereof request the prompt return or destruction of all confidential information previously furnished to any party or parties within the last twelve (12) months for the purpose of evaluating a possible Takeover Proposal. As used in this Agreement, “Takeover Proposal” shall mean any inquiry, proposal or offer from any Person relating to, or that could reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets (including for the purpose of this definition the outstanding equity securities of the Subsidiaries of the Company) or businesses that constitute 15% or more of the revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any Person or the stockholders of any Person would own 15% or more of any class of equity securities of the Company or of any resulting parent company of the Company or businesses or assets that constitute 15% or more of the revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

(b) The Company shall not, nor shall it authorize or permit any Affiliate or Representative of the Company or its Subsidiaries to (i) solicit, initiate, encourage, participate in or otherwise facilitate, directly or indirectly, any inquiries relating to, or the submission of, any Takeover Proposal or (ii) directly or indirectly solicit, initiate, encourage, participate in or otherwise facilitate any discussions or negotiations regarding, or furnish to any Third Party any information or data with respect to or provide access to the properties, offices, books, records, officers, directors or employees of, or take any other action to knowingly, directly or indirectly, solicit, initiate, intentionally encourage, participate in or otherwise facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. Without limiting the generality of the foregoing, it is understood that any violation of any of the restrictions set forth in this Section 4.2 by any Representative or Affiliate of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 4.2 by the Company. Notwithstanding the foregoing, if, prior to obtaining the Requisite Stockholder Approval, (i) the Company has complied with this Section 4.2, and (ii) the Company’s Board of Directors reasonably determines in good faith (after consultation with its outside counsel and its financial advisor) that a Takeover Proposal that did not result from a breach of this Section 4.2 constitutes or would reasonably be expected to lead to a Superior Takeover Proposal (as such term is defined below), then, to the extent required by the fiduciary obligations of the Company’s Board of Directors, as determined in good faith by a majority thereof after consultation with the Company’s outside counsel, the Company may, subject to the Company’s providing prompt (but in any event within twenty-four (24) hours) prior written notice to Parent of its decision to take such action and compliance by the Company with Section 4.2(d), (A) furnish information with respect to the Company to, and (B) participate in discussions and negotiations directly or through its Representatives with, such Third Party, subject to a confidentiality agreement not materially less favorable to the Company than the Confidentiality Agreement; provided, however, that all such information that has not already been provided to the Parent shall be provided to the Parent prior to or as soon as reasonably practicable (but in any event within twenty-four (24) hours) after it is provided to such Third Party. For purposes of this Agreement, “Superior Takeover Proposal” shall mean a bona fide, unsolicited written proposal or offer made by a Person to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, sale of assets, merger, consolidation, business combination, recapitalization, liquidations, dissolution or similar transaction, all or substantially all of the voting power of the capital stock of the Company then outstanding or all or substantially all of the consolidated total assets of the Company and its Subsidiaries (i) which, if any cash consideration is involved, is not subject to any financing contingencies (and if financing is required, such financing is then fully committed to the Person making such proposal or offer) and (ii) on terms the Company’s Board of Directors determines in good faith (after consulting the Company’s outside legal counsel and financial advisor), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the offer and the Person making the offer, are more favorable from a financial point of view to the Company or the holders of Company Common Stock than the Merger and the other transactions contemplated by this Agreement, after consultation with, and based upon the advice of, its outside legal counsel, that (i) such action is necessary for the Company’s Board of Directors to comply with its fiduciary duties to the Company and the holders of Company Common Stock under Law or writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Authority (each, an “Order”), and (ii) such Takeover Proposal is reasonably capable of being consummated.

(c) Neither the Company’s Board of Directors nor any committee thereof shall (i) withdraw or modify (in a manner adverse to Parent or Merger Sub), or propose or resolve to withdraw or modify (in a manner adverse to Parent or Merger Sub), the Board Recommendation, (ii) adopt, approve or recommend, or propose or resolve to approve or recommend, any Takeover Proposal, (iii) adopt, approve or recommend, or propose or resolve to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or similar agreement relating to a Takeover Proposal (“Acquisition Agreement”), (iv) approve or recommend, or propose or resolve to approve or recommend, or execute or enter into, any agreement (written or oral) requiring it to abandon, terminate or fail to consummate the Merger, this Agreement, any Transaction Document or the transactions contemplated hereby or thereby, (v) take any action necessary to render the provisions of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination”, or other anti-takeover laws and regulations of any state or other jurisdiction, inapplicable to any Takeover Proposal, or (vi) propose or agree to do any of the foregoing constituting or related to, or that is intended to or would reasonably be expected to lead to, any Takeover Proposal. Notwithstanding the foregoing, prior to obtaining the Requisite Stockholder Approval, in response to a Superior Takeover Proposal that was not solicited, initiated, intentionally encouraged, participated in or otherwise facilitated by the Company in breach of Section 4.2(b), the Company’s Board of Directors may, if it determines in good faith (after consultation with the Company’s outside legal counsel) that the failure to do so would result in a breach of the fiduciary duties of the Company’s Board of Directors to the Company or the Company stockholders under Law or any Order, (1) modify, or propose or resolve to modify, in a manner adverse to Parent or Merger Sub, the approvals and recommendations of the Company’s Board of Directors of the Merger, or any of the transactions contemplated hereby and cancel the Special Meeting, or (2) terminate the Agreement in accordance with Section 7.1(e), but in each case only (x) at a time that is after the fifth (5th) Business Day following Parent’s receipt of written notice advising Parent that the Company’s Board of Directors is prepared to take such action (during which period the Company shall negotiate in good faith with Parent concerning any amendment of the terms of the Merger by Parent or Merger Sub or any proposal by Parent or Merger Sub to amend the terms of this Agreement or the Merger (a “New Parent Proposal”)), specifying therein all of the terms and conditions of such Superior Takeover Proposal, and identifying the Person or group making such Superior Takeover Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Takeover Proposal shall require a new notice to Parent and a new five (5) Business Day period) and (y) if, after the end of such five (5) Business Day period, the Company’s Board of Directors determines in good faith (after consultation with the Company’s outside legal counsel and financial advisor) that such proposed transaction continues to be a Superior Takeover Proposal, after taking into account any New Parent Proposal. The Company shall not during the term of this Agreement release any Third Party from, or agree to amend or waive any provision of any confidentiality agreement, and the Company shall use its best efforts to enforce, to the fullest extent permitted by Law, each confidentiality agreement entered into pursuant to this Section 4.2 and any other confidentiality agreement to which the Company is or becomes a party.

(d) In addition to the obligations set forth in Sections 4.2(a), (b) and (c), the Company shall advise Parent orally and in writing of (i) any Takeover Proposal or any offer, proposal or inquiry received by any officer or director of the Company or, to the knowledge of the Company, other Representative of the Company, (ii) the terms and conditions of such Takeover Proposal (including a copy of any written proposal) and (iii) the identity of the person or group making the offer, proposal or inquiry for any such

Takeover Proposal immediately (but in any event within thirty-six (36) hours) following receipt by the Company or any officer or director of the Company or, to the knowledge of the Company, any other Representative of the Company of such Takeover Proposal offer, proposal or inquiry. If the Company or its subsidiaries or any of their respective Affiliates or Representatives participates in substantive discussions or any negotiations with, or provides material information in connection with any such Takeover Proposal, the Company shall keep Parent advised on a current basis of any developments with respect thereto including any material changes to the terms and conditions thereof. The Company agrees to notify Parent immediately if the Company’s Board of Directors determines that a Takeover Proposal is not a Superior Takeover Proposal.

(e) Nothing contained in this Section 4.2 or any other provision hereof shall prohibit the Company or the Company’s Board of Directors from taking and disclosing to the Company’s stockholders pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act a position with respect to a tender or exchange offer by a Third Party that is consistent with its obligations hereunder; provided, however, that neither the Company nor the Company’s Board of Directors may either, except as provided by Section 4.2(c), (i) modify, or propose publicly to modify, in a manner adverse to Parent and Merger Sub, the Board Recommendation, or (ii) approve or recommend a Takeover Proposal, or propose publicly to approve or recommend a Takeover Proposal.

(f) Nothing in this Section 4.2 shall permit the Company to terminate this Agreement (except as expressly provided in Section 7).

5. ADDITIONAL AGREEMENTS

5.1 Proxy Statement/Prospectus; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare and file with the SEC the Registration Statement and Proxy Statement, respectively, in form and substance reasonably satisfactory to each of the Parties. Each of the Parties shall use its reasonable efforts to respond to any comments of the SEC in order to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably required or requested by Parent in connection with such actions and the preparation of the Registration Statement. The Company shall cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Registration Statement shall have become effective.

(b) As promptly as practicable after the date of this Agreement, the Company, in cooperation with Parent, shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal or state securities Law relating to the Merger and other transactions contemplated by this Agreement (collectively, the “Other Filings”).

(c) The Company shall notify the Parent promptly of the receipt of any comments from the SEC (or its staff) and of any request by the SEC (or its staff) or any other Government Authority for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing for additional information, and shall promptly supply the Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC, its staff or any other Government Authority, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filings.

(d) The Parties shall use their respective reasonable best efforts to cause the Proxy Statement, the Registration Statement and the Other Filings to comply in all material respects with all requirements of Law. Whenever any event occurs which is required under the Securities Act, the Exchange Act or other Law to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, each Party, as the case may be, shall promptly inform the other of such occurrence, provide the other Party reasonable opportunity to review and comment (in light of the requisite deadline for filing), and cooperate in filing with the SEC, its staff or any other Governmental Authority, and/or mailing to stockholders of the Company, such amendment or supplement.

(e) Subject to Section 4.2(b), the Proxy Statement shall include the Board Recommendation.

5.2 Meeting of Company Stockholders.

(a) The Company shall promptly after the date hereof take all action necessary in accordance with applicable Law and its Articles of Incorporation and Bylaws to duly call, give notice of and (unless Parent otherwise reasonably requests) hold the Special Meeting as soon as practicable following the date upon which the Registration Statement becomes effective with the SEC.

(b) Once the Special Meeting has been called and noticed, the Company shall not postpone or adjourn the Special Meeting (other than for the lack of a quorum and then only to such future date as is reasonably acceptable to Parent) without the prior written consent of Parent, or in the event of an adverse Board Recommendation (in which event the Special Meeting shall be cancelled).

(c) Subject to Section 4.2(b), the Company’s Board of Directors shall recommend that the Merger be approved and this Agreement be approved and adopted by the stockholders of the Company. The Company shall solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action reasonably necessary or advisable to secure the Requisite Stockholder Approval to authorize and approve the Merger. Without limiting the generality of the foregoing, the Company agrees that its obligations under this Section 5.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Superior Takeover Proposal.

5.3 Access to Information; Confidentiality.

(a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the Parent reasonable access, during the Interim Period, to all its properties, books, contracts, commitments and records and, during such period, furnish promptly to the Parent all information concerning its business, properties and personnel as the other Party may reasonably request. The Company shall make available to the Parent the appropriate individuals for discussion of its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section 5.3(a) shall affect any representations or warranties of the Company contained herein or the conditions to the obligations of the Parent or the Company hereto.

(b) The Parent shall keep all information obtained pursuant to Section 5.3(a) confidential in accordance with the Confidentiality Agreement, dated August 1, 2006, between the Company and the Parent (the “Confidentiality Agreement”).

5.4 Best Efforts; Further Assurances.

(a) Parent and the Company shall use their best efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Section 6, as applicable to each of them. Each Party, at the reasonable request of the other, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and other transactions contemplated by this Agreement.

(b) Subject to the terms and conditions hereof, the Company and Parent agree to use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and other transactions contemplated by this Agreement including using their respective best efforts: (i) to obtain prior to the Closing Date all licenses, certificates, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company or its

Subsidiaries as are necessary for the consummation of the transactions contemplated hereby; (ii) to effect all necessary registrations and filings required by any Governmental Authority (in connection with which Parent and the Company shall cooperate with each other in connection with the making of all such registrations and filings, including providing copies of all such documents to the non-filing party and its advisors prior to the time of such filing and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith); (iii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing; and (iv) to lift, rescind or mitigate the effects of any injunction, restraining order or other ruling by a Governmental Authority adversely affecting the ability of any Party to consummate the Merger or other transactions contemplated hereby and to prevent, with respect to any threatened or such injunction, restraining order or other such ruling, the issuance or entry thereof.

5.5 Employee Benefits. Following the Effective Time, to the extent permitted under each relevant plan, Parent will give each employee of Parent or the Surviving Corporation or their respective Subsidiaries who was an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (“Continuing Employees”) full credit for prior service with the Company or its Subsidiaries for purposes of (a) eligibility and vesting under any applicable Parent employee plan and (b) determination of benefit levels under any applicable Parent employee plan or policy relating to vacation or severance, except where such credit would result in a duplication of benefits. In addition, Parent shall use commercially reasonable efforts to cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of Parent.

5.6 Cancellation of Stock Options. Each of the Company Stock Options which have not been exercised prior to the Closing shall be cancelled as of the Closing as provided in Section 1.9.

5.7 Notification of Certain Matters.

(a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence or non-occurrence of (i) any event the occurrence or non-occurrence of which could reasonably be expected to result in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality, then untrue or inaccurate in any respect) and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8(a) shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

(b) Each of the Company and Parent shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or other transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the Merger or other transactions contemplated by this Agreement; (iii) any litigation, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent that relates to the Merger or other transactions contemplated by this Agreement; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under either a Company Material Contract or a Parent Material Contract; and (v) any change that would be considered reasonably likely to result in a Company or Parent Material Adverse Effect, as the case may be, or is likely to impair in any material respect the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement.

5.8 Public Announcements. The initial press release regarding the Merger shall be a joint press release prepared by Parent and reasonably acceptable to the Company. Otherwise, except as otherwise required by Law or the rules of The NASDAQ Stock Market, Inc. or as provided elsewhere herein, prior to the Closing or the earlier termination of this Agreement pursuant to Section 7, neither the Company nor Parent shall, nor shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the Merger or other transactions contemplated by this Agreement without the consent of the other Party, which consent shall not be unreasonably withheld or delayed.

5.9 Directors and Officers Insurance. Parent and the Surviving Corporation shall, until the second (2nd) anniversary of the Effective Time or such earlier date as may be mutually agreed upon by Parent, the Surviving Corporation and the applicable Indemnified Party, cause to be maintained in effect the policies of directors’ and officers’ liability insurance maintained by the Company or its Subsidiaries as of the date hereof (or policies of at least comparable coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Closing. In lieu of the purchase of such insurance by Parent or the Surviving Corporation, the Company may purchase a two (2) year extended reporting period endorsement under its existing directors’ and liability insurance coverage. Notwithstanding the foregoing, in no event shall Parent or the Surviving Corporation be obligated to expend any amount per year in excess of 110% of the aggregate premiums paid by the Company and its Subsidiaries in the year ended December 31, 2006 for directors’ and officers liability insurance in order to maintain or procure insurance coverage pursuant to this paragraph.

5.10 Stockholder Litigation.

(a) In the event any stockholder litigation related to this Agreement, the Voting Agreements or the transactions contemplated hereby and thereby is brought, or threatened, against the Company and/or the members of the Company’s Board of Directors, the Company shall have the right to control the defense of such litigation; provided, however, that (i) any fees, costs or expenses incurred related to defending such litigation shall be reasonable (including attorneys’ fees) and (ii) the Company shall engage counsel reasonably acceptable to Parent. The Company shall promptly notify Parent of any such stockholder litigation brought, or threatened, against the Company and/or the members of the Board of Directors of the Company and shall provide Parent with updates and such information as Parent shall reasonably request with respect to the status of the litigation and discussion between the parties thereto. The Company shall give Parent the opportunity to participate in the defense of and settlement discussions with respect to such litigation and shall not make any payment or settlement offer prior to the Effective Time with respect to any such litigation unless Parent shall have consented in writing to such payment or settlement, in its sole discretion.

(b) In the event any stockholder litigation related to this Agreement, the Voting Agreement or the transactions contemplated hereby and thereby is brought, or threatened, against Parent, or the members of the Board of Directors of Parent, Parent shall have the right to control its own defense of such litigation, including compromising or settling such litigation.

5.11 Company Benefit Plans. Prior to the Effective Time, if requested by Parent in writing, the Company shall take all actions reasonably requested by Parent or otherwise required to terminate any and all Company Benefit Plans effective immediately prior to the Effective Time. Prior to the Effective Time, if requested by Parent in writing, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, the Company shall cause to be amended any Company Benefit Plans or arrangement to the extent reasonably requested by Parent or otherwise required to provide that no employees of Parent and its Subsidiaries shall commence to participate therein following the Effective Time unless the Surviving Corporation or such Subsidiary explicitly authorizes such participation.

5.12 Loans to Company Employees, Officers and Directors. Prior to the Effective Time, all loans (other than travel advances, payroll advances and other advances made in the ordinary course of business, which in each case do not exceed $1,000) by the Company or any of its Subsidiaries to any of their employees, officers or directors shall be repaid in full and no longer outstanding.

6. CONDITIONS OF MERGER

6.1 Conditions to Obligation of Each Party to Effect the Merger. The obligations of each Party to effect the Merger and consummate the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing by the Party entitled to the benefit thereof, in whole or in part, to the extent permitted by the Law:

(a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with the NRS and the Articles of Incorporation and Bylaws of the Company.

(b) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or the use of the Proxy Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC.

(c) NASDAQ Listing. The shares of QIAGEN Common Stock issuable to the stockholders of the Company pursuant to this Agreement shall have been listed on the NGSM.

(d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction, or other legal restraint or prohibition shall be in effect which prevents the consummation of the Merger on substantially identical terms and conferring upon Parent substantially all the rights and benefits as contemplated herein, nor shall any proceeding brought by any Governmental Authority, domestic or foreign, seeking any of the foregoing be pending, and there shall not be any action taken, or any law, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger on substantially identical terms and conferring upon Parent substantially all the rights and benefits as contemplated herein illegal.

6.2 Additional Conditions to Obligations of Parent. The obligations of Parent to effect the Merger are also subject to the following conditions, any and all of which may be waived in writing by the Parent, in whole or in part, to the extent permitted by the Law:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made on and as of the Closing, except for those (x) representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects and (y) representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct on and as of such particular date, and Parent shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Parent shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

(c) Third Party Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that those approvals of Governmental Authorities and other third parties described in Section 2.4(d) (or not described in Section 2.4(d) of the Company Disclosure Letter, but required to be so described) have been obtained.

(d) No Material Adverse Effect. From and after the date hereof, there shall not have occurred any event or occurrence and no circumstance shall exist which, alone or together with any one or more other events, occurrences or circumstances has had, is having or could reasonably be expected to result in a Company Material Adverse Effect.

(e) Legal Action. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Parent to own the shares of capital stock of the Company and to control the Company and its Subsidiaries, or (D) affect adversely the right of each of the Company or its Subsidiaries to own its material assets and to operate its business in materially the same manner as such business is operated as of the date of this Agreement (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

(f) Dissenters’ Rights. Dissenters’ rights shall not have been exercised by more than five percent (5%) of the outstanding voting shares of the Company.

(g) Sarbanes-Oxley Certifications. Neither the principal executive officer nor the principal financial officer of the Company shall have failed to provide the necessary certifications in the form required under Section 302 and Section 906 of the Sarbanes-Oxley Act on any Company SEC Reports filed with the SEC since the date of this Agreement.

(h) Each of the Employment Agreements and IP Agreements shall be in full force and effect and none of Ming-Sun Liu, Varoujan Amirkhanian or Peter Sheu shall have repudiated, breached or anticipatorily breached any of the Employment Agreements or IP Agreements.

(i) Each of the certifications made in the Founder Certificates shall have been true and correct in all material respects as of the date hereof and each such certification shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made on and as of the Closing.

6.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions, any and all of which may be waived in writing by the Company, in whole or in part, to the extent permitted by the Law:

(a) Representations and Warranties. The representations and warranties of Parent contained Section 3 shall be true and correct in all material respects as of when made and on and as of the Closing, except for those (x) representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects and (y) representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct on and as of such particular date, with the same force and effect as if made on and as of the Closing, and the Company shall have received a certificate to such effect signed by the Chief Financial Officer of Parent.

(b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing, and the Company shall have received a certificate to such effect signed by the Chief Executive Office and Chief Financial Officer of Parent.

7. TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be terminated and the Merger and other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

(a) by mutual written consent of the Parties duly authorized by each of the Boards of Directors of Parent and the Company;

(b) by either Parent or the Company if the Merger shall not have been consummated on or before six (6) months from the date hereof; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to a Party whose failure to fulfill any material obligation under this Agreement has been a principal cause of, or resulted in, the failure of the Merger to have been consummated on or before such date;

(c) by either Parent or the Company, if a Governmental Authority shall have issued an order or taken any other action, in each case, which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the Merger;

(d) by either Parent or the Company, if, at the Special Meeting (including any adjournment or postponement thereof), the Requisite Stockholder Vote shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company if the Company has materially breached any of its obligations under Section 4.2 hereof;

(e) by Parent if (i) the Company’s Board of Directors shall have withdrawn or adversely modified the Board Recommendation, (ii) the Company’s Board of Directors has failed to reaffirm the Board Recommendation within seven (7) days after Parent has requested in writing that it do so, (iii) the Company’s Board of Directors shall have (A) recommended to the Company’s stockholders that they approve or accept a Takeover Proposal or (B) determined to accept a proposal or offer for a Superior Takeover Proposal, (iv) the Company shall have materially breached any of its obligations under Section 4.2 or Section 5.2 hereof, or (v) any Third Party shall have commenced a tender or exchange offer or other transaction constituting or potentially constituting a Takeover Proposal and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer;

(f) by Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (i) at any time any of the representations and warranties of the Company herein are or become untrue or inaccurate such that Section 6.2(a) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 7.1(f)) or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 6.2(b) will not be satisfied (treating such time as if it were the Closing for purposes of this Section 7.1(f)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within fifteen (15) days after notice thereof to the Company, provided such cure period shall not extend beyond the period set forth in Section 7.1(b);

(g) by the Company, if it is not in material breach of its obligations under this Agreement, and if (i) at any time the representations and warranties of Parent or Merger Sub herein become untrue or inaccurate such that Section 6.3(a) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 7.1(g)), or (ii) there has been a breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that Section 6.3(b) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 7.1(g)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within fifteen (15) days after notice thereof to Parent, provided such cure period shall not extend beyond the period set forth in Section 7.1(b); or

(h) by the Company in order to enter into an Acquisition Agreement for a Superior Takeover Proposal; provided, however, that this Agreement may not be so terminated unless (i) the Company’s Board of Directors shall have complied with the procedures set forth in Sections 4.2 (c) and (d) and (ii) all of the payments required by Section 7.3 have been made in full to Parent.

7.2 Effect of Termination. Except as provided in this Section 7.2, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (other than this Section 7.2 and Sections 5.3(b), 5.9, 7.2, 7.3 and 8, each of which shall survive such termination) will forthwith become void, and there will be no liability on the part of Parent, Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any Party will cease, except that nothing herein will relieve any Party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

7.3 Fees and Expenses.

(a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys’ fees, incurred in relation to the printing, mailing and filing of the Proxy Statement (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and all filing fees payable in connection with filings made under the HSR Act and other Law.

(b) In the event that Parent terminates this Agreement pursuant to Section 7.1(d), Section 7.1(e) or Section 7.1(f) or Company terminates this Agreement pursuant to 7.1(d) or Section 7.1(h), then the Company shall pay to Parent, simultaneously with such termination of this Agreement, a fee in cash equal to Two Hundred Fifty Thousand Dollars ($250,000) (the “Termination Fee”) payable by wire transfer of immediately available funds to an account specified by Parent within two (2) Business Days of such termination’ provided, however, that in if such termination is pursuant to Section 7.1(d) or 7.1(f), then the Termination Fee shall be payable in three equal monthly installments, commencing one month after the effective date of such termination together with interest accruing on the unpaid portion thereof at a rate per annum equal to the sum of the Prime Rate as most recently published in the Eastern Edition of The Wall Street Journal prior to the date of such termination plus two percent (2%).

(c) Nothing in this Section 7.3 shall be deemed to be exclusive of any other rights or remedies either Party may have hereunder or at law or in equity for any breach of this Agreement.

7.4 Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would require the approval of the Company’s stockholders under the NRS unless such approval is obtained. This Agreement may not be amended except by an instrument in writing signed by all of the Parties.

7.5 Waiver. At any time prior to the Closing, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may extend the time for the performance of any of the other’s obligations or other acts required to be performed by the other hereunder, waive any inaccuracies in the other’s representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the other’s agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument signed by the Party to be bound thereby.

8. GENERAL PROVISIONS

8.1 Survival of Representations and Warranties.

(a) Except as set forth in Section 8.1(b) below, the representations, warranties and agreements of each Party shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other Party, any Person controlling any such Party or any of their officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

(b) The representations and warranties in this Agreement shall terminate at the Closing; provided, however, this Section 8.1(b) shall in no way limit any covenant or agreement of the Parties which by its terms contemplates performance after the Closing.

8.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such telecopy, in each case addressed as follows:

(a) If to Parent or Merger Sub:

QIAGEN North American Holdings, Inc.

19300 Germantown Road

Germantown, MD 20874

Fax: (240) 686-7303

Attention: Chief Financial Officer

With a copies to:

Dr. Philipp von Hugo

QIAGEN GmbH

QIAGEN Strasse 1

40724 Hilden

Germany

Fax: 011 49 2103 29 21844

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Fax: (617) 542-2241

E-Mail: dhfollansbee@mintz.com

Attention: Daniel H. Follansbee, Esq.

(b) If to the Company:

EGENE, INC.

17841 Fitch

Irving, CA 92614

Fax: (949) 250-8833

E-Mail: mliu@egeneinc.com

Attention: Dr. Ming S. Liu

With a copy to:

Leonard W. Burningham, Esq.

455 East 500 South Street; Suite 205

Salt Lake City, Utah 84111

Fax: (801) 355-7126

E-Mail: lwb@burninglaw.com

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted by registered or certified mail, postage prepaid, return receipt requested.

8.3 Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Section reference is expressly indicated, the entire Agreement rather than any specific Section or Section. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to a contract or agreement mean such contract or agreement as amended or otherwise modified from time to time. References in this Agreement to a law include any rules, regulations and delegated legislation issued thereunder.

8.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8.5 Entire Agreement. This Agreement (including all exhibits and schedules hereto), the Voting Agreements, and other documents and instruments delivered in connection herewith constitute the entire agreement and supersede all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the Parties with respect to the subject matter hereof.

8.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by operation of law or otherwise, except that Merger Sub may assign all or any of its rights hereunder to another wholly owned Subsidiary of Parent, provided that no such assignment shall relieve Parent or Merger Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

8.7 Parties in Interest. Except as provided in Section 1.7 (with respect to which holders of Company Common Stock shall be third party beneficiaries), Section 5.10(a) (with respect to which the Persons currently insured under the policies described in Section 5.10(a) shall be third party beneficiaries), Section 5.10(b) through (e) (with respect to which the Indemnified Parties shall be third party beneficiaries) and Section 5.6 (with respect to which the Continuing Employees shall be third party beneficiaries), this Agreement is not intended, and shall not be deemed, to confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

8.9 Governing Law; Enforcement. This Agreement and the rights and duties of the Parties hereunder shall be governed by, and construed in accordance with, the law of the State of Delaware. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties: (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), in the event of any dispute relating to or arising out of this Agreement or any transaction contemplated hereby; (b) agrees not to commence any action, suit or proceeding related to or arising out of this Agreement or any transaction contemplated hereby except in such courts; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby; and (e) consents to service of process by delivery pursuant to Section 8.2 hereof.

8.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

QIAGEN NORTH AMERICAN HOLDINGS, INC.

By:	/s/ PEER M. SCHATZ
Name:	Peer M. Schatz
Title:	Chief Executive Officer

ELECTRA MERGER SUB, INC.

By:	/s/ PEER M. SCHATZ
Name:	Peer M. Schatz
Title:	Chief Executive Officer

EGENE, INC.

By:	/s/ MING S. LIU
Name:	Dr. Ming S. Liu
Title:	President

EXHIBIT A

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)

(excluding 92A.200(4b))

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2” x 11” blank sheet containing the required information for each additional entity.

ELECTRA MERGER SUB, INC.

      Name of merging entity

NEVADA	CORPORATION
Jurisdiction	Entity type*

      Name of merging entity

Jurisdiction	Entity type*

      Name of merging entity

Jurisdiction	Entity type*

      Name of merging entity

Jurisdiction	Entity type*

    and,

EGENE, INC.

      Name of surviving entity

NEVADA	CORPORATION
Jurisdiction	Entity type*

*	Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger Page 1 2007
Revised on: 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3)	(Choose one)

☒	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)	Owner’s approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity):

(a)	Owner’s approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

   and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger Page 2 2007
Revised on: 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of*:

ELECTRA MERGER SUB, INC.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

   and, or;

EGENE, INC.
Name of surviving entity, if applicable

*	Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger Page 3 2007
Revised on: 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

   and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger Page 4 2007
Revised on: 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

The Articles of Incorporation of the surviving corporation will be amended and restated in their entirety as set forth in Exhibit A hereto. See attached amended and restated articles of incorporation of eGene, Inc.

6)	Location of Plan of Merger (check a or b):

☐    (a)    The entire plan of merger is attached;

or,

☒ (b)	The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**:

*	Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.
**	A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger Page 5 2007
Revised on: 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8)	Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box ☐ and attach an 8%” x 1 1 “ blank sheet containing the required information for each additional entity.):

ELECTRA MERGER SUB, INC.
Name of merging entity

X	PRESIDENT
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

EGENE, INC.
Name of surviving entity

X	PRESIDENT
Signature	Title	Date

*	The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger Page 6 2007
Revised on: 01/01/07

EXHIBIT A

TO ARTICLES OF MERGER

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

EGENE, INC.

Pursuant to the provisions of Nevada Revised Statutes (“NRS”) Sections 78.390 and 78.403, the undersigned officer of eGene, Inc., a Nevada corporation (the “Corporation”), does hereby certify as follows:

FIRST: that the board of directors of the Corporation duly adopted resolutions proposing to amend and restate the Articles of Incorporation of the Corporation as set forth below, as part of the Articles of Merger filed this same date between Electra Merger Sub, Inc. and the Corporation (by which the Corporation is the surviving entity), declaring said amendment and restatement to be advisable.

SECOND: that the amendment and restatement of the Articles of Incorporation as set forth below has been approved by at least a majority of the voting power of the outstanding shares of common stock of the Corporation, which is sufficient for approval thereof.

THIRD: that the undersigned officer has been authorized and directed by the board of directors to execute and file this certificate setting forth the text of the Articles of Incorporation of the Corporation as amended and restated in its entirety to this date as follows:

ARTICLE I

NAME

The name of the corporation is eGene, Inc. (the “Corporation”).

ARTICLE II

RESIDENT AGENT

The resident agent of the Corporation is currently CSC Services of Nevada, Inc., 502 East John Street, Carson City, NV 89706.

ARTICLE III

CAPITAL STOCK

The number of shares which the Corporation shall have authority to issue is 3,000 shares of common stock, par value $0.01 per share.

ARTICLE IV

DIRECTORS

The members of the governing board of the Corporation are styled as directors. The name of the current member of the board of directors of the Corporation and his address is:

Peer M. Schatz

19300 Germantown Road

Germantown, MD 20874

ARTICLE V

PURPOSE

The purpose of the Corporation shall be to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada.

IN WITNESS WHEREOF, I have executed these Amended and Restated Articles of Incorporation of eGene, Inc. as of the      day of April, 2007.

Name:
Title:

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate to Accompany Restated Articles (PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of

Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1.	Name of Nevada entity as last recorded in this office:

eGene, Inc.

2.	The articles are being ☐ Restated or ☒ Amended and Restated (check only one). Please entitle your attached articles “Restated” or “Amended and Restated,” accordingly.

3.	Indicate what changes have been made by checking the appropriate box.*

☐       No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on                              The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☒ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☒ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☒ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows (provide article numbers, if available):

*	This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees	Nevada Secretary of State AM Restated 2007 Revised on: 01/01/07

ANNEX B

VOTING AGREEMENT (MANAGEMENT)

This VOTING AGREEMENT, dated as of April 12, 2007 (this “Agreement”), is by and between QIAGEN North American Holdings, Inc., a California corporation (“Parent”), and                      (“Stockholder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, concurrently herewith, Parent, Electra Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and eGene, Inc., a Nevada corporation (the “Company”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company (the “Merger”), and each issued and outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”), will be converted into the right to receive consideration pursuant to Section 1.7(a) of the Merger Agreement;

WHEREAS, Stockholder beneficially owns                  shares of Company Common Stock (the “Owned Shares” and, together with any Shares of Company Common Stock of which Stockholder acquires beneficial ownership after the date hereof and prior to the termination hereof, whether upon exercise of options, warrants, conversion of other convertible securities or otherwise, are collectively referred to herein as the “Covered Shares”);

WHEREAS, in order to induce Parent to enter into the Merger Agreement and proceed with the Merger, Parent and Stockholder are entering into this Agreement; and

WHEREAS, Stockholder acknowledges that Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of Stockholder set forth in this Agreement and would not enter into the Merger Agreement if Stockholder did not enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and Stockholder hereby agree as follows:

1. Agreement to Vote.

(a) Prior to any termination of this Agreement, Stockholder hereby agrees that it shall, and shall cause any other holder of record of any Covered Shares to, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, (i) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, (ii) vote (or caused to be voted) in person or by proxy all Covered Shares in favor of the Merger and any other matters necessary for consummation of the transactions contemplated by the Merger Agreement and (iii) vote (or cause to be voted) all Covered Shares against (A) any proposal for any recapitalization, reorganization, liquidation, merger, sale of assets or other business combination between the Company and any other person (other than the Merger) and (B) any other action that could reasonably be expected to, impede, interfere with, delay, postpone or adversely affect the Merger or any of the of the transactions contemplated by the Merger Agreement or by this Agreement or result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement.

(b) STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE PRESIDENT OF PARENT AND THE TREASURER OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, AND EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE, AS DEFINED

BELOW) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN CLAUSE (a) OF THIS SECTION 1. STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE, AS DEFINED BELOW) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY STOCKHOLDER WITH RESPECT TO THE COVERED SHARES.

(c) Except as set forth in clause (a) of this Section 1, Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall give Parent or any of its officers or designees the right to vote any Covered Shares in connection with the election of directors.

2. No Inconsistent Agreements. Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Owned Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Covered Shares, in either case, which is inconsistent with its obligations pursuant to this Agreement.

3. Purchase Option. Stockholder hereby grants to Parent an option (the “Purchase Option”) to purchase all or a portion of its Covered Shares at a purchase price of $1.36 per share (the “Option Price”), which Purchase Option shall be exercisable commencing on the Termination Date (as defined below) and ending 30 days thereafter. Parent may exercise such Purchase Option, in whole or in part, at any time during such 30-day period by delivering to the Stockholder a notice of exercise together with a certified or bond cashier’s check for the amount of the Option Price multiplied by the number of Covered Shares that Parent has so indicated in its notice of exercise.

4. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, and (c) written notice of termination of this Agreement by Parent to Stockholder, such earliest date being referred to herein as the “Termination Date”; provided, however, that no such termination shall have any effect on the Purchase Option which shall survive such termination in accordance with its terms.

5. Representations and Warranties.

(a) Representations and Warranties of Parent. Parent hereby represents and warrants to Stockholder as follows:

(i) Valid Existence. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to carry on its business as it is now being conducted.

(ii) Authority Relative to This Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Parent and, assuming due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

(iii) No Conflicts. Except for the applicable requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby.

(b) Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as follows:

(i) Ownership of Securities. As of the date of this Agreement, (A) Stockholder beneficially owns the Owned Shares, (B) Stockholder is the sole record holder of                  Shares of Company Common Stock (all of which Shares are included in the Owned Shares), free and clear of Liens (other than Liens created by this Agreement or in connection with the arrangements set forth on Schedule I attached to this Agreement), (C) Stockholder has sole voting power and sole power of disposition with respect to all Owned Shares, with no restrictions (other than those created by this Agreement or in connection with the arrangements set forth on Schedule I attached to this Agreement), subject to applicable federal securities laws on their rights of disposition pertaining thereto, and (D) Stockholder beneficially owns                  shares of Company Common Stock issuable upon the exercise of currently exercisable stock options (collectively, the “Stock Options”). Stockholder has not appointed or granted any proxy which is still in effect with respect to the Owned Shares. As used in this Agreement, the terms “beneficial owner”, “beneficial ownership”, “beneficially owns” or “owns beneficially”, with respect to any securities, refer to the beneficial ownership of such securities as determined under Rule 13d-3(a) of the Exchange Act.

(ii) Existence, Power; Binding Agreement. If Stockholder is an entity, Stockholder is duly organized, formed or created, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all necessary corporate or other entity action on behalf of Stockholder has been taken to authorize this Agreement to be entered into on behalf of and to be performed by Stockholder. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. If Stockholder is married, and any of the Covered Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable in accordance with its terms.

(iii) No Conflicts. Except for the applicable requirements of the Exchange Act, (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of Stockholder for the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (1) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Stockholder pursuant to, any contract to which Stockholder is a party or by which Stockholder or any property or asset of Stockholder is bound or affected or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Stockholder to perform its obligations hereunder.

(iv) Accredited Investor. Stockholder is an “accredited investor” (as defined under the Securities Act) and a sophisticated investor, is capable of evaluating the merits and risks of its investments and has the capacity to protect its own interests.

6. Certain Covenants. Stockholder hereby covenants and agrees as follows:

(a) No Solicitation. Prior to any termination of this Agreement, Stockholder agrees that neither it nor any of its Representatives shall, directly or indirectly, solicit (including by way of furnishing information)

any inquiries or the making of any proposal by any Person or entity (other than Parent or any affiliate of Parent) which constitutes, or could reasonably be expected to lead to, a Competing Proposal. In addition, neither the Stockholder nor any of its respective affiliates shall, directly or indirectly, make any proposal which constitutes, or could reasonably be expected to lead to, a Competing Proposal. If Stockholder receives a bona fide inquiry or proposal with respect to the sale of shares of Company Common Stock, then Stockholder shall promptly inform the Company and Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the Third Party making it. Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing.

(b) Restriction on Transfer, Proxies and Non-Interference. Except in connection with the arrangements set forth on Schedule I attached to this Agreement, Stockholder hereby agrees, while this Agreement or the Purchase Option is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Owned Shares or Stock Options, (ii) grant any proxies or powers of attorney, deposit any Owned Shares into a voting trust or enter into a voting agreement with respect to any Owned Shares or (iii) knowingly take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

(c) Additional Shares. Stockholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new shares of which Stockholder acquires beneficial ownership after the date hereof (including upon the exercise of Stock Options).

7. Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder and beneficial owner of Covered Shares, (b) nothing herein shall be construed to limit or affect any action or inaction by Stockholder acting in such person’s capacity as a director or officer of the Company and in compliance with Section 4.2 of the Merger Agreement, (c) Stockholder may provide information and engage in discussions with a Third Party, as and to the extent that the Company is permitted to do so, if, after the Company shall have received a Competing Proposal from such Third Party, the Company’s Board of Directors has complied with the provisions of Section 4.2 of the Merger Agreement, and (d) Stockholder shall have no liability to Parent or any of its affiliates under this Agreement or otherwise as a result of any action or inaction by Stockholder in such person’s capacity as a director or officer of the Company and in compliance with Section 4.2 of the Merger Agreement.

9. No Control. Nothing contained in this Agreement shall give Parent the right to control or direct the Company or the Company’s operations.

10. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

11. Non-survival of Representations and Warranties. The respective representations and warranties of Stockholder and Parent contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

12. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such telecopy, in each case addressed as follows:

if to Parent:

QIAGEN North American Holdings, Inc.

19300 Germantown Road

Germantown, MD 20874

Fax:

Attention: Chief Financial Officer

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Fax: (617) 542-2241

E-Mail: dhfollansbee@mintz.com

Attention: Daniel H. Follansbee, Esq.

if to Stockholder:

[INSERT]

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent, (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted by registered or certified mail, postage prepaid, return receipt requested.

13. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

14. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

15. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

16. Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each of the parties: (a) consents to submit itself to the exclusive personal jurisdiction of the state courts in and for Orange County in the State of California (or, if such court lacks jurisdiction, any appropriate state or federal court in the State of California), in the event of any dispute related to or arising out of this Agreement or any transaction contemplated hereby; (b) agrees not to commence any action, suit or proceeding related to or arising out of this Agreement or any transaction contemplated hereby except in such courts; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby; and (e) consents to service of process by delivery pursuant to Section 12 hereof.

17. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

18. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Parent and Stockholder have caused to be executed or executed this Agreement as of the date first written above.

QIAGEN NORTH AMERICAN HOLDINGS, INC.

Name:	Peer M. Schatz
Title:	Chief Executive Officer

STOCKHOLDER:

SCHEDULE I

ANNEX C

VOTING AGREEMENT (CERTAIN SHAREHOLDERS)

This VOTING AGREEMENT, dated as of April 12, 2007 (this “Agreement”), is by and between QIAGEN North American Holdings, Inc., a California corporation (“Parent”), and                          (“Stockholder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, concurrently herewith, Parent, Electra Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and eGene, Inc., a Nevada corporation (the “Company”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company (the “Merger”), and each issued and outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”), will be converted into the right to receive consideration pursuant to Section 1.7(a) of the Merger Agreement;

WHEREAS, Stockholder beneficially owns              shares of Company Common Stock (the “Owned Shares” and, together with any Shares of Company Common Stock of which Stockholder acquires beneficial ownership after the date hereof and prior to the termination hereof, whether upon exercise of options, warrants, conversion of other convertible securities or otherwise, are collectively referred to herein as the “Covered Shares”);

WHEREAS, in order to induce Parent to enter into the Merger Agreement and proceed with the Merger, Parent and Stockholder are entering into this Agreement; and

WHEREAS, Stockholder acknowledges that Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of Stockholder set forth in this Agreement and would not enter into the Merger Agreement if Stockholder did not enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and Stockholder hereby agree as follows:

1. Agreement to Vote.

(a) Prior to any termination of this Agreement, Stockholder hereby agrees that it shall, and shall cause any other holder of record of any Covered Shares to, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, (i) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, (ii) vote (or caused to be voted) in person or by proxy all Covered Shares in favor of the Merger and any other matters necessary for consummation of the transactions contemplated by the Merger Agreement and (iii) vote (or cause to be voted) all Covered Shares against (A) any proposal for any recapitalization, reorganization, liquidation, merger, sale of assets or other business combination between the Company and any other person (other than the Merger) and (B) any other action that could reasonably be expected to, impede, interfere with, delay, postpone or adversely affect the Merger or any of the of the transactions contemplated by the Merger Agreement or by this Agreement or result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement.

(b) STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE PRESIDENT OF PARENT AND THE TREASURER OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, AND EACH OF THEM INDIVIDUALLY,

THE STOCKHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE, AS DEFINED BELOW) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN CLAUSE (a) OF THIS SECTION 1. STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE, AS DEFINED BELOW) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY STOCKHOLDER WITH RESPECT TO THE COVERED SHARES.

(c) Except as set forth in clause (a) of this Section 1, Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall give Parent or any of its officers or designees the right to vote any Covered Shares in connection with the election of directors.

2. No Inconsistent Agreements. Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Owned Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Covered Shares, in either case, which is inconsistent with its obligations pursuant to this Agreement.

3. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, and (c) written notice of termination of this Agreement by Parent to Stockholder, such earliest date being referred to herein as the “Termination Date”.

4. Representations and Warranties.

(a) Representations and Warranties of Parent. Parent hereby represents and warrants to Stockholder as follows:

(i) Valid Existence. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to carry on its business as it is now being conducted.

(ii) Authority Relative to This Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Parent and, assuming due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

(iii) No Conflicts. Except for the applicable requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby.

(b) Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as follows:

(i) Ownership of Securities. As of the date of this Agreement, (A) Stockholder beneficially owns the Owned Shares, (B) Stockholder is the sole record holder of              Shares of Company Common Stock (all of which Shares are included in the Owned Shares), free and clear of Liens (other than Liens created by this Agreement or in connection with the arrangements set forth on Schedule I attached to this Agreement), (C) Stockholder has sole voting power and sole power of disposition with respect to all Owned Shares, with no restrictions (other than those created by this Agreement or in connection with the arrangements set forth on Schedule I attached to this Agreement), subject to applicable federal securities laws on their rights of disposition pertaining thereto, and (D) Stockholder beneficially owns              shares of Company Common Stock issuable upon the exercise of currently exercisable stock options (collectively, the “Stock Options”). Stockholder has not appointed or granted any proxy which is still in effect with respect to the Owned Shares. As used in this Agreement, the terms “beneficial owner”, “beneficial ownership”, “beneficially owns” or “owns beneficially”, with respect to any securities, refer to the beneficial ownership of such securities as determined under Rule 13d-3(a) of the Exchange Act.

(ii) Existence, Power; Binding Agreement. If Stockholder is an entity, Stockholder is duly organized, formed or created, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all necessary corporate or other entity action on behalf of Stockholder has been taken to authorize this Agreement to be entered into on behalf of and to be performed by Stockholder. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. If Stockholder is married, and any of the Covered Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable in accordance with its terms.

(iii) No Conflicts. Except for the applicable requirements of the Exchange Act, (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of Stockholder for the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (1) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Stockholder pursuant to, any contract to which Stockholder is a party or by which Stockholder or any property or asset of Stockholder is bound or affected or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Stockholder to perform its obligations hereunder.

(iv) Accredited Investor. Stockholder is an “accredited investor” (as defined under the Securities Act) and a sophisticated investor, is capable of evaluating the merits and risks of its investments and has the capacity to protect its own interests.

5. Certain Covenants. Stockholder hereby covenants and agrees as follows:

(a) No Solicitation. Prior to any termination of this Agreement, Stockholder agrees that neither it nor any of its Representatives shall, directly or indirectly, solicit (including by way of furnishing information) any inquiries or the making of any proposal by any Person or entity (other than Parent or any affiliate of Parent) which constitutes, or could reasonably be expected to lead to, a Competing Proposal. In addition, neither the Stockholder nor any of its respective affiliates shall, directly or indirectly, make any proposal which constitutes, or could reasonably be expected to lead to, a Competing Proposal. If Stockholder receives a bona fide inquiry or proposal with respect to the sale of shares of Company Common Stock, then Stockholder shall promptly inform the Company and Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the Third Party making it. Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing.

(b) Restriction on Transfer, Proxies and Non-Interference. Except in connection with the arrangements set forth on Schedule I attached to this Agreement, Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Owned Shares or Stock Options, (ii) grant any proxies or powers of attorney, deposit any Owned Shares into a voting trust or enter into a voting agreement with respect to any Owned Shares or (iii) knowingly take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

(c) Additional Shares. Stockholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new shares of which Stockholder acquires beneficial ownership after the date hereof (including upon the exercise of Stock Options).

6. Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

7. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder and beneficial owner of Covered Shares, (b) nothing herein shall be construed to limit or affect any action or inaction by Stockholder acting in such person’s capacity as a director or officer of the Company and in compliance with Section 4.2 of the Merger Agreement, (c) Stockholder may provide information and engage in discussions with a Third Party, as and to the extent that the Company is permitted to do so, if, after the Company shall have received a Competing Proposal from such Third Party, the Company’s Board of Directors has complied with the provisions of Section 4.2 of the Merger Agreement, and (d) Stockholder shall have no liability to Parent or any of its affiliates under this Agreement or otherwise as a result of any action or inaction by Stockholder in such person’s capacity as a director or officer of the Company and in compliance with Section 4.2 of the Merger Agreement.

8. No Control. Nothing contained in this Agreement shall give Parent the right to control or direct the Company or the Company’s operations.

9. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

10. Non-survival of Representations and Warranties. The respective representations and warranties of Stockholder and Parent contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

11. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such telecopy, in each case addressed as follows:

if to Parent:

QIAGEN North American Holdings, Inc.

19300 Germantown Road

Germantown, MD 20874

Fax:

Attention: Chief Financial Officer

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Fax: (617) 542-2241

E-Mail: dhfollansbee@mintz.com

Attention: Daniel H. Follansbee, Esq.

if to Stockholder:

[INSERT]

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent, (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted by registered or certified mail, postage prepaid, return receipt requested.

12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

13. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

14. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

15. Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each of the parties: (a) consents to submit itself to the exclusive personal jurisdiction of the state courts in and for Orange County in the State of California (or, if such court lacks jurisdiction, any appropriate state or federal court in the State of California), in the event of any dispute related to or arising out of this Agreement or any transaction contemplated hereby; (b) agrees not to commence any action, suit or proceeding related to or arising out of this Agreement or any transaction contemplated hereby except in such courts; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby; and (e) consents to service of process by delivery pursuant to Section 11 hereof.

16. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

17. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Parent and Stockholder have caused to be executed or executed this Agreement as of the date first written above.

QIAGEN NORTH AMERICAN HOLDINGS, INC.

Name: Title:

STOCKHOLDER:

SCHEDULE I

ANNEX D

EXCERPTS OF THE NEVADA REVISED STATUTES

REGARDING DISSENTERS’ RIGHTS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(Added to NRS by 1995, 2087)

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

(Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(d) Any corporate action not described in paragraph (a), (b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

(Added to NRS by 1995, 2088)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

(Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights must not consent to or approve the proposed corporate action.

3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204)

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1. A stockholder to whom a dissenter’s notice is sent must:

(a) Demand payment;

(b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

(Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation’s registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this State, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.

(Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

(Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the State, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Article 27 of QIAGEN’s articles of association provide that it shall indemnify every person who is or was a Managing Director or Supervisory Director against all expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement with respect to any threatened pending or completed action, suit or proceeding as well as against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of an action or proceeding, if such person acted in good faith and in a manner he reasonably could believe to be in or not opposed to QIAGEN’s best interests. An exception is made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to QIAGEN.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are included as exhibits to this registration statement.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of April 12, 2007, among QIAGEN North American Holdings, Inc., Electra Merger Sub, Inc. and eGene, Inc., as amended. Attached as Annex A to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.

3.1	Articles of Incorporation of Electra Merger Sub, Inc.

3.2	Bylaws of Electra Merger Sub, Inc.

5.1	Opinion of De Brauw Blackstone Westbroek N.V., regarding the legality of the securities issued.

10.1	Form of Voting Agreement, dated as of April 12, 2007, between QIAGEN and each of eGene’s directors and executive officers, specifically Ming-Sun Liu (for himself and each of Justin Liu, Emily Liu and Jennifer Liu), Shing-Ching Lu, Varoujan Amirkhanian, and Peter Sheu. Attached as Annex B to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.

10.2	Form of Voting Agreement, dated as of April 12, 2007, between QIAGEN and certain eGene shareholders, specifically Mark Bright Investments Ltd. and Li-Jen Hua. Attached as Annex C to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.

10.3*	Employment Agreement between eGene, Inc. and Ming-Sun Liu, dated as of April 12, 2007. Filed as an exhibit to the Current Report on Form 8-K on April 18, 2007 and incorporated herein by reference.

10.4*	Non-Competition, Confidentiality and Intellectual Property Agreement between eGene, Inc. and Ming-Sun Liu, dated as of April 12, 2007. Filed as an exhibit to the Current Report on Form 8-K on April 18, 2007 and incorporated herein by reference.

10.5*	Employment Agreement between eGene, Inc. and Varoujan Amirkhanian, dated as of April 12, 2007. Filed as an exhibit to the Current Report on Form 8-K on April 18, 2007 and incorporated herein by reference.

10.6*	Non-Competition, Confidentiality and Intellectual Property Agreement between eGene, Inc. and Varoujan Amirkhanian, dated as of April 12, 2007. Filed as an exhibit to the Current Report on Form 8-K on April 18, 2007 and incorporated herein by reference.

Exhibit Number	Description
10.7*	Employment Agreement between eGene, Inc. and Peter Sheu, dated as of April 12, 2007. Filed as an exhibit to the Current Report on Form 8-K on April 18, 2007 and incorporated herein by reference.

10.8*	Non-Solicitation, Confidentiality and Intellectual Property Agreement between eGene, Inc. and Peter Sheu, dated as of April 12, 2007. Filed as an exhibit to the Current Report on Form 8-K on April 18, 2007 and incorporated herein by reference.

10.9*	Option Termination Agreement between eGene, Inc. and each individual holding options to acquire eGene common stock. Filed as an Exhibit to the Current Report on Form 8-K on April 18, 2007 and incorporated herein by reference.

21.1	Subsidiaries of the registrant.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Mantyla McReynolds LLC.

23.3	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1).

24.1	Power of attorney (included on the signature page to this registration statement).

99.1	Form of eGene Proxy Card.

*	Denotes a management contract or compensatory plan or arrangement.

(b) Financial Statement Schedules

Not applicable.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

1. to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(f) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Venlo, The Netherlands on May 11, 2007.

QIAGEN N.V.

By	/S/ PEER M. SCHATZ
Peer M. Schatz
Managing Director and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Peer M. Schatz, Dr. Joachim Schorr, Mr. Bernd Uder and Mr. Roland Sackers, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form F-4 of QIAGEN N.V., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ PEER M. SCHATZ Peer M. Schatz	Managing Director, Chief Executive Officer (principal executive officer)	May 11, 2007

/S/ JOACHIM SCHORR Dr. Joachim Schorr	Managing Director	May 11, 2007

/S/ BERND UDER Bernd Uder	Managing Director	May 11, 2007

/S/ ROLAND SACKERS Roland Sackers	Managing Director, Chief Financial Officer (principal financial and accounting officer)	May 11, 2007

/S/ DETLEV H. RIESNER Prof. Dr. Detlev H. Riesner	Chairman of the Board, Supervisory Director	May 11, 2007

/S/ METIN COLPAN Dr. Metin Colpan	Supervisory Director	May 11, 2007

Signatures	Title	Date

/S/ FRANZ A. WIRTZ Dr. Franz A. Wirtz	Supervisory Director	May 11, 2007

/S/ ERIK HORNNAESS Erik Hornnaess	Supervisory Director	May 11, 2007

/S/ MANFRED KAROBATH Prof. Dr. Manfred Karobath	Supervisory Director	May 11, 2007

/S/ HEINRICH HORNEF Dr. Heinrich Hornef	Vice Chairman of the Board, Supervisory Director	May 11, 2007

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of April 12, 2007, among QIAGEN North American Holdings, Inc., Electra Merger Sub, Inc. and eGene, Inc., as amended. Attached as Annex A to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.

3.1	Articles of Incorporation of Electra Merger Sub, Inc.

3.2	Bylaws of Electra Merger Sub, Inc.

5.1	Opinion of De Brauw Blackstone Westbroek N.V., regarding the legality of the securities issued.

10.1	Form of Voting Agreement, dated as of April 12, 2007, between QIAGEN and each of eGene’s directors and executive officers, specifically Ming-Sun Liu (for himself and each of Justin Liu, Emily Liu and Jennifer Liu), Shing-Ching Lu, Varoujan Amirkhanian, and Peter Sheu. Attached as Annex B to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.

10.2	Form of Voting Agreement, dated as of April 12, 2007, between QIAGEN and certain eGene shareholders, specifically Mark Bright Investments Ltd. and Li-Jen Hua. Attached as Annex C to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.

10.3*	Employment Agreement between eGene, Inc. and Ming-Sun Liu, dated as of April 12, 2007. Filed as an exhibit to the Current Report on Form 8-K on April 18, 2007 and incorporated herein by reference.

10.4*	Non-Competition, Confidentiality and Intellectual Property Agreement between eGene, Inc. and Ming-Sun Liu, dated as of April 12, 2007. Filed as an exhibit to the Current Report on Form 8-K on April 18, 2007 and incorporated herein by reference.

10.5*	Employment Agreement between eGene, Inc. and Varoujan Amirkhanian, dated as of April 12, 2007. Filed as an exhibit to the Current Report on Form 8-K on April 18, 2007 and incorporated herein by reference.

10.6*	Non-Competition, Confidentiality and Intellectual Property Agreement between eGene, Inc. and Varoujan Amirkhanian, dated as of April 12, 2007. Filed as an exhibit to the Current Report on Form 8-K on April 18, 2007 and incorporated herein by reference.

10.7*	Employment Agreement between eGene, Inc. and Peter Sheu, dated as of April 12, 2007. Filed as an exhibit to the Current Report on Form 8-K on April 18, 2007 and incorporated herein by reference.

10.8*	Non-Solicitation, Confidentiality and Intellectual Property Agreement between eGene, Inc. and Peter Sheu, dated as of April 12, 2007. Filed as an exhibit to the Current Report on Form 8-K on April 18, 2007 and incorporated herein by reference.

10.9*	Option Termination Agreement between eGene, Inc. and each holder of options to acquire shares of eGene common stock. Filed as an exhibit to the Current Report on Form 8-K on April 18, 2007 and incorporated herein by reference.

21.1	Subsidiaries of the registrant.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Mantyla McReynolds LLC.

23.3	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1).

24.1	Power of attorney (included on the signature page to this registration statement).

99.1	Form of eGene Proxy Card.

*	Denotes a management contract or compensatory plan or arrangement.